As filed with the Securities and Exchange
Commission on April 6, 2001.                                 File No.  333-51342

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               AMENDMENT NO. 1
                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      -----------------------------------
                             CHINA BROADBAND CORP.
             (Exact name of registrant as specified in its charter)

            NEVADA                          4899                   72-13812
   (STATE OR JURISDICTION OF         (PRIMARY STANDARD         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   INDUSTRIAL CLASSIFICATION   IDENTIFICATION NO.)
                                        CODE NUMBER)


           2080, 440-2 Avenue SW                     Michael J. Morrison
      Calgary, Alberta, Canada T2P 5E9              1495 Ridgeview Drive
               (403) 234-8885                        Reno, Nevada 89509
                                                       (775) 827-6300
(Address, including zip code, and            (Name, address, including zip code,
telephone number, including area code,       and telephone number,including area
of registrant's principal executive               code, of agent for service)
                offices)
                                ----------------
                                   COPIES TO:

           Bernard G. Poznanski                    Randal R. Jones
     Koffman Kalef, Business Lawyers               Kenneth G. Sam
   19th Floor, 885 West Georgia Street          Dorsey & Whitney LLP
        British Columbia V6C 3H4            1420 Fifth Avenue, Suite 3400
             (604) 891-3688                   Seattle, Washington 98101
                                                   (206) 903-8800

                                ----------------
         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act, check the following box.                                   [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                              [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                           [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                           [ ]
         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box.                                       [ ]
                                 --------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

                             PRELIMINARY PROSPECTUS

                              SUBJECT TO COMPLETION
                                  APRIL 6, 2001

                                    6,900,657

                                     [LOGO]

                              CHINA BROADBAND CORP.

                                  COMMON STOCK


         This is a public offering of 6,900,657 shares of the common stock of China Broadband Corp.

         All of the shares being offered, when sold, will be sold by selling shareholders as listed in this prospectus on pages 12 through 14. The selling shareholders are offering:

                  - 6,699,867 shares of common stock

                  - 200,790 shares of common stock issuable upon exercise of the warrants

         We will not receive any of the proceeds from the sale of the shares.

         Our common stock is currently quoted on the National Association of Securities Dealers (NASD) Over-the-Counter Bulletin Board under the symbol "CBBD." The last price of our common stock on the NASD Over-the-Counter Bulletin Board on March 30, 2001 was $3.25 per share.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Investing in the shares involves risks. See "Risk Factors" beginning on page 5.

         The date of this prospectus is April 6, 2001.


                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................1
CHINA BROADBAND...................................................................................................1
THE OFFERING......................................................................................................3
RISK FACTORS......................................................................................................5
    _RISKS RELATING TO OUR MARKETS................................................................................8
    _RISKS RELATING TO CHANGING INTERNET TECHNOLOGIES............................................................10
    _OTHER RISKS.................................................................................................10
USE OF PROCEEDS..................................................................................................11
DIVIDEND POLICY..................................................................................................12
CAPITALIZATION...................................................................................................12
DILUTION.........................................................................................................12
SELLING SHAREHOLDERS.............................................................................................12
SELECTED FINANCIAL DATA..........................................................................................15
SUMMARY FINANCIAL DATA...........................................................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATION............................16
    _PERIOD FROM INCEPTION (FEBRUARY 1, 2000) THROUGH DECEMBER 30, 2000..........................................17
    _LIQUIDITY AND CAPITAL RESOURCES.............................................................................19
    _PLAN OF OPERATION...........................................................................................20
    _STOCK OPTION AND WARRANT GRANTS.............................................................................21
CHANGES IN AUDITORS..............................................................................................22
    _OUR APPOINTMENT OF ARTHUR ANDERSON LLP AS AUDITOR...........................................................22
    _OUR APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITOR.........................................................23
    _RECENT ACCOUNTING PRONOUNCEMENTS............................................................................24
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK........................................................24
    _INTEREST RATE SENSITIVITY...................................................................................24
    _FOREIGN EXCHANGE RATE RISK..................................................................................24
BUSINESS.........................................................................................................25
    _OVERVIEW OF CORPORATE STRUCTURE.............................................................................25
    _OVERVIEW OF BUSINESS........................................................................................26
    _GROWTH OF INTERNET USAGE IN CHINA...........................................................................27
    _OUR CABLE TELEVISION INTERNET SERVICE STRATEGY..............................................................28
    _SHEKOU JOINT VENTURE........................................................................................28
    _TERMS OF THE COOPERATIVE JOINT VENTURE CONTRACT.............................................................28
    _CHENGDU JOINT VENTURE.......................................................................................29
    _TERMS OF THE COOPERATIVE JOINT VENTURE CONTRACT.............................................................29
    _DEYANG JOINT VENTURE........................................................................................30
    _TERMS OF THE COOPERATIVE JOINT VENTURE CONTRACT.............................................................30
    _MODEL JOINT VENTURE TERMS...................................................................................31
    _CHINESE REGULATION OF THE COMMUNICATIONS INDUSTRY...........................................................32
    _CHINESE GOVERNMENTAL APPROVALS..............................................................................36
    _SHEKOU JOINT VENTURE........................................................................................36
    _CHENGDU JOINT VENTURE.......................................................................................37
    _PROPOSED JOINT VENTURES.....................................................................................37
    _TRANSACTIONS WITH SOFTNET...................................................................................38
    _SALES AND MARKETING.........................................................................................39
    _RESEARCH AND DEVELOPMENT....................................................................................39
    _COMPETITION.................................................................................................40
    _INTELLECTUAL PROPERTY.......................................................................................41
    _EMPLOYEES...................................................................................................41
    _FACILITIES..................................................................................................41
    _LEGAL PROCEEDINGS...........................................................................................42


                                       i


EXECUTIVE OFFICERS AND DIRECTORS.................................................................................42
BOARD COMMITTEES.................................................................................................44
DIRECTOR COMPENSATION............................................................................................45
EXECUTIVE COMPENSATION...........................................................................................45
    _EMPLOYMENT AND CONSULTING CONTACTS..........................................................................48
    _OPTION GRANTS...............................................................................................45
    _OPTION EXERCISES............................................................................................46
    _STOCK OPTION PLAN...........................................................................................47
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS................................................................48
RELATED PARTY TRANSACTIONS.......................................................................................50
PRINCIPAL SHAREHOLDERS...........................................................................................50
TAXATION.........................................................................................................52
    _UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS..............................................53
    _DISTRIBUTIONS...............................................................................................53
    _CAPITAL GAINS AND LOSSES....................................................................................53
    _CHINESE TAXATION............................................................................................53
    _DESCRIPTION OF CAPITAL STOCK................................................................................54
    _COMMON STOCK................................................................................................54
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATERIALS..............................55
ANTI-TAKEOVER EFFECTS OF CHARTER AND BYLAWS PROVISIONS AND THE NEVADA............................................55
    _BUSINESS CORPORATION ACT....................................................................................55
    _TRANSFER AGENT AND REGISTRAR................................................................................56
    _SHARES ELIGIBLE FOR FUTURE SALE.............................................................................56
PLAN OF DISTRIBUTION.............................................................................................57
LEGAL MATTERS....................................................................................................58
EXPERTS..........................................................................................................58
WHERE YOU CAN FIND MORE INFORMATION..............................................................................59
    _FINANCIAL STATEMENT SCHEDULES...............................................................................66
    _SIGNATURES..................................................................................................67
    _POWERS OF ATTORNEY..........................................................................................67


PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus.

CHINA BROADBAND

         We, China Broadband Corp., are a development stage company, which means we are in the process of developing our business. We have incurred losses since our inception, and as of December 31, 2000, we had an accumulated deficit of $3,597,180. We anticipate that we will continue to incur losses in the foreseeable future. Our auditors have expressed considerable doubt that we will be able to continue as an on going business.

         We, through our wholly-owned subsidiary, Big Sky Network Canada Ltd., a British Virgin Islands corporation, are in the process of entering into cooperative joint venture relationships with government approved Chinese partners. These joint ventures plan to install hardware and equipment to permit reliable high capacity, high speed Internet access and services in major urban markets throughout the People's Republic of China. Each of our Chinese joint venture partners are expected to obtain the required licenses, regulatory approvals and access to existing cable television cable systems for the joint venture. We are an Internet technology service provider and provide financing and equipment, software, installation, training and technical support services to each joint venture. Our Chinese joint venture partners are expected to provide high capacity, high speed data transport and dedicated Internet access to businesses, individuals, educational institutions and others through existing cable television systems in China.

         As of March 30, 2001, we have formed the following joint ventures:

         - SHEKOU JOINT VENTURE: Shenzhen China Merchants Big Sky Network Ltd., a joint venture with Shenzhen, China Merchants Shekou Industrial Zone Ltd., to permit high-speed Internet access in Shekou, Shenzhen, Guangdong Province;

         - CHENGDU JOINT VENTURE: Sichuan Huayu Big Sky Networks Ltd., a joint venture with Chengdu Huayu Information Industry Co. Ltd., to permit high-speed Internet access in Chengdu, Sichuan Province.

         - DEYANG JOINT VENTURE: Deyang Guangshi Big Sky Ltd., a joint venture with Deyang Guangshi Network Development Ltd., to permit high-speed Internet access in Deyang, Sichuan Province.

         We have also signed letters of intent with five potential joint venture partners to install hardware and equipment to permit high-speed Internet access through cable television networks, and

         This prospectus is part of a registration statement filed with the Securities and Exchange Commission related to the first public offering of China Broadband securities.

         Our head office address is 2080, 440 -2 Avenue SW., Calgary, Alberta, Canada, T2P 5E9, and our telephone number is (403) 234-8885. We also have offices for our joint ventures located at Room 808, Zhaoshang Building,
Shaoshang Road, 518067 Shekou, Shenzhen, Guangdong, China; and Zongnan Residential Area, Tai D4, Shenglong Street, Consulate Road, Chengdu, Sichuan 610041 Chengdu, Sichuan Province, China.

         We maintain a World Wide Web site address at www.chinabroadband.com. Information on our web site is not part of this prospectus.

         We have applied for registration of the trademark "China Broadband" in the United States. We have also applied for registration of the "China Broadband" trademark in Canada. All other trademarks or service marks appearing in this prospectus are trademarks or service marks of the companies that use them.

         Until December 19, 2000, there was another company operating under the name "China Broadband Corporation Limited", which changed its name after we threatened a trademark infringement legal action. We are not associated with that company.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS APRIL 6, 2001.

THE OFFERING

         This prospectus covers up to 6,900,657 shares of China Broadband Corp. common stock to be sold by selling stockholders identified in this prospectus.

SHARES OFFERED BY THE SELLING                  6,900,657 shares of common stock,
SECURITYHOLDERS OFFERING PRICE                 $0.001 par value per share

                                               Determined at the time of sale by
                                               the selling shareholders

COMMON STOCK OUTSTANDING AS OF                 19,474,517 shares
MARCH 30, 2001

COMMON STOCK OUTSTANDING ASSUMING              19,675,307 shares.
THE MAXIMUM NUMBER OF SHARES ARE SOLD
PURSUANT TO THIS OFFERING
                                               Assuming    conversion   of   the
                                               warrants  into  shares  of common
                                               stock   registered   under   this
                                               prospectus,  the shares of common
                                               stock subject to this  prospectus
                                               represent approximately 35.07% of
                                               our issued and outstanding common
                                               stock as of March 30, 2001.

NUMBER OF SHARES OWNED BY THE SELLING          0 shares.  (1)
SHAREHOLDERS AFTER THE OFFERING


USE OF PROCEEDS                                We  will  not receive any of  the
                                               proceeds of the shares offered by
                                               the selling shareholders.

                                               We  intend  to use  the  proceeds
                                               from   the    exercise   of   the
                                               warrants,  if exercised,  held by
                                               certain selling  shareholders for
                                               working capital purposes.

DIVIDEND POLICY                                We currently intend to retain any
                                               future   earnings   to  fund  the
                                               development  and  growth  of  our
                                               business.  Therefore,  we do  not
                                               currently  anticipate paying cash
                                               dividends. See "Dividend Policy."

OTC BULLETIN BOARD SYMBOL                      CBBD

         (1) This number assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution."

         Unless otherwise specifically stated, information throughout this prospectus excludes:

         - 5,325,000 shares issuable upon the exercise of outstanding options;

         - 200,790 shares issuable upon the exercise of outstanding warrants;and

         - 2,675,000 shares reserved for future issuance under our stock option plan.

                             SUMMARY FINANCIAL DATA


PERIOD FROM INCEPTION (FEBRUARY 1, 2000)
THROUGH DECEMBER 31, 2000
------------------------------
STATEMENT OF OPERATIONS DATA:

     --------------------------------------------------- -- --------------------------- ----------------------------
                                                               PERIOD FROM INCEPTION        THREE MONTH PERIOD ENDED
                                                             FEBRUARY 1, 2000 THROUGH         DECEMBER 31, 2000
                                                                DECEMBER 31, 2000
     --------------------------------------------------- -- --------------------------- ----------------------------
     Net sales......................................                   $ 208,333                         $0
     --------------------------------------------------- -- --------------------------- ----------------------------
     Loss from operations...........................                  $3,477,065                 $2,578,910
     --------------------------------------------------- -- --------------------------- ----------------------------
     Net loss.......................................                  $3,597,180                 $2,520,603
     --------------------------------------------------- -- --------------------------- ----------------------------
     Basic and diluted loss per common share .......                    $ (0.20)                    $(0.14)
     --------------------------------------------------- -- --------------------------- ----------------------------
     Book and diluted weighted average common shares                  17,696,752                 17,696,752
     outstanding....................................
     --------------------------------------------------- -- --------------------------- ----------------------------


AS OF DECEMBER 31, 2000
BALANCE SHEET DATA:

        ------------------------------------------------ -- --------------------
        Cash and cash equivalents..........                        $ 4,668,128
        ------------------------------------------------ -- --------------------
        Working capital....................                        $ 2,898,608
        ------------------------------------------------ -- --------------------
        Total assets.......................                        $ 19,004,945
        ------------------------------------------------ -- --------------------
        Long-term obligations..............                             -
        ------------------------------------------------ -- --------------------
        Total stockholders' equity.........                        $ 17,054,105
        ------------------------------------------------ -- --------------------

         We acquired all of the issued and outstanding shares of China Broadband (BVI) Corp. in exchange for 13,500,000 shares of our common stock on April 14, 2000. Because we had only 1,509,850 (post reverse-split) shares issued and outstanding on the date of our acquisition, the former shareholders of China Broadband (BVI) Corp. acquired 90% control of us. In instances like this, accounting principles require that the transaction be reflected in financial statements as a reverse acquisition of us by the shareholders of China Broadband
(BVI) Corp. Consequently, under the principles of reverse acquisition accounting, China Broadband (BVI) Corp., was deemed to be the acquiror and our consolidated financial statements are presented as a continuation of the financial position and results from operations of China Broadband (BVI) Corp.

         On April 14, 2000, we completed a reverse-split of our common stock, and all information in this prospectus gives effect to the reverse-split.

         There were no cash dividends declared or paid since inception.

RISK FACTORS

RISKS RELATING TO OUR BUSINESS

         OUR LACK OF AN OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS AND PROSPECTS.

         We were incorporated in Nevada in February 1993 and did not engage in our current business activities until April 2000. We have no operating history, no history of revenues and a history of losses, which makes it difficult for you to evaluate our business and prospects. During 2000, we had revenues of $208,333, derived entirely from technical consulting fees. We do not believe our results for 2000 will reflect our future results.

         We are a development stage company, which means that we are in the process of developing our business and have not established all of the systems and infrastructure necessary to implement our business plan. In addition, our senior management, consultants and employees have worked together only a short period of time and we have only recently established the joint ventures through which we intend to offer Internet services in China.

         Because we do not yet have an operating history, we cannot determine if aspects of our business strategy will be commercially viable in China, including:

         o the willingness of subscribers to subscribe to our services at our subscription rates,

         o the viability of cable television subscribers as a target market for our services;

         o  the   accuracy  of   estimates   related  to  our  working   capital
            requirements;

         o  the  accuracy  of  estimates  related  to  our  capital   investment
            requirements for our joint ventures;

         o  estimates  related to the revenues we will earn from our operations;
            and

         o  other economic aspects of conducting business in China.

         Based on our lack of operating history, we cannot assure you that we will be able to effectively compete in the new and rapidly evolving market for Internet services in China.

         WE HAVE INCURRED NET LOSSES SINCE INCEPTION AND ANTICIPATE THAT LOSSES WILL CONTINUE.

         We have incurred losses since inception and had an accumulated deficit of $3,597,180 as of December 31, 2000. We anticipate that we will continue to incur net losses due to a high level of planned operating and capital expenditures, increased sales and marketing costs, additional personnel hires and our general growth objectives. We anticipate that our net losses will increase in the near future as we implement our business strategy and commercialize our services. We may never achieve profitability.

         Our ability to earn a profit will depend on the commercial acceptance and profitability of our services. If we are unsuccessful in executing our business strategy, we may never earn a profit and we will not be able to continue as a going concern.

         OUR AUDITORS HAVE ISSUED AN OPINION STATING THAT THERE IS CONSIDERABLE DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN

         In light of the risks described in this section and other factors, our auditors have expressed considerable doubt as to our ability to continue as a going concern. We will be unable to continue as a going concern if we are unable to earn sufficient revenues from our operations or to raise additional capital through debt or equity financings to meet our working capital obligations. At December 31, 2000, we had working capital of $2,898,608. We estimate that we will be required to raise additional capital during 2001 to meet our working capital requirements for 2001. If we do not raise this capital, we will be unable to continue as a going concern and you may lose your entire investment.

         WE WILL NEED ADDITIONAL CAPITAL TO FUND OUR OPERATIONS

         Our capital requirements are difficult to plan in light of our current obligations to the Shekou joint venture, the Chengdu joint venture and the Deyang joint venture and our intent to enter into new joint ventures on similar terms. Currently, the Chengdu joint venture and the Deyang joint venture obligate us to make additional capital expenditures of $4.1 million and $4.5 million over the next three years, respectively. In addition, we will require additional capital to fund the establishment of new joint ventures, the expansion of services provided by our joint venture and our business development and marketing activities. We have signed letters of intent with five potential joint venture partners on similar terms. We anticipate that we will enter into final joint venture agreements with Changsa Guang Da in the second quarter of 2001 and up to 4 joint venture partners during the second half of 2001. We anticipate that each joint venture will require us to make an initial capital contribution of at least $1million.

         Based on our plan of operation, we estimate we may require an additional $5 million in financing during 2001 to meet our capital requirements through 2001, an additional capital during 2002.

         Our inability to obtain sufficient working capital to make these capital contributions or to fund our obligations under our existing joint ventures will have a material adverse effect on our business, financial condition and results of operations. For more information on our capital and financing requirements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

         WE MAY BE ADVERSELY AFFECTED BY CHINA'S GOVERNMENT REGULATION OF INTERNET COMPANIES

         Our business in China will be conducted through joint ventures established with Chinese enterprises. We are considered foreign persons under Chinese law. Foreign investment in the China Internet sector and the businesses and activities of Internet companies in China are subject to various legal issues, risks and uncertainties. In the past, the Chinese government has declared some telecommunications industry joint ventures illegal and required those entities to cease operations. In addition, China Ministry of Information Industry, the agency that regulates the telecommunications industry in China, has adopted regulations which limit investment by foreign companies in China Internet businesses, unless they are approved by the ministry. Our joint ventures in Shekou and Chengdu have received permits to operate their businesses, but we cannot assure you that additional joint ventures will receive permits to operate their businesses.

         In October 2000, China adopted new laws and regulations governing Internet access and the provision of online business, economic and financial information. These new laws are subject to interpretation and result in significant uncertainty. We may face significant costs and technological challenges to comply with the statutory or regulatory requirements imposed by the Chinese government. Legislation and regulations may be enacted by the Chinese government which could have an adverse affect on our business, financial condition and results of operations.

         OUR INABILITY TO ESTABLISH AND MAINTAIN JOINT VENTURES WITH GOVERNMENT APPROVED CHINESE JOINT VENTURE PARTNERS WILL AFFECT OUR ABILITY TO OPERATE OUR BUSINESS

                  Establishing and maintaining joint ventures with government approved Chinese joint venture operators with the ability to gain access to cable television networks is critical to our ability to generate sufficient revenues to achieve commercial success. Under existing Chinese law and regulations, foreign parties are not eligible to own cable networks or to obtain the licenses necessary to deliver broadband services in China. Our Chinese joint venture partners obtain access to cable television networks and government regulatory approval, licenses and permits that allow us to deliver our Internet services. Given the contractual nature of our relationship with our joint venture partners, our interests may be inconsistent, which may result in conflicts of interest concerning service fees, services management and business objectives. In addition, under the terms of our standard joint venture agreements, we will lose the right to appoint a majority of the directors of the joint venture in or about the fifth year of the joint venture term and will not be able to control any joint venture over the entire joint venture term. If we are unable to maintain good relationships with our joint-venture partners, our ability to deliver broadband services and to generate revenues from subscriptions may be materially adversely affected.

         IF OUR JOINT VENTURE PARTNERS ARE UNABLE TO OBTAIN INTERNET ACCESS, WE MAY BE UNABLE TO OFFER OUR SERVICES.

         Our subscribers access the Internet through the cable television networks of our joint venture partners, who, in turn, must lease bandwidth from China Telecom or another international gateway to the Internet to provide Internet access. If our joint venture partners fail to obtain or maintain Internet operating permits or connection to an Internet gateway, we would not be able to serve our subscribers. We cannot assure you that Internet operating permits or access will continue to be available on acceptable terms or at all.

         THE CHINESE GOVERNMENT MAY FORCE OUR JOINT VENTURE PARTNERS TO TERMINATE OUR EXCLUSIVE RIGHT TO PROVIDE INTERNET SERVICES OVER THEIR CABLE TELEVISION NETWORKS, WHICH COULD ELIMINATE ANY ADVANTAGE WE MAY HAVE IN DELIVERING OUR SERVICES

         Our business model is based on entering into exclusive agreements to install hardware and equipment to permit Internet services access over existing cable television networks in China. Our Chinese joint venture partners may be required by law to grant our competitors access to their cable systems. In that event, our competitors could potentially provide services over these cable systems that compete with our services, and any advantage we may have would be lost. A change in the Chinese law that eliminates exclusive arrangements would have a material affect on our business, financial condition and results of operations.

         IF  WE  FAIL  TO  MANAGE  OUR  GROWTH,  OUR  ABILITY  TO   SUCCESSFULLY
COMMERCIALIZE OUR INTERNET SERVICES WILL BE ADVERSELY AFFECTED

         Our business strategy is to grow through entering into joint venture relationships throughout China. The expansion of our organization could place a significant strain on our ability to deliver quality support services to our joint venture partnerships. We anticipate that each joint venture will establish its own marketing, sales, subscriber support and administrative systems, and that we will provide training and support for such systems. We could experience difficulties providing training and support to our joint ventures as our organization expands and as each joint venture grows.

         To manage our anticipated growth, we must:
         o implement and improve our operational, financial and management information systems;
         o hire, train and retain additional qualified personnel, including management with experience in developing and managing an organization consisting of a number of joint venture partnerships and operating under in a highly regulated industry;
         o  continue to expand and upgrade core technologies; and
         o effectively manage our relationships among joint venture partners, governmental agencies, suppliers, service providers and other third parties.

         There can be no assurance that we will successfully manage the growth of our business or that our management will be capable of fully exploiting the market opportunities for broadband services in China.

         IN FUTURE,WE WILL RELY ON INCOME FROM DIVIDENDS AND OTHER DISTRIBUTIONS PAID BY OUR JOINT VENTURE TO FUND OUR CASH REQUIREMENTS AND TO CONTINUE AS A GOING CONCERN

         We will rely on dividends and other distributions paid by our Chinese joint ventures for our cash requirements, including the funds necessary to service any debt we may incur. At December 31, 2000, our joint ventures generated only nominal revenues from their operations. At March 30, 2001, the Shekou Joint Venture had 1,884 subscribers with Internet connection and the Chengdu Joint Venture had only 11 subscribers with Internet connection. We estimate that Shekou must maintain a subscriber base of at least 3,000 users to reach profitability and Chengdu must maintain a subscriber base of at least 4,000 users to reach profitability. We do not anticipate we will receive any distribution from these joint ventures at least until they are profitable. In addition, if any of our existing or future joint ventures incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

         In addition, Chinese legal restrictions permit payment of dividends by a sino-foreign joint venture only out of its net income, if any, determined in accordance with China accounting standards and regulations. Under China law, a sino-foreign joint venture will also be required to set aside a portion of its net income each year to fund certain reserve funds. These reserves are not distributable as cash dividends.

         We cannot assure you that any of our joint ventures will achieve profitability. If we do not receive distributions from our joint ventures or if our joint ventures are not profitable, we may be unable to meet our financial obligations or to continue as a going business concern.

RISKS RELATING TO OUR MARKETS

         OUR SUCCESS WILL DEPEND ON PUBLIC ACCEPTANCE OF INTERNET SERVICES IN CHINA, WHICH REMAINS UNPROVEN

         The market for Internet services in China has only recently begun to develop. Only a small percentage of the population in China has Internet access. See "Growth of Internet Usage in China." Our future results of operations will depend substantially upon the increased use of the Internet in China. Despite growing interest in the commercial possibilities for the Internet, businesses and consumers in China may be deterred from purchasing Internet access services for the following reasons:

         o  inconsistent quality of service;

         o  lack of availability of cost-effective service; and

         o  a lack of tools to simplify Internet access and use in China.

         If there is a lack of acceptance or slow growth of the Internet in China the number of subscribers to our service and our revenues could be adversely affected.

         WE FACE INTENSE COMPETITION WHICH COULD ADVERSELY AFFECT OUR ABILITY TO PENETRATE THE INTERNET MARKET IN CHINA

         The market for Internet services in China is intensely competitive and the Internet industry is constantly evolving. Some of our major competitors in China are major Chinese Internet service providers, such as China Telecom, Jitong, and Unicom, as well as large foreign Internet service providers companies such as AT&T, some who are affiliated with large Chinese corporations. These competitors may have advantages over us, including:

         o  substantially greater financial and technical resources;

         o  more extensive and well developed marketing and sales networks;

         o  greater brand recognition;

         o  larger subscriber bases;

         o  longer operating histories; and

         o  more  established   relationships   with  joint  venture   partners,
            equipment specialists and/or other strategic partners.

         We may be unable to successfully compete with these established competitors, which may have a material adverse affect on our business and results of operations.

         OUR   GROWTH   DEPENDS   ON   THE   ESTABLISHMENT   OF   AN   ADEQUATE
TELECOMMUNICATIONS INFRASTRUCTURE BY THE CHINESE GOVERNMENT

         The telecommunications infrastructure in China is not well developed. In addition, access to the Internet is made primarily through Internet backbones of separate national interconnecting networks that connect through several international gateways. The Internet backbones and international gateways are owned and operated by the Chinese government and are the only channels through which the domestic Chinese Internet network can connect to the international Internet network. As a result, we will continue to depend on the Chinese government and state-owned enterprises to establish and maintain a reliable Internet and telecommunications infrastructure through which our joint ventures can access the Internet and connect their subscribers.

         We cannot assure you that the Internet infrastructure in China will support the demands associated with continued growth. If the necessary infrastructure standards or protocols or complementary products, services or facilities are not developed by the Chinese government and state-owned enterprises, our business, financial condition and results of operations could be materially and adversely affected.

         RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO DISTRIBUTE PROFITS, IF ANY, OR TO USE REVENUES FROM OUR CHINESE OPERATIONS EFFECTIVELY, WHICH MAY ADVERSELY AFFECT OUR ABILITY TO MEET OUR OBLIGATIONS OUTSIDE OF CHINA

         Substantially all of the revenues and operating expenses of our Chinese operations are denominated in Renminbi. Renminbi is a restricted currency in that the Chinese government does not allow it to leave China and only in connection certain transactions as outlined later in this paragraph. In order to obtain our profits, we maintain a "current account" where we may convert Renminbi into US dollars. The Renminbi is currently freely convertible under the "current account" designation, which includes dividends, trade and service-related foreign exchange transactions, but not under the "capital account" designation, which includes foreign direct investment.

         Currently, foreign joint ventures, such as our Shekou and Chengdu joint ventures, may purchase foreign exchange for settlement of "current account transactions", including payment of dividends, without the approval of the State Administration for Foreign Exchange. Foreign joint ventures may also retain foreign exchange in its current account (subject to a ceiling approved by the government) to satisfy foreign exchange liabilities or to pay dividends. However, we cannot assure you that the relevant Chinese governmental authorities will not limit or eliminate our ability to purchase and retain foreign currencies in the future.

         Since a significant amount of our future revenues will be in the form of Renminbi, the existing and any future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies.

         Foreign exchange transactions under the capital account are still subject to limitations and require government approvals. This could affect the ability of our existing or future Chinese joint ventures to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

         WE MAY SUFFER CURRENCY EXCHANGE LOSSES IF THE RENMINBI DEPRECIATES RELATIVE TO THE U.S. DOLLAR

         Our reporting currency is the U.S. Dollar. However, substantially all of our assets and revenues are denominated in Renminbi. Our assets and revenues are expressed in our U.S. Dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. Dollar. Any such depreciation could adversely affect the market price of our common stock. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into U.S. Dollars.

RISKS RELATING TO CHANGING INTERNET TECHNOLOGIES

         THE INTERNET MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGES, AND OUR TECHNOLOGIES MAY NOT BE POPULAR AND MAY BECOME OBSOLETE

         The Internet services industry is characterized by rapid technological advances, evolving industry standards, changes in user requirements and frequent new service introductions and enhancements. For example, a number of broadband technologies, such as asymmetrical digital subscriber line services, have demonstrated competing technological advantages against the broadband Internet access services offered by us and may become more popular with subscribers in the future. If our technologies or standards applicable to the services we offer become obsolete or fail to gain widespread consumer acceptance, our business and our financial results will be materially and adversely affected. We cannot assure you that the introduction of new products or services or the emergence of new technologies will not enable competitors to provide Internet access to our subscribers at a lower cost, higher speed or with greater reliability than we are able to provide. We cannot predict the likelihood of these changes and we cannot assure you that any technological changes will not materially adversely affect our business and operating results.

         WE DEPEND ON THIRD PARTIES TO PROVIDE THE HARDWARE AND SOFTWARE REQUIRED TO OFFER OUR SERVICES

         We currently depend on Nortel Networks and others for the hardware, software and technical support that allows us to offer our services. If we are required to locate alternative suppliers for Nortel, we could experience substantial delay in offering our services and may be required to replace some of the systems that we have installed in Shekou and Chengdu. Such a replacement may also substantially increase the cost of installing equipment and servicing our joint ventures. The loss our relationships with these third parties could have a material adverse effect on our business, financial condition and results of operations.

OTHER RISKS

         THERE IS UNCERTAINTY AS TO OUR SHAREHOLDERS' ABILITY TO ENFORCE CIVIL LIABILITIES IN THE BRITISH VIRGIN ISLANDS AND CHINA

         Our assets are located outside the United States and are held through companies incorporated under the laws of the British Virgin Islands and joint ventures established in China. Our current operations are conducted in China. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or China, respectively, would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the British Virgin Islands or China, respectively, against us or such persons predicated upon the securities laws of the United States or any state thereof.

         FORWARD-LOOKING STATEMENTS CONTAINED IN THIS FILING MAY NOT BE ACCURATE

         Included in this prospectus are various forward-looking statements which can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

         o  our goals and strategies;

         o  our expectations related to growth of the Internet in China;

         o our joint venture partners' to obtain licenses and permits to operate as Internet service providers in China;

         o  our ability to earn sufficient revenues from offerings;

         o  the importance and expected growth of Internet technology;

         o  the pace of change in the Internet marketplace;

         o  the demand for Internet services; and

         o  our revenues.

         These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments in China, changes in technology and changes in the Internet marketplace. In light of the many risks and uncertainties surrounding China Broadband, China and the Internet marketplace, prospective purchasers of our shares should keep in mind that we cannot guarantee that the forward-looking statements described in this prospectus will transpire.

         BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES

         Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "a penny stock". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares are quoted on the OTCBB, and the price of our shares ranged from $4.19 (low) to $10.00 (high) during the period from September 25, 2000 to December 31, 2000. The closing price of our shares on March 30, 2001 was $3.25. Purchases and sales of our shares are generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

         Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

         In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

USE OF PROCEEDS

         This prospectus is part of a registration statement that permits selling shareholders to sell their shares. Because this prospectus is solely for the purpose of selling shareholders, we will not receive any proceeds from the sale of stock being offered. If Warrant holders exercise their right to acquire common shares, we could receive proceeds of $1,180,925. We cannot assure you that these warrants will be exercised.

DIVIDEND POLICY

         We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 2000:


         DECEMBER 31, 2000
         -----------------

         Stockholders' equity:
           Common stock, $0.001 par value, 50,000,000 shares authorized;
           19,474,517 issued and outstanding..............................                   $77,936
           Additional paid-in capital.....................................                20,631,344
           Deferred compensation..........................................                   (57,995)
                                                                                             --------
           Accumulated deficit............................................                (3,597,180)
                                                                                          -----------
           Total stockholders' equity.....................................               $17,054,105
           Total capitalization...........................................               $19,004,945
           =============================

DILUTION

         This offering is for sales of stock by existing China Broadband shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospectus investors should be aware, however, that the price of our shares may not bear any rational relationship to net tangible book value per share.

SELLING SHAREHOLDERS

         The following are the shareholders for whose accounts the shares are being offered; the number of shares beneficially owned by each selling shareholder prior to this offering; the number of shares to be offered for each selling shareholder's account; and the number of shares to be owned by each selling shareholder following completion of the offering:



                                                                                                    NUMBER OF SHARES
                                        NUMBER OF SHARES                                               OWNED UPON
                                          OWNED BEFORE      NUMBER OF SHARES      PERCENTAGE OF      COMPLETION OF
                NAME                       OFFERING            OFFERED            SHARES OWNED*         OFFERING
Wallace Nesbitt                            562,500             562,500              - 2.89% -              --
Western Capital(1)                         562,500             562,500              - 2.89% -              --
Pamela Hallisey                             45,000              45,000              - 0.23% -              --
R. Scott Hutcheson                          65,000              65,000              - 0.33% -              --
David Beatty                               360,000             360,000              - 1.85% -              --
Fevzi Ogelman                              900,000             900,000              - 4.62% -              --
Malcolm Albery                              90,000              90,000              - 0.46% -              --
Lombard Odier & Cie (2)                    868,000             868,000              - 4.46% -              --
Precise Details, Inc. (3)                   10,000              10,000              - 0.05% -              --
Thomas Milne (4)                           275,200              10,000              - 0.05% -           250,000
Susan A. Milne (5)                           5,000               5,000              - 0.03% -              --
Sarah Anderson (6)                           2,500               2,500              - 0.01% -              --


                                                                              12


Christopher M. Milne (7)                     2,500               2,500              - 0.01% -              --
Greg Anderson (8)                            2,500               2,500              - 0.01% -              --
Christopher H. Hopkins                       2,000               2,000              - 0.01% -              --
Shelley Gatto                                2,000               2,000              - 0.01% -              --
Terry Kent                                   2,500               2,500              - 0.01% -              --
Janys M. Milne & Benjamin J.
Thomas (9)                                   2,500               2,500              - 0.01% -              --
Don Cooper                                   1,000               1,000              - 0.01% -              --
Kathleen J. Gathercole                         500                 500              - 0.01% -              --
850015 Alberta Ltd. (10)                   180,000             180,000              - 0.92% -              --
728871 Alberta Ltd. (11)                    90,000              90,000              - 0.46% -              --
588063 Alberta Ltd. (12)                    90,000              90,000              - 0.46% -              --
FTCG Enterprises (13)                        1,000               1,000              - 0.01% -              --
GCI Investments (13)                         1,000               1,000              - 0.01% -              --
John Harvey                                  1,000               1,000              - 0.01% -              --
Stuart Crombie                               2,000               2,000              - 0.01% -              --
Lynn Dufort                                  2,000               2,000              - 0.01% -              --
Richard M.  Hurwitz (14)                   100,000             100,000              - 0.51% -              --
Patrimer Investments Inc. (15)             125,000             125,000              - 0.64% -              --
Lobsinger Management Inc. (16)             250,000             250,000              - 1.28% -              --
Julie Poznanski (17)                        25,000              25,000              - 0.13% -              --
Carmen Kwan                                 25,000              25,000              - 0.13% -              --
Michael B.  Beatty                          10,000              10,000              - 0.05% -              --
Richard Hallisey                           100,000             100,000              - 0.51% -              --
Quarry Bay Investments Inc.(16)            125,000             125,000              - 0.64% -              --
David Doritty                               30,000              30,000              - 0.15% -              --
Signet Management Limited (18)              10,000              10,000              - 0.05% -              --
Value Investors International (19)          20,000              20,000              - 0.10% -              --
Michael Lauer                              400,000             400,000              - 2.05% -              --
Martin Garvey                               50,000              50,000              - 0.26% -              --
Eric Hauser                                 50,000              50,000              - 0.26% -              --
James C. Kennedy                            20,000              20,000              - 0.10% -              --
BBL (Ref. Aureus Capital) (20)             130,000             130,000              - 0.65% -              --
Transatlantic Securities Ltd. (21)         130,000             130,000              - 0.66% -              --
James Pasieka (22)                          50,000              50,000              - 0.26% -              --
Allen Wu                                    10,000              10,000              - 0.05% -              --
Martin Maurel Gestion                       30,000              30,000              - 0.15% -              --
Michael Binnion                              5,000               5,000              - 0.03% -              --
Luxembourg (23)                              1,800               1,800              - 0.01% -              --
Gutzwiller SA (24)                          20,000              20,000              - 0.10% -              --
Pictet & Cie, Banquiers (25)                10,000              10,000                0.05% -              --
CCF Capital Management (26)                 50,000              50,000              - 0.26% -              --
Banque Privee Edmond de
Rothschild (27)                             25,000              25,000              - 0.13% -              --
The Orbiter Fund, Ltd. (13)                 80,000              80,000              - 0.41% -              --
The Viator Fund, Ltd. (13)                  40,000              40,000              - 0.21% -              --
Lancer Offshore Inc. (13)                  496,667             496,667              - 2.55% -              --
Lancer Partners
Limited Partnership (30)                   250,000             250,000              - 1.28% -              --
Elizabeth C. Kennedy                        20,000              20,000              - 0.10% -              --
Clariden Bank (28)                          70,000              70,000              - 0.36% -              --
Gestor Finance (29)                         24,000              24,000              - 0.12% -              --
Somangest Vesigest (30)                     11,000              11,000              - 0.06% -              --
Banque Cantonale
Vaudevoise (13)                              7,000               7,000              - 0.04% -              --
Pinnaton Ref. Innoven


                                                                              13


FCPI 1997 no. 1 (31)                         4,000               4,000              - 0.02% -              --
Pinnaton Ref. Innoven
FCPI 1998 no. 2 (31)                        18,200              18,200              - 0.09% -              --
Kenneth Barnes (32)                         50,000              50,000              - 0.26% -              --
Canaccord Capital
International, Ltd. (33)                    50,790              50,790              - 0.26% -              --
Tibor Gajdics (34)                          47,500              47,500              - 0.26% -              --
A Charuk (35)                               47,500              47,500              - 0.26% -              --
Bo Wan International Ltd. (36)               5,000               5,000              - 0.003% -             --
TOTAL                                    7,150,657           6,885,457              - 34.40% -             --

This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution." Other than described in footnotes below, no other selling shareholder has held any position or office or had any material relationship with China Broadband during the past three years.

(1)      Peter Cocmrase has ultimate voting power and control over these shares.
(2) K. Feller exercises ultimate voting and investment power over these shares.
(3) Thomas Milne, a Director and Chief Financial Officer of China Broadband, exercises voting and investment power over these shares.
(4) Thomas Milne is the Chief Financial Officer and a director of China Broadband Corp. Consists of 10,2000 shares owned directly by Mr. Milne, 5,000 shares owned by his spouse, and 10,000 shares owned by Precise Details, Inc. in which Mr. Milne exercises voting and investment power over, and options exercisable to acquire 250,000 common shares.
(5)      Susan Milne is the spouse of Thomas Milne.
(6)      Sarah Anderson is the daughter of Thomas Milne
(7)      Christopher Milne is the son of Thomas Milne.
(8)      Greg Anderson is the son-in-law of Thomas Milne
(9)      Janys Milne is the sister of Thomas Milne.
(10)     Marilyn Hunt has ultimate voting and investment power over these shares
(11)     Barry Hunt has ultimate voting and investment power over these shares.
(12)     Terry Yuck has ultimate voting and investment power over these shares.
(13) The selling shareholder has not provided the Company with sufficient information to determine who has ultimate voting and investment control over these shares.
(14)     Mr. Hurwitz is a member of board of directors.
(15) Brian Wheatley has ultimate voting and investment power over these shares.
(16) Michael Lobsinger has ultimate voting and investment power over these shares. Mr. Lobsinger received options exercisable to acquire 800,000 shares of common stock at $1.00 per share in consideration of management and consulting services provided to the Company.
(17) Julie Poznanski is the wife of Bernard Poznanski, a partner at the law firm of Koffmann Kalef, which provides legal services to the Company.
(18) Phillip Boylan has ultimate voting and investment power over these shares.
(19) Franklin Gary has ultimate voting and investment power over these shares.
(20) J.H. Le Tarmec has ultimate voting and investment power over these shares.
(21) Graeme Witts has ultimate voting and investment power over these shares.
(22)     Mr. Pasieka is a member of our advisory board.
(23) Jaupez Nechezi has ultimate voting and investment power over these shares.
(24) A. Lunchinger has ultimate voting and investment power over these shares.
(25) Pascal Decoppel has ultimate voting and investment power over these shares.
(26)     O. Aneo has ultimate voting and investment power over these shares.
(27) Philippe Anstett has ultimate voting and investment power over these shares.
(28)     M. Osborne has ultimate voting and investment power over these shares.
(29) J. De Gressor has ultimate voting and investment power over these shares.
(30)     Bauvin Remi has ultimate voting and investment power over these shares.
(31) Roland Cohen has ultimate voting and investment power over these shares.

(32) Consisting of warrants exercisable to acquire shares of common stock. Mr. Barnes received such warrants as consideration for consulting services rendered to the Company. (33) Consisting of warrants exercisable to acquire shares, issued in connection with investment banking services provided to the Company.
(34) Consisting of warrants exercisable to acquire common stock. Such warrants were issued as consideration for consulting services provided to the Company.
(35)     Mr. Charuk is the brother of James Charuk, our former President.
(36) Consisting of warrants exercisable to acquire common stock. The selling shareholder has not provided the Company with sufficient information to determine who has ultimate voting and investment control over these shares.

* Based on 19,474,517 shares of common stock issued and outstanding on April 6, 2001. Assumes that all shares registered for resale by this prospectus have been sold.

         Based on information provided to us, except as otherwise provided, none of the selling shareholders are or are affiliated with any Broker-Dealer in the United States.

         Except as otherwise provided, none of the selling shareholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

SELECTED FINANCIAL DATA

         The following selected financial data are qualified in their entirety by reference to, and you should read them in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and notes to such financial statements included in this prospectus. We have derived the statements of operations data from our audited financial statements that appear in this prospectus, and these data are qualified by reference to the financial statements.

         China Broadband Corp. acquired all of the issued and outstanding shares of China Broadband (BVI) Corp. in exchange for 13,500,000 shares of its common stock on April 14, 2000. Because China Broadband Corp. had only 1,509,850 shares issued and outstanding on the date of our acquisition, the former shareholders of China Broadband (BVI) Corp. acquired 90% control of China Broadband Corp. In instances like this, accounting principles require that the transaction be reflected in financial statements as a reverse acquisition of the parent, China Broadband Corp., by the shareholders of China Broadband (BVI) Corp. as the shareholders of China Broadband (BVI) Corp. owned a majority of the combined company at acquisition date. In this case, common control started immediately after the completion of the acquisition, effectively April 14, 2000.
Consequently, under the principles of reverse acquisition accounting China Broadband (BVI) Corp. was deemed to be the acquiror of the company and the consolidated financial statements of the company, the legal parent, are presented as a continuation of the financial position and results from operations of China Broadband (BVI) Corp., the legal subsidiary.

SUMMARY FINANCIAL DATA


PERIOD FROM INCEPTION (FEBRUARY 1, 2000)
THROUGH DECEMBER 31, 2000
------------------------------
STATEMENT OF OPERATIONS DATA:

     --------------------------------------------------- -- --------------------------- ----------------------------
                                                            PERIOD FROM INCEPTION        THREE MONTH PERIOD ENDED
                                                                 FEBRUARY 1, 2000 THROUGH    DECEMBER 31, 2000
                                                                DECEMBER 31, 2000
     --------------------------------------------------- -- --------------------------- ----------------------------
     Net sales..........................                             $ 208,333                          $0
     --------------------------------------------------- -- --------------------------- ----------------------------
     Loss from operations...............                            $3,477,065                  $2,578,910
     --------------------------------------------------- -- --------------------------- ----------------------------
     Net loss...........................                            $3,597,180                  $2,520,603
     --------------------------------------------------- -- --------------------------- ----------------------------
     Basic and diluted loss per common share                           $ (0.20)                     $(0.14)
     --------------------------------------------------- -- --------------------------- ----------------------------
     Book and diluted weighted average common shares                17,696,752                  17,696,752
     outstanding........................
     --------------------------------------------------- -- --------------------------- ----------------------------

AS OF DECEMBER 31, 2000
BALANCE SHEET DATA:

        ------------------------------------------------ -- --------------------
        Cash and cash equivalents..........                        $ 4,668,128
        ------------------------------------------------ -- --------------------
        Working capital....................                        $ 2,898,608
        ------------------------------------------------ -- --------------------
        Total assets.......................                       $ 19,004,945
        ------------------------------------------------ -- --------------------
        Long-term obligations..............                             -
        ------------------------------------------------ -- --------------------
        Total stockholders' equity.........                       $ 17,054,105
        ------------------------------------------------ -- --------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATION

         You should read the following discussion and analysis in conjunction with the audited financial statements and notes thereto appearing elsewhere in this prospectus.

OVERVIEW

         We were inactive from the date of our incorporation on February 9, 1993 through December 31, 1997. Through December 31, 1997, no significant capital was raised and no significant expenses incurred. Our share capital at December 31, 1997 consisted of 100 common shares which was paid in capital of $100. During our fiscal year ended December 31, 1998, we raised $59,971 in capital by selling 2,319,000 common shares, and incurred start up expenses of $25,095.

         On April 14, 2000, we completed a reverse-split of our common stock on a .65104 for 1 basis reducing our issued and outstanding share capital to 1,509,850 shares of common stock. All information contained in this prospectus gives effect to the reverse-split.

         On April 14, 2000, we acquired all of the issued and outstanding shares of China Broadband (BVI) Corp., in exchange for 13,500,000 shares of our common stock. Because we had only 1,509,850 (post reverse-split) shares issued and outstanding on the date of our acquisition, the former shareholders of China Broadband (BVI) Corp., acquired control over the predecessor company. In instances like this, accounting principles require that the transaction be reflected in financial statements as a reverse acquisition. In this case, common control started immediately after the completion of the acquisition, effectively April 14, 2000. Consequently, under the principles of reverse acquisition accounting China Broadband (BVI) Corp. was deemed to be the acquirer and our consolidated financial statements are presented as a continuation of the financial position and results from operations of China Broadband (BVI) Corp.

         Subsequent to our acquisition of China Broadband (BVI) Corp., China Broadband Corp. completed three private placements totaling 3,331,667 shares of common stock for net proceeds of $11,316,692.

         On September 29, 2000, we issued 1,133,000 shares of our common stock, plus other consideration as detailed below, to acquire the remaining 50% interest held by SoftNet in Big Sky Network, our operating subsidiary, bringing our ownership of Big Sky Network to 100%.

         We, China Broadband Corp., are a development stage company, which means we are in the process of developing our business. We have incurred losses since our inception, and we anticipate that we will continue to incur losses in the foreseeable future. Our auditors have expressed considerable doubt that we will be able to continue. Management is addressing this concern with a plan of equity and debt financing and profits from future dividends from our joint ventures.

RESULTS OF OPERATIONS

         This review will be limited to activities and operations during the 2000 fiscal year, as, in prior years, we were inactive. Therefore, year-to-year comparisons would not provide any additional relevant information.

PERIOD FROM INCEPTION (FEBRUARY 1, 2000) THROUGH DECEMBER 31, 2000.

         We had no business activities prior to February 1, 2000. On April 25, 2000, Big Sky Network issued 40,000 shares to SoftNet Systems, Inc., a third party, and, as a result, we no longer controlled Big Sky Network. As a result, we deconsolidated the accounts of Big Sky Network from April 25, 2000 onward. For the period from April 26, 2000 to September 28, 2000, we account for our investment in Big Sky Network using the equity method, resulting in an equity loss of $181,471 for the period. On September 29, 2000, China Broadband (BVI) Corp. acquired SoftNet's interest in Big Sky Network, and as a result, we own 100% of Big Sky Network's issued and outstanding share capital.

         The third and fourth quarters of the year were notable in two major areas, we launched our commercial operations in China and we acquired 100% of the ownership of Big Sky Network. We saw our first subscriber revenues in Shekou Joint Venture, as the operating facilities transitioned from start up to operation. In October, we launched our first commercial operations in a major metropolitan area in Chengdu. As a result of our purchase of SoftNet's 50% interest in Big Sky Network, we incurred additional non-cash expenses related to the inclusion of the equity share of losses in the joint ventures and depreciation and amortization of capital and intangible assets in its financial statements.

         Revenues. During the period from inception (February 1, 2000) through December 31, 2000, we generated revenues of $208,333 from management fees by providing technical consulting services to Big Sky Network for the period. Since Big Sky Network became a wholly owned subsidiary on September 29, 2000, management fees earned after this date are eliminated on consolidation. We earned interest income of $307,483 from cash and short-term deposits.

         During the three months ended December 31, 2000, the Shekou joint venture began receiving revenues from subscribers. Operating revenue was approximately 600,000 RMB. The Chengdu joint venture began commercial operations near the end of the year and did not earn commercial revenue.

         Expenses. We incurred general operating expenses of $3,685,398. These expenses included:

                  GENERAL AND ADMINISTRATIVE EXPENSES

Calgary Office                                                  $466,830
Beijing Office                                                   572,999
Professional Services                                            988,148
Investor Relations                                               911,945
Amortization                                                     579,011

Non-Cash Stock Compensation                                       67,093
Miscellaneous                                                     99,373
                                                                  ------
                                                              $3,685,398

         During the fourth quarter, general and administrative expenses where higher, primarily due to increased public relations and strategic relations activities, including travel and expenses, in connection with the launch of our Chengdu operations. Amortization and depreciation expenses resulted primarily from the acquisition of 50% of Big Sky Network.

         Calgary office expenses include travel, rent, compensation, utilities and day-to-day operations from inception. Beijing office expenses similarly include office rent, accommodations for contract personnel on short-term assignments, travel, entertainment, compensation and operating costs not related to the joint ventures. Professional services included legal expenses of $355,064, accounting and audit expenses of $131,336. Investor relations costs included fees paid to an investment-banking firm for services in connection with the acquisition of SoftNet's 50% interest in Big Sky Network.

         Accounting and audit expenses and legal expenses were related to the preparation of our reports under the Securities Exchange Act of 1934, as amended, and preparation of joint venture related legal documents, Chinese legal and regulatory compliance, and documents related to the acquisition of SoftNet's interest in Big Sky Network. Consulting expenses and travel expenses were incurred during the period from inception (February 1, 2000) to December 31, 2000 primarily related to the negotiation of various joint venture agreements in China. All working costs of operating our office in Beijing, such as consulting fees, office space costs, entertainment and travel are expressed as Beijing Office expenses.

         We anticipate that expenses will increase during 2001 for the following reasons:

         o We intend to continue to negotiate and finalize letters of intent and definitive agreements to form joint ventures;

         o Our joint ventures will begin extensive marketing and promotional campaigns to build subscription bases in Shekou and Chengdu;

         o We will incur expenses related to the launch of our joint venture services in Chengdu, Deyang and Changsa and other potential areas;

         o  We will incur costs associated with finance raising activities;

         o We will incur costs related to hiring additional personnel to provide management, technical and support services to its growing organization; and

         o We will incur other costs related to implementing its business plan and financing its joint venture obligations.

         o Loss. We had a loss of $3,477,065 from operations during the period. We also recorded the following equity losses:

                - $181,471 related to Big Sky Network's ongoing operating expenses before it became a wholly owned subsidiary;

                - $202,421 incurred by the Shekou Joint Venture related to leased office space, hiring employees to commence signing up subscribers and technical support staff in Shekou, China;

                - $43,706 from the expenses related to establishing the Chengdu Joint Venture.

         o Our loss for the period from inception (February 1, 2000) through December 31, 2000, after interest income of $307,483 was $3,597,180.

         Since we are in the development stage, all losses accumulated since inception have been considered as part of our development stage activities.

LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 2000, we had cash and cash equivalents of $4,668,128 and working capital, including cash and cash equivalents, of $2,898,608. Since inception, we have financed operations primarily through sales of equity securities and have raised a total of $11,316,692, net of share issuance costs of $75,811.

         Our principal source of capital has been equity financing. We are exploring opportunities for vendor financing, bank credit facilities and export credit agency agreements. Our joint ventures receive revenue from subscribers, for cable Internet service; however, such revenue does not constitute a significant source of capital. Meeting our future financing requirements may be dependent on access to equity capital markets. We may not be able to raise additional common equity when required or on favorable terms that are not dilutive to existing shareholders.

         The growth of our business in China will require net capital investments in China for the foreseeable future. Profits from the joint ventures, if any, will likely be re-invested in additional joint ventures. We anticipate that we will earn revenues from our joint ventures from the distribution of joint venture profits. We cannot assure you that any of our joint ventures will be commercially successful.

         On  a  consolidated   basis,   our  operating  cash   expenditures  are
approximately $150,000 per month. Our future cash requirements will depend on:

         o  rate of expansion of existing joint ventures;

         o  rate of signing new joint ventures;

         o  capital equipment requirements for new joint ventures;

         o  the level of marketing required to expand our service offerings;

         o our ability to lease additional bandwidth as our subscriber base expands; and

         o  price competition in our markets.

         Subsequent to December 31, 2000, we invested $300,000 cash for purchase and installation of primary operating equipment, in the Chengdu joint venture.

         Subsequent   to  December  31,  2000,   we  completed   the   following
transactions:

                  o On February 2, 2001, we issued an additional 550,000 stock options under the 2000 Stock Option Plan (See Note 7). The Options were granted at an exercise price of $7.50, fully vested, for a term of three years.

                  o On February 13, 2001, we announced that we had entered into an agreement with Nortel Networks to purchase equipment and services for our joint ventures in China. Under the terms of the agreement, we have the option to purchase up to $250 million in equipment and services at discounted prices over the five-year term.

                  o On March 8, 2001, we entered into a preliminary agreement to form a joint venture with Changsa Guang Da Television Broadcast Network Ltd. ("Changsa Guang Da") to provide

                     Internet technology service in Hunan Province. The agreement, subject to government approvals, commits Changsa Guang Da to provide exclusive access to its cable network, facilities and frequencies to allow the joint venture to provide Internet connectivity services to cable TV subscribers of Changsa Guang Da. The contract duration is 18 years. We will receive 65% of the net revenue during the first five years, 50% for the next five years and 40% thereafter. Under the terms of the agreement, we have committed to invest $18 million of capital and equipment, staged over the life of the joint venture agreement.

OUTLOOK

         Our Shekou and Chengdu joint ventures demonstrated that cable television based Internet service can be operational in China with investment of capital, equipment and technical skills. We believe that the business climate in China is open to greater use of the Internet by individuals, schools and businesses. We estimate that our operational facilities in Shekou and Chengdu can be profitable with a subscriber base of approximately 3,000 and 4,000 users, respectively. Our third joint venture in Deyang is expected to receive governmental approval and permits in the second quarter of 2001. Our preliminary agreement to form a joint venture with Changsa Guang Da is also expected to receive governmental approval and permits in the second quarter of 2001. We believe that our marketing efforts in China will result in increased opportunities to expand our services to other key cities. Our goal is to enter into exclusive arrangements in provincial capital cities and other strategic locations in China

         We estimate that we will invest approximately $1 million of capital, equipment and technical services. Our current capital resources are limited, and we cannot assure you that we will have sufficient financial, technical and human resources to undertake new joint ventures or maintain the joint ventures currently in service.

PLAN OF OPERATION

         As of March 30, 2001, our management anticipates that we currently have sufficient working capital to fund our plan of operation through the third quarter of 2001. Our costs to fund our plan of operation for the year ending December 31, 2001 is estimated to be approximately $3 million to $5 million. These funds are intended to fund our business operations, including the following:


       --------------------------------------------------------------- -------------------------------
                                                                            ESTIMATED FINANCIAL
                         DESCRIPTION OF OBLIGATION                       OBLIGATION FOR YEAR ENDING
                                                                             DECEMBER 31, 2001
       --------------------------------------------------------------- -------------------------------
       Shekou Joint Venture - Capital Contributions                                       $0
       --------------------------------------------------------------- -------------------------------
       Chengdu Joint Venture - Capital Contributions                                $500,000
       --------------------------------------------------------------- -------------------------------
       Deyang Joint Venture - Capital Contributions                               $1,000,000
       --------------------------------------------------------------- -------------------------------
       New Joint Venture - Capital Contributions                                    $500,000
       --------------------------------------------------------------- -------------------------------
       Technical Consulting Expenditures                                            $100,000
       --------------------------------------------------------------- -------------------------------
       Management Consulting Expenditures                                           $500,000
       --------------------------------------------------------------- -------------------------------
       Sales and Marketing Expenses                                                 $600,000
       --------------------------------------------------------------- -------------------------------
       Legal and Professional Expenses                                              $200,000
       --------------------------------------------------------------- -------------------------------
       General Administrative Expenses                                              $700,000
       --------------------------------------------------------------- -------------------------------
       Capital Raising Expenditures                                                 $100,000
       --------------------------------------------------------------- -------------------------------
       Overhead Expenses                                                            $100,000
       --------------------------------------------------------------- -------------------------------
       Miscellaneous                                                                $100,000
       --------------------------------------------------------------- -------------------------------
       TOTAL                                                                      $4,400,000
       --------------------------------------------------------------- -------------------------------

         The amount and timing of expenditures during the year ending December 31, 2001 will depend on the success of any contracts we secure, and there is no assurance we will receive significant revenues or operate profitably. We anticipate that our current working capital is sufficient to satisfy our cash requirements through approximately the third quarter of 2001, thereafter we will require additional financing to continue as a going concern. Current cash resources are not anticipated to be sufficient to fund the next phase of our development and management intends to seek additional private equity or debt financing. There can be no assurances that any such funds will be available, and if funds are raised, that they will be sufficient to achieve our objective, or result in commercial success.

         We anticipate that we will make capital contributions to our joint ventures, which will in turn, purchase equipment and systems to operate their broadband services. We have entered into an agreement with Nortel Networks to purchase up to $250 million of equipment, software and services at special pricing for our joint ventures. We cannot assure you that we will be able to obtain sufficient capital to satisfy all of our obligations under our joint venture agreements or that any of our joint ventures will be commercially successful.

         We anticipate that we will hire additional technical, administrative and sales and marketing personnel during 2001, although we have no current plans to do so. We also anticipate that our joint ventures will hire technical, administrative and sales and marketing personnel during 2001 to support their operations and to launch their services. We estimate that each joint venture will hire between 8 and 15 employees during 2001, subject to the joint venture's needs and the development stage of their business.

         We do not engage in research and development activities.

STOCK OPTION AND WARRANT GRANTS

         On April 13, 2000, we granted options to officers, directors and consultants to acquire 4,175,000 common shares at $1.00 per share.

                NAME                      # OF OPTIONS
                ----                      ------------
                Michael Lobsinger           800,000
                Danai Suksiri               500,000
                Matthew Heysel              500,000
                Daming Yang                 500,000
                Wei Yang                    500,000
                Ian Aaron                   100,000
                Bing Ho                     100,000
                Bernie Poznanski            100,000
                Richard Hurwitz             100,000
                Thomas Milne                100,000
                Kai Yang                    100,000
                Qifeng Xue                  100,000
                Donghe Xue                  100,000
                Lu Wang                     100,000
                WRW Investments Ltd.        250,000
                Ken Barnes                   50,000
                Jodi Larmour                 50,000
                Rob Phare                    25,000
                Larry Timluck                25,000
                Michael Morrison             25,000
                Xinhua Duang                 25,000
                Greg Bawdon                  25,000

         On November 1, 2000, we granted options to officers, directors and employees to acquire 650,000 common shares at $7.50 per share.

                NAME                        # OF OPTIONS
                ----                        ------------
                Rolland Long                   100,000
                Teddy Yung                     200,000
                Richard Lam                    100,000
                Matthew Heysel                 50,000
                Daming Yang                    50,000
                Thomas Milne                   150,000

         On November 1, 2000, we issued warrants exercisable to acquire 50,790 shares at $7.50 per share as a financial advisory fee in connection with the acquisition of Big Sky Network. The warrants are exercisable for two years from September 30, 2000. In addition, the fee includes cash consideration of $253,950 of which $219,950 was paid on November 24, 2000 and the remainder is due on September 30, 2001.

         On November 1, 2000, cancelled 50,000 stock options that were issued to Ken Barnes, a consultant, on April 14, 2000. The options were replaced with 50,000 warrants with the same terms and conditions.

         On November 1, 2000, we issued warrants to purchase 100,000 of our common shares at an exercise price of $7.50 per common share, for a term of 18 months from the date of issue, in return for investor relations services.

         On February 2, 2001, we granted exercisable to acquire 750,000 common shares at $7.50 per share, to officers, directors and consultants.

                NAME                          # OF OPTIONS
                ----                          ------------
                Jodi Larmour                    50,000
                Qun He                          100,000
                Barry Mackie                    300,000
                John Brooks                     100,000

CHANGES IN AUDITORS

OUR APPOINTMENT OF ARTHUR ANDERSON LLP AS AUDITOR

         On August 24, 2000, we dismissed Amisano Hanson, Chartered Accountants as our independent auditor. None of Amisano Hanson's reports for either of the past two years ended December 31, 1999 or thereafter contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle. We engaged Arthur Andersen LLP as our independent auditors on August 24, 2000. Our decision to change auditors was approved by our Board of Directors.

         During our fiscal year ended December 31, 1999, and through the date of this prospectus, there were no disagreements with the Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Amisano Hanson would have caused it to make reference thereto in its report on the financial statements for such year. Our decision to change auditors was approved by our Board of Directors.

         During the fiscal year ended December 31, 1999, and through the date of this report Amisano Hanson did not advise us with respect to any of the matters described below:

         (a) lack of internal controls necessary for us to develop reliable financial statements;

         (b) any information that has come to the attention of our auditors that has led them to no longer be able to rely on management's representations or that has made them unwilling to be associated with the financial statements prepared by management; or

         (c) any need to expand significantly the scope of our auditors' audit or information that has come to our auditors' attention during the two financial years prior to and preceding the change in our independent auditors that, if further investigated, would:

                  (i)  materially  impact the  fairness  or  reliability  of the
                       previously   issued   audit   report  or  the   financial
                       statements issued or covering that period; or

                  (ii) cause  our  auditors  to  become  unwilling  to  rely  on management's representations or that has made them unwilling to be associated with our financial statements, or due to the replacement of Amisano Hanson or any other reason, our auditors did not so expand the scope of the audit or conduct such further investigation; or

         (d) any information that has come to their attention that has led them to conclude that such information materially impacts the fairness or reliability of the audit reports or the financial statements issued covering the two financial years prior to and preceding the change in our independent auditors (including information that, unless resolved, to the satisfaction of such auditors, would prevent it from rendering an unqualified audit report on those financial statements) and due to the replacement of Amisano Hanson or any other reason, any issue has not been resolved to such auditors' satisfaction prior to Amisano Hanson replacement.

         We provided the Amisano Hanson with a copy of the disclosures contained in the registration statement in which this prospectus is a part, and we requested in writing that Amisano Hanson furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. A copy of that letter was filed as an exhibit to the registration statement.

OUR APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITOR

         On September 22, 2000, we dismissed Arthur Andersen LLP as our independent auditor. Arthur Andersen LLP did not issue any reports for either of the past two years ended December 31, 1999 or thereafter. We engaged Deloitte & Touche LLP as our independent auditors on September 22, 2000. Our decision to change auditors was approved by our Board of Directors.

         Through the date of this prospectus, there were no disagreements with the Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Arthur Andersen would have caused it to make reference thereto in its report on the financial statements for such year. Our decision to change auditors was approved by our Board of Directors.

         Through the date of this report Arthur Andersen did not advise us with respect to any of the matters described below:

         (a) lack of internal controls necessary for us to develop reliable financial statements;

         (b) any information that has come to the attention of our auditors that has led them to no longer be able to rely on management's representations or that has made them unwilling to be associated with the financial statements prepared by management; or

         (c) any need to expand significantly the scope of our auditors' audit or information that has come to our auditors' attention during the two financial years prior to and preceding the change in our independent auditors that, if further investigated, would:

                  (i)  materially  impact the  fairness  or  reliability  of the
                       previously   issued   audit   report  or  the   financial
                       statements issued or covering that period; or

                  (ii) cause  our  auditors  to  become  unwilling  to  rely  on management's representations or that has made them unwilling to be associated with our financial statements, or due to the replacement of Arthur Andersen or any other reason, our auditors did not so expand the scope of the audit or conduct such further investigation; or

         (d) any information that has come to their attention that has led them to conclude that such information materially impacts the fairness or reliability of the audit reports or the financial statements issued covering the two financial years prior to and preceding the change in our independent auditors (including information that, unless resolved, to the satisfaction of such auditors, would prevent it from rendering an unqualified audit report on those financial statements) and due to the replacement of Arthur Andersen or any other reason, any issue has not been resolved to such auditors' satisfaction prior to Arthur Andersen replacement.

         We provided the Arthur Andersen with a copy of the disclosures contained in the registration statement in which this prospectus is a part, and we requested in writing that Arthur Andersen furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. A copy of that letter was filed as an exhibit to the registration statement.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which was subsequently amended by SFAS No. 137 and 138, established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value for fiscal quarters of fiscal years beginning after June 15, 2000. We have determined that these statements will not have a significant impact on our consolidated financial position, results of operations or cash flows.

         In December 1999, the staff of the Securities and Exchange Commission released Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition" to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. We believe that our revenue recognition policy is in compliance with the provisions of SAB 101 and that the adoption of SAB 101 had no material effect on our financial position or results of operations.

         In March 2000, the FASB issued FASB Interpretation (FIN) No. 44, "Accounting for Certain Transactions Involving Stock Compensation." FIN 44 clarifies the application of Accounting Principles Board Opinion No. 25 for certain issues relating to stock compensation. FIN 44 was effective July 1, 2000, but certain conclusions in it cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that FIN 44 covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying FIN 44 are recognized on a prospective basis from July 1, 2000. Our adoption of FIN 44 had no material effect on our financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

INTEREST RATE SENSITIVITY

         We maintain our cash with two major Canadian banks, on short-term deposits of less than two months duration. While the interest rates vary on these deposits with each maturity, we do not consider the principal of these deposits at risk.

         We have one fixed interest rate obligation as a result of the SoftNet transaction. A fluctuation in interest rates will not have a material impact on the value of this obligation. We do not hedge any of our interest rate risk.

FOREIGN EXCHANGE RATE RISK

         Revenue from current and future operations in China is denominated in Renminbi. Many of the Companies expenses and capital costs are denominated in US dollars. The official exchange rate for the conversion of

Renminbi to US dollars
has been stable, with the Renminbi increasing slightly, in recent years. We do not expect to use any foreign exchange hedges or derivative instruments in the near future and do not believe that we are exposed to significant exchange risk.

BUSINESS

OVERVIEW OF CORPORATE STRUCTURE

         We were incorporated in February 1993 as "Institute for Counseling, Inc." under the laws of the State of Nevada. On April 14, 2000, we acquired China Broadband (BVI) Corp., a British Virgin Islands company incorporated in February 2000, by issuing 13,500,000 shares of our common stock in exchange for all of the issued and outstanding common stock of China Broadband (BVI) Corp. The former shareholders of China Broadband (BVI) Corp. became our controlling shareholders. On April 27, 2000, we changed our name to "China Broadband Corp.".

         As a result of our acquisition of China Broadband (BVI) Corp., we indirectly owned 50% of the issued and outstanding shares of Big Sky Network Canada Ltd., a British Virgin Islands company, which was incorporated in May 1999. SoftNet Systems, Inc., a Delaware company, publicly traded on the NASDAQ
(SOFN) owned the remaining 50% interest. SoftNet Systems acquired its 50% interest in Big Sky Network by committing $2 million to fund Big Sky Network's Shekou joint venture and by providing $500,000 to Big Sky Network for working capital. On September 29, 2000, we purchased SoftNet's 50% interest in Big Sky Network. See "Transactions with SoftNet".

         We,  through  Big  Sky  Network,   hold  the  following  joint  venture
interests:

         o a 50% interest in Shenzhen China Merchants Big Sky Network Ltd., known as the Shekou Joint Venture, a cooperative joint venture for a term of 15 years established under the laws of the People's Republic of China; and

         o a 50% interest in Sichuan Huayu Big Sky Network Ltd., known as the Chengdu Joint Venture, a cooperative joint venture for a term of 20 years established under the laws of the People's Republic of China; and

         o a 50% interest in Deyang Guangshi Big Sky Ltd., known as the Deyang Joint Venture, a cooperative joint venture for a term of 20 years established under the laws of the People's Republic of China.

         The following figure sets forth our corporate structure.


                                   -----------------------------------------------------
                                                  China Broadband Corp.
                                                   a Nevada corporation
                                   -----------------------------------------------------
                                                           | 100%
                                                           |
                                   -----------------------------------------------------
                                               China Broadband (BVI) Corp.
                                           a British Virgin Islands corporation
                                   -----------------------------------------------------
                                                              | 100%
                                                              |
                                   -----------------------------------------------------
                                               Big Sky Network Canada Ltd.
                                           a British Virgin Islands corporation
                                   -----------------------------------------------------
                                                              |
                                  |------------|----------------------------------------|
                                  |50%(1)      |50%(2)                                  |50%(2)
                                  |            |                                        |
------------------                |            |          ----------------              |             ------------------
 China Merchants                  |            |            Chengdu Huayu               |              Deyang Guangshi
Shekou Industrial                 |            |             Information                |                  Network
    Zone Ltd.                     |            |             Industry Co.               |              Development Ltd.
     (China)                      |            |               (China)                  |                  (China)
------------------                |            |          ------|---------              |             ------------------
         | 50%(1)                 |            |                |   50%(2)              |                        |50%(3)
         |----|        |----------|         |--|      |---------|                       |      |-----------------|
              |        |                    |         |                                 |      |
          ----------------         ---------------------                  -----------------------
          Shenzhen China
           Merchants Big            Sichuan Huayu Big                      Deyang Guangshi Big
            Sky Network              Sky Network Ltd.                            Sky Ltd.
               Ltd.                      (China)                                 (China)
              (China)
          ----------------         ---------------------                  -----------------------

(1)      Big Sky Network has a 50% interest in the joint venture and a profit interest of
         60% from 2000 through 2004; 50% from 2005 through 2009; and 40% from 2010 through 2014.
(2)      Big Sky Network has a 50% interest in the joint venture and a profit interest of 65%
         from 2001 through 2007; 50% from 2008 through 2014; and 35% from 2015 through 2020.
(3)      Big Sky Network has a 50% interest in the joint venture and a profit interest of 80%
         from 2001 through 2005; 60% from 2006 through 2010; 50% from 2011 to 2015 and 40% from
         2015 through 2020.

         Neither we nor any of our subsidiaries have been subject to any bankruptcy, receivership or similar proceedings.

OVERVIEW OF BUSINESS

         Our business strategy is to enter into joint ventures with government approved joint venture partners with access to the fibre-optic networks of Chinese cable television stations to provide Internet access to residential and business subscribers in China. Under these joint ventures, the Chinese joint venture partners obtain government approvals, licenses and access to cable television station fibre optic networks to use non-broadcast bandwidth on their cable systems to deliver broadband services to residential and business subscribers. We contribute capital, management, technology and Internet technology services. Through these cable television networks, we intend to provide Internet access that is more reliable, cheaper and faster than Chinese subscribers can obtain by dial-up access over currently existing telephone lines. Initially, our joint ventures will focus on installing hardware and equipment to permit  Internet  access to residential  and business  subscribers.
Ultimately, as our business evolves and Chinese regulations permit, we may provide residential and business subscribers with a full array of value added services including web hosting, Internet/intranet business solutions, e-mail, on-line Internet content services (such as shopping, games, medicine, education), e-commerce, interactive video on demand, music on demand and Internet Protocol telephony telephone services over the Internet.

         In the future, we expect to provide the following services:

         o WEB HOSTING: servicing third-party web sites on our systems and providing web site design services allowing third parties to offer Internet web sites with a minimum investment in hardware and software;

         o CO-LOCATING: housing and servicing third-party servers and hardware at our facilities;


         o FACILITIES-BASED DATA TRANSPORT SERVICES: allowing clients to connect from remote locations to their network, through our facilities, without substantial investments in hardware and network systems;

         o ON-LINE EDUCATION AND THIRD-PARTY WEB SITE FACILITIES: to deliver education to a broad range of students;


         o ON-LINE SECURITIES TRADING: to provide on-line trading services through China's authorized securities trading houses; and


         o VOICE OVER INTERNET PROTOCOL (VOIP): to permit voice over Internet in the future, subject to regulatory approval.


GROWTH OF INTERNET USAGE IN CHINA

         In 1998, China's population was approximately 1.2 billion and the Internet penetration rate in China was approximately 0.2%. Given China's large population and the commitment of the Chinese government to the rapid development of the Internet in China, we believe that China represents enormous potential for Internet use in the long-term. In recent years, Internet use in China has grown rapidly. According to International Data Corporation's "Internet Environment in China, 2000" report of December 2000, the number of Internet users in China grew from approximately 2.4 million in 1998 to approximately 4.46 million in 1999, representing an annual growth rate of 85%. International Data Corporation projects that the number of Internet users in China will grow to approximately 36.83 million in 2003.

         In the China Internet Network Information Center's seventh survey entitled "Semi Annual Survey Report on Internet Development in China", issued on January 17, 2001, 42.25% of the respondents indicated that the most important factor in choosing a service provider was the connection speed. The cost of the service ranked as the third most important factor at 25.15% of respondents. When polled about which aspects were least satisfactory with their current service, speed was the number one complaint among 46.41% of respondents with the cost of service being ranked number two (20.83%). Based on this survey, we believe that slow speed and the high cost of obtaining Internet access via conventional dial-up over telephone lines are the two major impediments hindering the growth of Internet usage in China. We also believe that China's interest in the Internet will grow during the next five years due to the active role the Chinese government is taking in promoting the development of the Internet. We believe that our strategy of providing Internet access through fibre optic cables will allow us to addresses both of these impediments and will attract existing and new Internet users to use our services.

         As well, according to the results of the "Semi Annual Survey Report on Internet Development in China", the Internet was utilized mainly by men (69.56% of respondents) with an average age of user being in the 18-24 years range (41.18% of respondents). 10.86% of the respondents indicated that their most frequent use of the Internet was to complete on-line trading. Of the respondents, 60.27% indicated that their main venue for Internet access was their home computer with 43.92% of respondents using their computer at work as their main access to the Internet. The largest number of respondents (25.94%) indicated their salary range to be between 501 to 1,000 Renminbi (approximately USD$60-121) per month. 38.82% of respondents indicated that they had an education level of a Bachelor's degree. We believe that our strategy of providing free Internet access to one or more schools in a target area will cause students to recognize the value of high speed, reliable service, which we expect will be used to persuade parents to subscribe. We have also partnered with securities dealers to market on-line trading capabilities to their clients.

OUR CABLE TELEVISION INTERNET SERVICE STRATEGY

         Over the last three years, China has installed approximately 12 million kilometres of fibre optic cable, providing cable television to approximately 80 million paying subscribers in 22 Chinese provinces. China's broadcast and television network is owned by regional cable television stations, which are in turn controlled by local governments. Foreign companies are not permitted to operate telecommunication businesses, own broadcast rights or hold Internet operating permits in China. We, through our subsidiary, Big Sky Network, have entered into joint ventures with Chinese government approved joint venture partners with access to cable television stations with fibre optic cable technology to provide Internet access through these cable television networks. Our joint ventures obtain "non-broadcast rights" through structured joint venture agreements in a manner that is designed to comply with Chinese laws and regulations. We anticipate that our joint ventures will provide Chinese subscribers with Internet access via the existing optical fibre-coaxial television cable network of Chinese joint venture partners. In addition to providing higher reliability than the current dial-up alternative, we believe that over time our joint ventures will be able to deliver Internet access at substantially higher speed and at a lower cost than traditional dial-up Internet services.

SHEKOU JOINT VENTURE

         We established the Shekou Joint Venture, our first Chinese joint venture, in the Shekou Industrial Area within the Special Economic Zone of Shenzhen, a city in Guangdong Province separated from Hong Kong by a 2-mile strip of water. The Shenzhen Special Economic Zone is the first special economic zone established by China and was the site for China's first cellular telephone and first Internet dial-up access trials. The Shekou Industrial Area was established in 1979 and is administered by China Merchants Group of Hong Kong, one of China's oldest banking groups. Our Chinese partner in the Shekou Joint Venture is Shenzhen China Merchants Shekou Industrial Zone Ltd., an agency of the municipal government and a member of the China Merchants Group, which operates the Shekou Cable Television Station, otherwise known as Shekou CATV. According to Shekou CATV, it has one of the most advanced high-frequency cable networks in China with a bandwidth of 860MHz and two-way transmission capability. It has more than 35,000 residential subscribers and approximately 2,000 business subscribers. Based on a survey conducted by Shekou CATV, approximately 78% of these cable television subscribers have computers, and 68% of these computer owners (53% of the total number of cable television subscribers) currently have access to the Internet via dial-up.

TERMS OF THE COOPERATIVE JOINT VENTURE CONTRACT

         Under the terms of the cooperative joint venture contract dated September 29, 1999, Big Sky Network, our subsidiary, and China Merchants Shekou Industrial Zone Ltd. agreed to form a joint venture company, Shenzhen China Merchants Big Sky Network Ltd., under the Law of the People's Republic of China on Cooperative Joint Ventures using Chinese Foreign Investments. Shenzhen China Merchants Big Sky Network Ltd. was formed under Articles of Association dated September 29, 1999, for a term of fifteen years, extendable upon an application to and approval by the State Administration of Industry and Commerce, Taxation Bureau and Customs. The capitalization of Shenzhen China Merchants Big Sky Network Ltd. is $3,000,000. China Merchants Shekou Industrial Zone Ltd. agreed to:

         o contribute the exclusive operating right of current cable television for certain frequencies, which are required to offer broadband services, for the duration of the joint venture in the Shekou Industrial Zone; and

         o obtain all regulatory approvals and licenses required to conduct the business of developing a world-class software and hardware platform to provide Internet-related business via the cable television network in the Shekou Industrial Zone.

         We agreed to provide up to $3,000,000 in financing in the form of cash and equipment. We made an initial investment in the amount of $500,000 after China Merchants Shekou Industrial Zone Ltd. received governmental approval for the joint venture and a license was issued to Shenzhen China Merchants Big Sky Network Ltd. to conduct its business. As of December 31, 2000, we had made capital and equipment contributions of approximately $3 million to the Shekou Joint Venture.

         Under the terms of the cooperative joint venture contract, Shenzhen China Merchants Big Sky Network Ltd. is managed by a board of seven directors, of which we are entitled to appoint four during the first five years of the term of the joint venture and three for the remainder of the term. China Merchants Shekou Industrial Zone Ltd. is entitled to appoint three directors during the first five years of the term of the joint venture and four for the remainder of the term. China Merchants Shekou Industrial Zone Ltd. is entitled to appoint the chairman of the board and is entitled to appoint the vice chairman. The day to day operations of the joint venture is managed by a general manager who is appointed by the board of directors.

         The members of the Board of Directors are Matthew Heysel, Daming Yang, Qifeng Xue, Lu Wang, Guang Zhenghai, Tao Xin and Shen Wenjian. The Joint Venture is currently in the process of filling the position of General Manager.

         Under the terms of the cooperative joint venture contract, profits from the joint venture are shared as follows:

 ----------------------- ---------------------------- ------------------------
                           CHINA MERCHANTS SHEKOU
                           INDUSTRIAL ZONE LTD. -           BIG SKY NETWORK
          PERIOD               PROFIT INTEREST              PROFIT INTEREST
 ----------------------- ---------------------------- ------------------------
        Years 1 -5                   40%                          60%
 ----------------------- ---------------------------- ------------------------
        Years 6-10                   50%                          50%
 ----------------------- ---------------------------- ------------------------
        Years 11-15                  60%                          40%
 ----------------------- ---------------------------- ------------------------

         China Merchants Shekou Industrial Zone Ltd. received approval for the joint venture arrangement and the joint venture launched its Internet service on June 30, 2000.

         As of March 30, 2001, the Shekou Joint Venture had 1,884 subscribers with Internet connection and 3,300 subscribers waiting to be connected.

CHENGDU JOINT VENTURE

         We established the Chengdu Joint Venture on July 8, 2000 with Chengdu Huayu Information Co. Ltd., the municipal network company and an agency of the municipal government, to provide high-speed Internet access via the cable television architecture in Chengdu, the provincial capital of Sichuan Province. The Chengdu Cable Television Station has developed an integrated broadband information network servicing more than 600,000 users.

TERMS OF THE COOPERATIVE JOINT VENTURE CONTRACT

         Under the terms of the cooperative joint venture contract dated July 8, 2000, Big Sky Network, our subsidiary, and Chengdu Huayu Information Co. Ltd. agreed to form a joint venture company, Sichuan Huaya Big Sky Network Ltd., under the Law of the People's Republic of China on Cooperative Joint Ventures using Chinese Foreign Investments. Sichuan Huaya Big Sky Network Ltd. was formed under Articles of Association dated July 8, 2000, for a term of twenty years, extendable upon an application to and approval by the State Administration of Industry and Commerce, Taxation Bureau and Customs. The capitalization of Sichuan Huaya Big Sky Network Ltd. is $4,500,000. Chengdu Huayu Information Co. Ltd. agreed to:

         o contribute the exclusive operating right of current cable television for certain frequencies for the duration of the joint venture in Chengdu, and

         o obtain all regulatory approvals and licenses required to conduct the business of developing a world-class software and hardware platform to provide Internet-related business via the cable television network in Chengdu.

         We agreed to provide up to $4,500,000 in financing in the form of cash and equipment. We made an initial investment in the amount of $500,000 after Chengdu Huayu Information Co. Ltd. received governmental approval for the joint venture and a license was issued to Sichuan Huaya Big Sky Network Ltd. to conduct its business. As of December 31, 2000, we had made capital contributions of approximately $1,365,590 to the Chengdu Joint Venture.

         Under the terms of the cooperative joint venture contract, Sichuan Huaya Big Sky Network Ltd. is managed by a board of seven directors, of which we are is entitled to appoint four during the first thirteen years of the term of the joint venture and three for the remainder of the term. Chengdu Huayu Information Co. Ltd. is entitled to appoint three directors during the first thirteen years of the term of the joint venture and four for the remainder of the term. Chengdu Huayu Information Co. Ltd. is entitled to appoint the chairman of the board and we are entitled to appoint the vice chairman. The day-to-day operations of the joint venture are managed by a general manager who is appointed by the board of directors. The Board of Directors are Yuanlin Wang, Matthew Heysel, Daming Yang, Wei Yang, Yongrong Gong, Xiancheng Hu and Rolland Long. The General Manger of the Joint Venture is Rolland Long.

         Under the terms of the cooperative joint venture contract, profits from the joint venture are shared as follows:

  ---------------------- ---------------------------- -------------------------
                          CHENGDU HUAYU INFORMATION
                                  CO. LTD.                  BIG SKY NETWORK
        PERIOD                 PROFIT INTEREST              PROFIT INTEREST
  ---------------------- ---------------------------- -------------------------
      Years 1 -6                     35%                          65%
  ---------------------- ---------------------------- -------------------------
      Years 7-14                     50%                          50%
  ---------------------- ---------------------------- -------------------------
      Years 15-20                    65%                          35%
  ---------------------- ---------------------------- -------------------------

         Chengdu Huayu Information Co. Ltd. received approval for the joint venture arrangement and the joint venture launched its Internet service on October 26, 2000.

         As of March 30, 2001, the Chengdu Joint Venture had 11 subscribers with Internet connection.

         We also entered into a strategic alliance on July 21, 2000 with Chengdu Huayu Information Co. Ltd. The agreement outlines Chengdu Huayu Information Co. Ltd.'s current efforts to build a province-wide cable network. We have partnered with them to assist their efforts in building this network. Chengdu Huayu Information Co. Ltd. is required to obtain all governmental approvals and operating permits, to obtain the legal rights to use and commercially operate the telecommunication backbones in Sichuan Province and to invest their existing cable network and relevant equipment for the project. We have committed to invest an undetermined amount of cash and equipment, to assist in developing an international strategic partnership, to assist in the market development and provide training to technical personnel.

DEYANG JOINT VENTURE

         We established the Deyang Joint Venture on November 25, 2000 with Deyang Guangshi Network Development Ltd., the municipal network company and an agency of the municipal government, to provide high-speed Internet access via the cable television architecture in Deyang, in the Sichuan Province.

TERMS OF THE COOPERATIVE JOINT VENTURE CONTRACT

         Under the terms of the cooperative joint venture contract dated November 25, 2000, Big Sky Network and Deyang Guangshi Network Development Ltd. agreed to form a joint venture company, Deyang Guangshi Big Sky Ltd., under the Law of the People's Republic of China on Cooperative Joint Ventures using Chinese Foreign Investments. Deyang Guangshi Big Sky Ltd. is to be formed under Articles of Association for a term of twenty years, extendable upon an application to and approval by the State Administration of Industry and Commerce, Taxation Bureau and Customs. The capitalization of Sichuan Deyang Guangshi Big Sky Ltd. is $2,250,000. Deyang Guangshi Network Development Ltd. agreed to:

         o contribute the exclusive operating right of current cable television for certain frequencies for the duration of the joint venture in Deyang, and

         o obtain all regulatory approvals and licenses required to conduct the business of developing a world-class software and hardware platform to provide Internet-related business via the cable television network in Deyang.

         We agreed to provide up to $4,500,000 in financing in the form of cash and equipment. We will make an initial investment in the amount of $500,000 after Deyang Guangshi Network Development Ltd. receives governmental approval for the joint venture and a license is issued to Deyang Guangshi Big Sky Ltd. to conduct its business. As of March 30, 2001, Deyang Network Development Ltd. was still in the process of seeking approval for the joint venture arrangement and we have not contributed any capital.

         Under the terms of the cooperative joint venture contract, Deyang Guangshi Big Sky Ltd. is managed by a board of seven directors, of which we are entitled to appoint four during the first ten years of the term of the joint venture and three for the remainder of the term. Deyang Guangshi Network Development Ltd. is entitled to appoint three directors during the first ten years of the term of the joint venture and four for the remainder of the term. Deyang Guangshi Network Development Ltd. is entitled to appoint the chairman of the board and we are entitled to appoint the vice chairman. The day-to-day operations of the joint venture will be managed by a general manager who will be appointed by the board of directors.

         Under the terms of the cooperative joint venture contract, profits from the joint venture are shared as follows:

 ----------------------- ------------------------------ ----------------------
                             DEYANG GUANGSHI NETWORK
                                 DEVELOPMENT LTD.         BIG SKY NETWORK
         PERIOD                   PROFIT INTEREST         PROFIT INTEREST
 ----------------------- ------------------------------ ----------------------
       Years 1 -5                       20%                     80%
 ----------------------- ------------------------------ ----------------------
       Years 5-10                       40%                     60%
 ----------------------- ------------------------------ ----------------------
       Years 10-15                      50%                     50%
 ----------------------- ------------------------------ ----------------------
       Years 15-20                      60%                     40%
 ----------------------- ------------------------------ ----------------------

         As of March 30, 2001, Deyang Guangshi Network Development Ltd. was still in the process of obtaining the governmental approvals and permits. Deyang Guangshi Network Development Ltd. will be required to obtain further approvals from provincial and municipal governments. We can not assure you that any of these approvals will be obtained by our joint venture partner.

MODEL JOINT VENTURE TERMS

         The following summarizes the model upon which we intend to structure additional joint ventures throughout China:

         o Our Chinese joint venture partners will obtain all necessary Chinese governmental approvals, licenses and permits. Our obligation to invest capital will be made conditional upon all such approvals, licenses and permits being obtained and confirmed by our legal counsel in China.

         o Our Chinese joint venture partners will hold the Internet operating permits and conduct the Internet and telecommunication related operations.

         o We will contribute the requisite management, technology and capital to upgrade and connect the joint venture subscribers to the cable television network infrastructure accessed by the Chinese joint venture partner.

         o Our joint ventures will install multi-user modems that will connect the personal computers of our subscribers to the cable television networks accessed by the Chinese joint venture partners who will, in turn, provide the joint venture subscribers with Internet access via bandwidth leased from licensed Chinese backbone Internet service providers.

         o Our joint venture subscribers will pay a combined fee for Internet access comprising an initial installation fee and a monthly maintenance fee that will be paid to Big Sky Network's joint venture, and a separate monthly subscription fee that will be paid to Big Sky Network's Chinese joint venture partners. Fees are anticipated to be collected by our joint venture partners by direct debit from subscribers bank accounts.

         o  Our joint ventures will have a term of 15 to 20 years.

         o We will provide Internet technology services to the joint venture and receive a profit interest equal to 60% of the distributable joint venture profits and maintain control of the boards of directors of the joint ventures for the first 5 years of the joint venture term. Our share of the distributable joint venture profits will decline to 50% in the sixth year and to 40% in the tenth year of the joint venture terms.

CHINESE REGULATION OF THE COMMUNICATIONS INDUSTRY

         The communications industry in China is highly regulated by the Chinese government. China currently prohibits foreign investment enterprises in China and foreign entities (including individuals) from investing in, operating and participating in the operation of telecommunications services without special approval from the government. In the past, the provision of Internet connectivity has been subject to China's telecommunications regulations. Telecommunications regulators have very wide discretion to formulate and apply their own standards in deciding types of equipment that may be connected to the national telecommunications systems, the forms and types of services that may be offered to the public, and the content of materials that may be made available in China over the Internet. This regulatory environment restricts the scope and manner of our operations and constrains our business planning and development.

         Since China has not yet adopted a national telecommunications law, the telecommunications industry is governed by regulations issued by the State Council, the Ministry of Information Industry and various government authorities. Regulations issued or implemented by the State Council, the Ministry of Information Industry and other relevant government authorities, including the Ministry of Foreign Trade and Economic Cooperation and the State Development Planning Commission, encompass virtually every aspect of network operations, including entry into the telecommunications service industry, scope of permissible business, tariff policy and foreign investment. In particular, current regulations in China prohibit foreign-invested enterprises and foreign entities (including individuals) from investing in, operating or participating in the operation of telecommunications services in China without approval from the State Council.

         China's data communications industry is regulated by the Ministry of Information Industry and other relevant authorities, and licenses are required to provide Internet access services. In China, Internet service providers are classified into three separate classes, as defined by the scope of their business. The three classes are network service provider, Internet service provider and Internet content provider. There are currently only five commercial network service providers in China, all of which require approvals from the State Council. In addition, only network service providers are allowed to build, operate and manage their own data network infrastructure and directly connect to the Internet outside of China.

         We entered joint ventures with Chinese partners that have approval and permits to offer to install hardware, software and wiring that enable customers to haveInternet service access over cable television network systems in Shekou and Chengdu.

REGULATORY FRAMEWORK

         The Ministry of Information Industry was created in March 1998 to assume, among other things, the regulatory, administrative and other governmental duties of, and rights previously exercised by, the former Ministry of Posts and Telecommunications and the former Ministry of Electronics Industry. The Ministry of Information

Industry has broad authority to regulate all aspects of the telecommunication and information technology industries in China, which includes the power to:

         o  formulate and enforce industry policy, standards and regulations;

         o grant licenses to provide telecommunications and Internet access services;

         o formulate tariff and service charge policies for telecommunications and Internet access services;

         o supervise the operations of telecommunications and Internet access service providers;

         o  maintain fair and orderly market competition among operators; and

         o  manage   the    day-to-day    administration    of   the    national
            telecommunications sector.

         In order to provide a uniform regulatory framework to encourage the orderly development of the telecommunications industry, the Chinese government is currently preparing a draft telecommunications law. If and when the telecommunications law is adopted by the National People's Congress, it is expected to become the basic telecommunications statute and the legal source of telecommunications regulations in China. In addition, the Ministry of Information Industry is currently preparing a draft of the administrative telecommunications regulations for foreign invested telecommunications enterprises, which will be subject to approval by the State Council. Although we expect that the telecommunications law and the regulations would have a positive effect on the overall development of the telecommunications industry in China, we do not know the final nature and scope of what the telecommunications law and the regulations will be.

         In February 1999, the State Council approved a restructuring plan for the telecommunications industry in China. According to the plan, the telecommunications operations of the China Telecom system controlled by the Ministry of Information Industry are being separated along four business lines: fixed-line communications, mobile communications, paging and satellite communications services.

         China Mobile was established in July 1999 as a state- owned company to hold the mobile communications assets resulting from this separation and to operate mobile communications nationwide. A separate company will be responsible for satellite networks following the restructuring, while the paging operations have been merged into Unicom. As a result of the restructuring, the China Telecom system now operates only fixed-line networks and provides only fixed-line telephone and data communications services. China Telecom Group Corporation was established in April 2000 as a state-owned enterprise controlled by the Ministry of Information Industry. It is expected to become the holding company of the China Telecom system.

ENTRY INTO THE INDUSTRY

         Until 1993, telecommunications regulations and policies in China did not permit entities outside of the China Telecom system to engage in public telecommunications operations in China. In August 1993, the government opened some non-basic sectors of the telecommunications industry, such as paging and satellite communications, to Chinese entities not affiliated with the Ministry of Information Industry. Internet protocol telephony operators, Internet service providers and providers of other data communications or value-added service must obtain operating licenses or approvals from the Ministry of Information Industry in order to provide services.

         Current regulations in China prohibit foreign-invested enterprises and foreign entities (including individuals) from investing in, operating or participating in the operation of telecommunications services in China without government approval. Our joint ventures are foreign-invested enterprises and have received approvals and permits that allow them to install hardware, software and wiring that enable customers to have Internet acess over cable television network systems in Shekou and Chengdu.

INTERNET REGULATION

         The Internet industry is regulated by the Ministry of Information Industry in the same manner that it regulates the telecommunications industry generally. The State Council and the Ministry of Information Industry periodically promulgates regulations relating to the Internet to address public policy considerations. Internet service providers must obtain operating licenses from the Ministry of Information Industry in order to provide Internet access service. Existing regulations require all Chinese commercial Internet service providers to interconnect their computer networks with one of the five licensed commercial network service providers, China Telecom, Jitong, Unicom, Netcom and China Mobile, in order to provide Internet access.

         Internet service providers and Internet content providers must register their users with the Ministry of Public Security and block websites (including those maintained outside China) that the ministry identifies as publishing information damaging to public security. Periodically, the ministry has stopped the distribution over the Internet of information that it believes to be socially destabilizing, or to violate Chinese laws and regulations. In addition, the State Secrets Bureau has recently issued regulations authorizing the blocking of any website it deems to be disclosing state secrets or failing to meet the relevant regulations regarding the protection of state secrets in the distribution of online information. Specifically, Internet companies in China with bulletin board systems, chat rooms or news services must apply for the approval of the State Secrets Bureau. As the implementing rules for the regulations have not been issued, however, details concerning how network service providers should comply with the regulations remain to be clarified.

         Our joint ventures are Internet technology providers that install hardware, software and wiring that permit customers to have access to the Internet over cable television network systems. The Chinese joint venture partners are responsible for obtaining required licenses and permits to provide Internet services.

ADMINISTRATIVE TELECOMMUNICATIONS REGULATIONS

         The Ministry of Information Industry has prepared administrative telecommunications regulations that were promulgated effective September 25, 2000. The regulations provide and clarify the regulatory rules and guidelines for the telecommunications industry in the interim period prior to the adoption of the telecommunications law. The material changes that the regulations make to the regulatory environment described above are summarized below. However, the regulations give wide discretionary authority to the Ministry of Information Industry and have been so recently promulgated that we do not yet know how they will be administered or interpreted by the Ministry of Information Industry or whether they are intended to supplant or merely supplement current regulatory practice. Accordingly, the regulations and their administration and interpretation may have unexpected consequences upon our business.

         REGULATORY AUTHORITY. The regulations confirm that the Ministry of Information Industry will continue to be the regulatory body responsible for the Chinese telecommunications industry, extending this authority to broadcasting and television transmission networks. This authority is to be administered based upon the principles of the separation of the government and enterprises, abolishment of monopoly, encouragement of competition and the promotion of development, openness and fairness.

         SERVICE PROVIDERS. The regulations divide service providers into those who provide basic telecommunication services and those who provide value-added telecommunication services.

         Basic telecommunication providers are those who provide:

         o domestic long-distance and local telephone services through fixed networks;
         o Internet protocol telephony; mobile network telephone and data services;
         o  satellite   communications   and  mobile   satellite   communication
            services;
         o  Internet and other public data transmission services;
         o leasing and sales of transmission capacity (which may be bandwidth, wavelengths or fiber optic capacity), fiber optic cable, pipelines and other network elements;
         o  network access, and outsourcing;

         o  international telecommunications infrastructure and services;
         o  wireless paging services; or
         o  resale of basic telecommunications services.

         Value-added telecommunication providers are those who provide:

         o  web hosting and co-location; o virtual private networks;
         o  e-mail;
         o  voice messaging;
         o  online information data base storage and retrieval;
         o  electronic data exchange;
         o  on-line data processing and transaction processing;
         o  value-added facsimile services;
         o  Internet access services;
         o  Internet information services; or
         o  video conference telephone services.

         Basic telecommunications providers must receive operational licenses from the Ministry of Information Industry while value-added telecommunications providers must receive licenses from either the Ministry of Information Industry or, if they operate in only a single province, the local telecommunications office under the Ministry of Information Industry.

         ENTRY INTO THE INDUSTRY. The regulations specify the threshold requirements for applicants for basic telecommunications and value-added telecommunications licenses. Applicants for basic telecommunications licenses must:

         o be duly established companies in the basic telecommunications business, and have majority state ownership;
         o  have a feasibility study and technical network plan;
         o  possess the requisite funding and personnel to carry out operations;
         o possess the requisite sites and other resources to carry out operations;
         o have the reputation or ability to provide long-term services to customers; and
         o  meet other conditions imposed by the Chinese government.

         Applicants for value-added telecommunication licenses must:

         o  be duly established companies under Chinese law;
         o  possess the requisite funding and personnel to carry out operations;
         o have the reputation or ability to provide long-term services to customers; and
         o  meet other conditions imposed by the Chinese government.

         The regulations do not specify the criteria that will be used by regulatory authorities in awarding licenses. We believe that services that our Chinese joint venture partners intend to offer in the future will require licenses from the Ministry of Information Industry. See "Overview of Business." We cannot assure you that such licenses will be issued.

CHINA'S ENTRY INTO THE WTO

         China's telecommunications regulatory framework could change dramatically upon China's entry into the WTO. China has already reached agreement with the United States and the European Union regarding the terms of its entry into the WTO. Although the parties have not disclosed the substance of all their negotiations, China could accede to the WTO rapidly.

         Under the agreement with the United States, China would allow up to 30% foreign ownership in all value-added telecommunications services, including electronic mail, on-line information, database retrieval and data processing, immediately upon its entry into the WTO, up to 49% within one year of the accession date and up to 50% within two years of the accession date. Such an agreement could permit our joint ventures to offer expanded services on a limited basis

         In addition, the agreement with the U.S. liberalized foreign equity ownership in domestic and international voice, circuit-switching and packet-switching data transmission services. The schedule states that foreign equity ownership will be allowed up to 25% within three years of the accession date, up to 35% within five years of the accession date and up to 49% within six years of the accession date.

         The agreement with the European Union would add additional market openings. In particular, foreign investment would be allowed in China's mobile telephone sector at 25% upon China's accession, 35% after one year and 49% after three years. China would also permit foreign firms to rent data transmission capacity from Chinese companies for resale inside and outside China.

         The State Council is expected to promulgate new regulations in that will provide clarification on the exact scope of the telecommunications services to be further opened for foreign investment and other economic reforms related to our business if China joins the WTO. Until the new regulations are enacted, we cannot be sure what the regulatory or competitive environment will be after China's entry into the WTO.

CHINESE GOVERNMENTAL APPROVALS

Shekou Joint Venture

         China Broadband selected Shenzhen as the location of its first joint venture because the Shenzhen Special Economic Zone was established as China's first special economic zone in 1979 and the Shenzhen Government has foreign joint venture experience. Shenzhen China Merchants Big Sky Network Ltd. was formed as a joint venture between us and Shenzhen, China Merchants Shekou Industrial Zone Ltd., to install hardware and equipment to allow our Chinese joint venture partners to provide high-speed Internet access in Shekou, Shenzhen, Guangdong Province. The Shekou Joint Venture was formed and the issuance of governmental approvals took place as follows:

         o We signed a Joint Venture Contract and Articles of Association in September 1999.

         o The Shenzhen Foreign Investment Bureau approved the Shekou Joint Venture in November 1999.

         o The State Administration of Industry and Commerce issued a business license to the Shekou Joint Venture in November 1999.

         o The Guangdong Bureau of Administration of Telecommunications issued an Internet operating permit to the joint venture to offer Internet access in February 2000.

         o Jun He Law Office rendered an opinion in February 2000, stating amongst other things that:

                  - the Shekou Joint Venture Contract and Articles of Association are legal, valid, and binding obligations enforceable under the laws of China, relied on the written explanation of Big Sky Network Canada, Ltd. on January 20, 2000 evidencing that the Chinese party is not required to transfer the cable television frequency resources (a bandwidth of 5-56 MHz upstream and a bandwidth of 600-860 MHz downstream) currently owned or controlled by the Chinese party to the Shekou Joint Venture, such bandwidths shall be used exclusively for the purpose of connecting Chinese endusers to the Internet through equipment owned and supplied by the Joint Venture Company and pursuant to the Shekou Joint Venture Contract;

                  - the Shekou Joint Venture is a Chinese-foreign co-operative joint venture and has been duly organized and validly exists as a limited liability company; and

                  - the Shekou Joint Venture has the corporate capacity and power and has received all governmental approvals and licenses necessary for conducting such business activities as (i) acquiring certain equipment that will make it possible for endusers to access the Internet with their personal computers through the cable television networks;
                     (ii) providing the services of installation of modems, technical support and maintenance to the endusers; (iii) providing technical assistance to the Chinese party or the Shekou Television Station relating to their Internet and cable services and (iv) retaining ownership and control of all the equipment.

         o  Based upon the  receipt of such  approvals,  licenses,  permits  and legal opinion, we contributed US$500,000 in capital to the Shekou Joint Venture in February, 2000 and an additional US$2,000,000 of capital in May, 2000, fulfilling all of our capital contribution obligations. In addition to the capital contributions, we contributed $500,000 in equipment to the Shekou Joint Venture.

         o Using these funds, the Shekou Joint Venture completed installation work and began offering broadband services in Shekou on June 30, 2000.

Chengdu Joint Venture

         We formed a second joint venture, Sichuan Huayu Big Sky Network Ltd., with Chengdu Huayu Information Industry Co. Ltd., to install hardware and equipment to permit our Chinese joint venture partners to provide high-speed Internet access in Chengdu, Sichuan Province. The Chengdu joint venture was formed and the issuance of governmental approvals took place as follows:

         o We signed a Joint Venture Contract and Articles of Association in September 2000.

         o The Chengdu Foreign Investment Bureau approved the Chengdu Joint Venture in October 2000.

         o The State Administration of Industry and Commerce issued a business license to the Chengdu Joint Venture in October 2000.

         o An Internet operating permit was issued to Chengdu Huayu Information Industry Co. Ltd. to permit the Joint Venture to offer Internet access in October 2000.

         o Based upon the receipt of such approvals, licenses and permits, we contributed $1,365,590 in capital to the Chengdu Joint Venture in October 2000 and we anticipate we will make an additional $300,000 of capital in the first quarter of 2001. Further contributions will be made, as required, to fulfill its capital contribution obligations under the Chengdu joint venture contract.

         o Using these funds, the Chengdu joint venture completed installation work and began offering broadband services in Chengdu on October 25, 2000.

Deyang Joint Venture

         We entered into a Joint Venture Contract with Deyang Guangshi Network Development Ltd. in November 2000.

         As of March 30, 2001, Deyang Guangshi Network Development Ltd. was seeking regulatory approval and permits for joint venture business. Once all required approvals and permits are obtained, the joint venture are anticipated to proceed.

PROPOSED JOINT VENTURES

         We have signed agreements with five cable television stations in other parts of China to establish additional joint ventures. Described below are summaries of the letters of intent we have entered into as of March 30, 2001.

         On May 27, 1999, Big Sky Network and Zhuhai Cable Television Station entered into an Agreement to the Establishment of Cooperation Joint Venture. The Agreement calls for Zhuhai Cable Television to contribute its right of using data transmission channels on the cable network in exchange for an aggregate investment by us of $4,500,000 to $5,000,000 in capital. The first installment of $500,000 is payable within 15 days of obtaining approval for the Joint
Venture from the Foreign Economy and Trade Commission. The term of the joint venture would be 15 years with Big Sky Network receiving 60% of net income in years 1 to 4, 50% of net incomes in years 5 to 9 and 40% of net incomes in years 10 to 14.

         On March 1, 2000, Big Sky Network and Dalian Metropolitan Area Network Center entered into a Letter of Intent. The Letter calls for both parties to jointly develop Internet related business and broadband data transmission business. The joint venture will be for a term of 20 years. Our investment, registered capital and the distribution of profits are to be negotiated prior to the final contract.

         On September 15, 2000,Big Sky Network and Jitong Network Communications Co., Ltd. entered into a Joint Development Agreement of City Wide Area High Speed Broadband and Data Transmission Services. The Agreement calls for both parties to jointly develop Internet related business and broadband data transmission business. Our investment, registered capital and the distribution of profits are to be negotiated prior to the final contract.

         On November 8, 2000, Big Sky Network and Hunan Provincial Television and Broadcast Media Co. Ltd. entered into a Letter of Intent. The Letter calls for both parties to jointly develop Internet related business and broadband data transmission business. The joint venture will be for a term of 20 years. Our investment, registered capital and the distribution of profits are to be negotiated prior to the final contract.

         On March 8, 2001, Big Sky Network and Changsa Guang Da Television Broadcasting Broadband Network Ltd. entered into a Preliminary Agreement to Form a Contractual Joint Venture. The Agreement calls for Changsa Guang Da Television to contribute its right of using data transmission channels on the cable network in exchange for a staged investment by us of $18,000,000 in capital. The term of the joint venture would be 18 years with Big Sky Network receiving 65% of net income in years 1 to 6, 50% of net income in years 7 to 12 and 40% of net incomes in years 13 to 18. Changsa Guang Da Television currently has approximately 450,000 registered cable TV subscribers.

         Currently, we are concentrating our efforts on our Shekou, Chengdu and Deyang joint ventures and intend to pursue these potential joint ventures in the future subject to the available additional financing. Our management has also had discussions with approximately 20 potential joint venture partners throughout China regarding additional joint venture opportunities.

         We cannot assure you that we will finalize joint venture agreements with the parties in which we have entered into agreements with or that we will have sufficient funding to finance future joint venture arrangements.

TRANSACTIONS WITH SOFTNET

         We formed Big Sky Network for the purposes of deploying cable-based broadband services in China. SoftNet, a Delaware corporation, publicly traded on the NASDAQ (SOFN), acquired a 50% interest in Big Sky Network for an aggregate purchase price of $2,500,000. The proceeds of the sale were used for working capital and to fund the Shekou joint venture, a joint venture to install hardware and equipment to permit our Chinese joint venture partners to deploy Internet broadband services in the Shekou Industrial Area within the Special Economic Zone of Shenzhen, a city in Guangdong Province.

         In the third Quarter of 2000, SoftNet informed us that they intended to divest certain businesses including their China Internet investments. We negotiated to acquire SoftNet's interest in Big Sky Network, our operating subsidiary, in order to obtain 100% control of our business and to remove uncertainty related to SoftNet's divestment of its interest in Big Sky Networks. On September 29, 2000, we paid SoftNet the following consideration for its 50% interest in Big Sky Network for the following consideration:

         o  $2,500,000 in cash;

         o a promissory note in the principal amount of $1,700,000, due September 29, 2001, with interest payable at maturity at the rate of 8% per annum;

         o  forgiveness of debt owed by SoftNet to us, which was nil; and

         o  1,133,000 shares of our common stock.

         As a result of the acquisition, we own all of Big Sky Network, our operating subsidiary.

         As of March 30, 2001, SoftNet owned approximately 5.82% of our issued and outstanding share capital. SoftNet is at arm's length to us.

SALES AND MARKETING

         Exclusive Franchise - We seek to enter into exclusive franchises with municipally owned and operated cable television facilities in cities where competing Internet companies have not deployed. Provincial capital cities are our initial target but we do not restrict our marketing solely to such cities. We establish relationships with the municipal governments and the management of the local cable television stations. By offering the municipalities a competitive Internet service, we enhance their ability to attract foreign investment in local industry.

         Residential - After installing and testing equipment, our sales force concentrates on the multiple unit residential buildings in the area. Installation is readily available, as many buildings have cable lines already in place. Our Chinese joint venture partners also provide free Internet access to one or more schools in a target area. Students recognize the value of high speed, reliable service, which we expect will be used to persuade parents to subscribe. Our Chinese joint venture parnters have also partnered with securities dealers to market on-line trading capabilities to their clients.

         Business - Our marketing programs target large businesses with import and export focus. We anticipate that our cable-based Internet access will enhance such businesses' ability to conduct business over the Internet.

PROCUREMENT CONTRACTS

         We entered into a Purchase and License Agreement dated September 28, 2000, and amended January 19, 2001, with Nortel Networks Limited. Under the terms of the Purchase and License Agreement, we received special/fixed pricing to purchase up to $250,000,000 in services and products from Nortel Networks. The services and equipment is anticipated to be used in connection with our joint ventures in China.

         As of March 30, 2001, we have purchased approximately $350,000 in services and products from Nortel Networks under the agreement.

RESEARCH AND DEVELOPMENT

         We do not invest in proprietary technology or research and development. Instead, we intend to use technologies that are available from third-party vendors and the technologies developed by Big Sky Network's joint venture partners and affiliated entities.

         Our joint ventures are expected to rely on the technologies and systems of major cable television stations in which such ventures intend to offer broadband services through. These cable television stations generally use technologies that are comparable to most western cities. Our contribution to the joint ventures includes the acquisition and installation of routers, switches head-end equipment and modems that we plan to acquire from third-party providers. We do not anticipate that we will be required to conduct any material research and development to provide equipment or technologies required to convert cable television stations to Internet capable facilities.

         Our implementation strategy for each joint venture includes providing an assessment of each facility, using contractors, employees and third-party providers to design required upgrades, supply technicians, install equipment and activate the Internet high-speed access service.

         We do not depend on any one equipment supplier, although negotiations with suppliers may lead to exclusivity agreements if significant benefits accrue to us from entering into such agreements.

COMPETITION

         We believe the demand for broadband Internet service will increasingly attract foreign attention. As China gains acceptance into the World Trade Organization, known as "WTO", it is expected to liberalize its rules on foreign investment, ownership of telecommunications facilities and Internet access. We believe we can enter into joint ventures to enter into a number of exclusive franchises before WTO takes effect. We are constrained by limited financial and human resources and cannot expect to dominate the Internet industry. However, we do expect that by entering into exclusive franchises in selected provincial capitals and other key cities, we will be well positioned to partner with other companies on competitive terms to grow the Chinese broadband Internet market.

         Currently, the resident Chinese telecommunications companies have exclusive right to offer Internet service. New entrants such as our joint ventures must secure license agreements with one or more of the authorized Internet access providers. Chinese telecommunications companies have a competitive advantage in terms of size, acceptance, subscriber base, marketing and sales force and license.

         Relative to the Chinese telecommunications companies, we believe our joint ventures can differentiate its services from typical dial-up Internet services because of the advantages in speed of service and price offered by fibre optic cable service.

         Our joint ventures are structured in a manner that has been approved by government regulators in China, which may create a competitive advantage over other companies seeking to provide broadband Internet service using other business structures.

         The size of the Chinese market for Internet services attracts attention from foreign companies seeking to expand the market for their goods and services. We believe our primary competitors are Chinese telecommunications companies, which currently provide dial-up Internet access.

         While a number of entities, Chinese, foreign and Chinese-foreign joint ventures, have announced their intention to enter into cable TV based Internet services, we have not encountered any direct competition in the areas where we are currently active. We expect that some of our letter agreements will not result in operating joint ventures as other entities may offer more attractive financial terms than we may provide. With our limited capital and human resources, we intend to prioritize our marketing and development activities to concentrate on the highest probability of successful negotiations, profitable return, highest number of cable subscribers, and most modern cable facilities.

         To date, we have not been able to identify any direct competitors who are attempting to enter into the cable network market in the same manner using the same technologies. Currently, we must compete against companies that offer Internet access through methods of connection such as digital subscriber lines
(DSL), Integrated Services Digital Network (ISDN) and T1 connections. We believe we have an advantage over these other methods of transmission as ISDN is typically two to three times more expensive than either DSL or cable alternatives and does not offer the speed that DSL or cable does. T1 connections, which are basically large DSL connections are very cost prohibitive to individuals and are typically used by businesses that require the capability to have multiple users access large quantatities of information at the same time. DSL and cable access are generally comparable in cost, however, cable offers a higher bandwidth which allows a greater amount of information to be downloaded in a similar period of time. Also, due to cables higher bandwidth, a wider arena of accessibility to streaming video, video-conferencing and other dense transmissions is available to the enduser.

         There are many companies that provide Internet access and related services to users in China using DSL, ISDN or T1 connections. Some of these competitors are major Chinese Internet service providers, such as China Telecom, Jitong, and Unicom, as well as large foreign Internet service providers such as AT&T. These competitors have established customer bases, reputations and brand names, as well as substantial financial and technical resources. In addition, most of these competitors offer other services, which provides them with a list of potential clients to solicit and a larger market presence and reputation to draw upon. We believe that by remaining in the cable television network industry, we may be able to secure a significant portion of the Internet service access market due to our enhanced connection speeds and higher service reliability.

         Competition from Chinese telephone companies includes a limited amount of DSL capability. DSL in China relies on standard telephone lines to connect users to the Internet. While China is upgrading much of its infrastructure, the cost of DSL service limits its use to businesses that must have Internet access.

INTELLECTUAL PROPERTY

         Our success is dependent upon our ability to protect our intellectual property rights. We rely principally on a combination of copyright, trademarks, trade secret non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. We have submitted a trademark application to register the name "China Broadband" with the United States Patent and Trademark Office.

         As part of our confidentiality and operating procedures, we generally enter into nondisclosure and confidentiality agreements with each of our key employees and consultants and limit access to and distribution of our core technology, documentation and other proprietary information.

         Policing the unauthorized use of our technology is difficult. We will use all viable and cost-permissive methods for defending and prosecuting any suspected violators of our technology.

EMPLOYEES

         We have 7 full-time consultants and 3 part-time consultants consisting of 6 executives and 4 administrative consultants. Our subsidiary, Big Sky Network, employs a total of 9 employees in general, administrative and marketing functions on a full-time basis. We anticipate that Big Sky Network will hire additional employees in sales, marketing, and administration on an as-needed basis over the next fiscal year. Each joint venture engages local staff as required to manage its business, market the product and install the Internet service. We do not employ the joint venture employees. Set forth below are the numbers of employees employed by our joint ventures:

     JOINT VENTURE                      NUMBER OF EMPLOYEES

                            SALES             TECHNICAL       ADMINISTRATIVE

     Shekou                  9                    2                  7
     Chengdu                 9                   12                  6

         We maintain a small group of technical specialists contracted to the joint ventures to install, integrate and service major components, such as routers and head-end equipment. We plan to hire additional employees in sales, marketing, and administration over the current fiscal year and plan to hire additional management and service employees on an as-needed basis. If the need arises for additional technical employees and we are unable to hire qualified employees in a timely manner, we may outsource projects to third parties.

FACILITIES

         Our principal corporate, administrative and marketing facilities are located in Calgary, Alberta, and consist of approximately 4,000 square feet of office space held under a lease that expires on June 31, 2005 subject to certain early termination provisions after one year. This space is located at 2080, 440-2 Avenue SW., Calgary, Alberta, Canada, T2P 5E9.

         Our subsidiary, Big Sky Network, has offices located at Room 808, Zhaoshang Building, Shaoshang Road, 518067 Shekou, Shenzhen, Guangdong, China, and Zongnan Residential Area, Tai D4, Shenglong Street, Consulate Road, Chengdu, Sichuan 610041 Chengdu, Sichuan Province, China.

LEGAL PROCEEDINGS

         We are not currently a party to any pending legal proceedings.

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth information, as of March 30, 2001, regarding our executive officers and directors:


------------------------------ ----------- -------------------------------------------------- -------------------
            NAME                  AGE                          POSITION                             SINCE
------------------------------ ----------- -------------------------------------------------- -------------------
Matthew Heysel                     44      Chairman of the Board, Chief Executive Officer     April 14, 2000
------------------------------ ----------- -------------------------------------------------- -------------------
Daming Yang                        43      Director and President                             April 14, 2000
------------------------------ ----------- -------------------------------------------------- -------------------
Tom Milne                          54      Director and Chief Financial Officer               April 14, 2000
------------------------------ ----------- -------------------------------------------------- -------------------
Barry Mackie                       57      Chief Technology Officer                           February 2, 2000
------------------------------ ----------- -------------------------------------------------- -------------------
Ian Aaron                          40      Director                                           February 2, 2000
------------------------------ ----------- -------------------------------------------------- -------------------
John Brooks                        40      Director                                           February 2, 2000
------------------------------ ----------- -------------------------------------------------- -------------------
Richard Hurwitz                    37      Director                                           February 2, 2000
------------------------------ ----------- -------------------------------------------------- -------------------
Teddy Ping Chang Yung              32      Vice President, Systems Engineering                February 2, 2000
------------------------------ ----------- -------------------------------------------------- -------------------
Richard Wing Kit Lam               24      Vice President, Network Engineering                February 2, 2000
------------------------------ ----------- -------------------------------------------------- -------------------

MATTHEW HEYSEL - CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER

         Mr. Matthew Heysel has served as Chairman of the Board of Directors and Chief Executive Officer of China Broadband Corp. from April 14, 2000 to the present. He also serves as the Chairman of Big Sky Network Canada Ltd., (a subsidiary of China Broadband Corp.) and has held that position since May of 1999. Mr. Heysel is also a director of both of Big Sky Networks' joint ventures, Shenzhen China Merchants Big Sky Network Ltd. and Sichuan Huayu Big Sky Network Ltd., and has been a board member since each joint ventures' formation, September 1999 and July 2000 respectively. Previously, he served as Vice President of Corporate Finance of Yorkton Securities, a Canadian independent securities firm, where he was responsible for corporate finance in the oil and gas sector from April 1997 through April 1999. From October 1999 to the present, Mr. Heysel also served as President and a director of New Energy West Corp., a junior oil and gas exploration company which trades on the Canadian Venture Exchange under "NEC". In February 2001, Mr. Heysel was elected to the Board of Directors of M3 Energy Ltd., a junior oil and gas company.

DAMING YANG - DIRECTOR AND PRESIDENT

         Mr. Daming Yang has served on our Board of Directors and as our President since April 14, 2000. He has also served as the President and a member of the board of directors of Big Sky Network Canada Ltd., our subsidiary, since May of 1999. Mr. Yang is also a director of Shenzhen China Merchants Big Sky Network Ltd. and Sichuan Huayu Big Sky Network Ltd., and has been a board member since each joint ventures' formation, September 1999 and July 2000, respectively. From 1995 through 1998, Mr. Yang served as Vice President and then President of Tongli Energy Technical Service Co. Ltd., an importer of high-technology equipment to China where he was responsible for the day to day administration of the company and managed a staff of six. From 1989 to 1993, Mr. Yang was with Tri-City Survey Limited as a GIS Engineer. Mr. Yang holds a Master Degree in Geographical Information Systems from the University of Regina and a Masters Degree in Aerial Photography and Remote Sensing from the Netherlands International Institute for Aerospace Survey and Earth Sciences.

THOMAS MILNE - DIRECTOR AND CHIEF FINANCIAL OFFICER:

         Mr. Thomas Milne has served on our Board of Directors, and as Vice President of Finance and Chief Financial Officer since April 14, 2000. He has also served as the Chief Financial Officer of Big Sky Network

Canada Ltd, our subsidiary, since May of 1999. From 1985 through 1997, Mr. Milne was Vice President and Treasurer of NOVA Corporation, and director of NOVA Finance International. He was the Vice President, Finance and Chief Financial Officer of Arakis Energy, which was acquired by Talisman Energy Corp., from September, 1997 to October, 1998, an oil and gas company traded on the NASDAQ. Since March 1998, Mr. Milne has served as Chief Executive Officer of Precise Details, Inc., a consulting, investment management, real estate and automotive services company. Mr. Milne currently serves on the board of directors of Caspian Oil Tools Limited, Longview Petroleum Limited and Synenco Energy Limited. Mr. Milne also currently serves as Director and the Chief Financial Officer for M3 Energy Ltd, a junior oil and gas company and NoMatterWare, Inc., an application service provider. Mr. Milne is also a director of The Alberta Performing Arts Stabilization Fund and the Pension and Investment Committee of the University of Calgary Pension and Endowment Funds

IAN AARON - DIRECTOR

         Mr. Ian Aaron has been the President and CEO of TVN Entertainment Corporation, a leading digital distribution services company since August 2000. Mr. Aaron joined TVN from SoftNet Systems, Inc., which trades on the NASDAQ
(SOFN), a global broadband and cable modem, satellite and wireless services company. Mr. Aaron served, from 1994-1999, as President of SoftNet, President of SoftNet's subsidiary ISP Channel and as SoftNet's Chief Technology Officer. Mr. Aaron is a seasoned telecommunications executive from Fujitsu GTE Communications (June 1982 to August 1987). He was President and founder of Communicate Direct, from August 1987 to October 1994, a leading telecom and datacom services company and is a member of the Board of Directors of TVN, Dot Cast, and China Motion. He earned two Bachelor of Science degrees from the University of Illinois in Electrical Engineering and Business and Communications.

JOHN BROOKS - DIRECTOR

         Mr. Brooks is an experienced telecommunications entrepreneur. In 1996, Mr. Brooks co-founded Brooks Fiber Properties (BFP), a provider of competitive local and long distance telecommunications services in 44 states across the United States. BFP completed an initial public offering in 1996 and was subsequently acquired by WorldCom in January 1998. Mr. Brooks also co-founded Millennium Digital Media, an early provider of full service competitive broadband access in various major metropolitan areas across the United States, where he served as the company's Chief Operating Officer and Vice Chairman from 1997. Mr. Brooks stepped down from the position of Chief Operating Officer in 2001 and continues in his role as Vice Chairman. Mr. Brooks is currently the Chairman of Brooks Investments, Inc.

RICHARD HURWITZ - DIRECTOR

         Mr. Hurwitz is a partner with Bancorp Services LLC, a nationally recognized consulting firm providing structured investments directed to financial institutions, since March 1996. As well, Mr. Hurwitz has served as the Chief Executive of Benefit Finance Securities, a broker-dealer based in St. Louis, Missouri, since November 1998. Previously, Mr. Hurwitz acted as the Managing Director Europe with Bridge Information Systems Inc. a New York based financial information vendor, from 1990 to 1995.

BARRY MACKIE - CHIEF TECHNOLOGY OFFICER

         Mr. Mackie has served as our Chief Technology Officer since February 2, 2001. Prior to joining us, Mr. Mackie was employed by Nortel Networks as Vice President - Network Development & Technical Operations, Cannect Communications. During 1997, Mr. Mackie was employed as Implementation Prime for a new traffic utilization and capacity planning project for MCI Communications. In 1996, Mr. Mackie served as a managing consultant for Telos. Mr. Makie has also been employed by Nippon Telecommunications Consulting in 1995 and was a project manager for Mitel Equipment in 1994.

TEDDY PING CHANG YUNG - VICE PRESIDENT, SYSTEMS ENGINEERING

         Mr. Yung has served as our Vice President, Systems Engineering since February 2, 2001. Prior to joining us, Mr. Yung was employed with Compaq as a Deployment Engineer from May 2000 to October 2000. From September 1999 to May 2000, Mr. Yung was employed as a Network Engineer at Credit Suisse First Boston. Mr.

Yung was a Network Engineer for Morgan Stanley Dean Witter from August 1997 to April 1999. Mr. Yung was a Network Engineer with Citicorp from November 1995 to August 1997.

RICHARD WING KIT LAM - VICE PRESIDENT, NETWORK ENGINEERING

         Mr. Lam has served as our Vice President, Network Engineering since February 2, 2001. Prior to joining us, Mr. Lam was employed by SoftNet Systems as a Senior Systems Architect from April 2000 to November 2000. From June 1998 to March 2000, Mr. Lam was a consultant with KPMG Consulting. Prior to KPMG, Mr. Lam spent 4 years with Columbia University Telecommunications Services as a Senior Tech.

None of our executive officers or directors have been involved in any bankruptcy proceeding, been converted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

BOARD COMMITTEES

         On February 2, 2001, our board of directors established an Audit Committee and a Human Resources and Compensation Committee.

AUDIT COMMITTEE

         The Audit Committee of the board of directors reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors. Messrs. Aaron, Brooks and Hurwitz are members of this committee. The Audit Committee is responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance of our auditors, systems and controls established to comply with financial regulatory requirements and our annual financial statements before they are reviewed and approved by our board of directors. Such reviews are carried out with the assistance of our auditors and our senior financial management. The Audit
Committee adopted, and the board of directors approved, an Audit Committee Charter, consistent with SEC policy, outlining its policy and procedures for the exercise of its oversight responsibilities on March 27, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Human Resources and Compensation Committee of the board of directors reviews and recommends to the board of directors the compensation and benefits of all our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. Messrs. Heysel, Yang, Brooks and Aaron are members of this committee. Mr. Heysel is a director and Chief Executive Officer. Mr. Yang is a director and our President. None of our executive officers served as a director, executive officer or member of a compensation committee of another entity of which one of its executive officers served on our Human Resources and Compensation Committee. Except as described in "Related Party Transactions," no interlocking relationships exist between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

         In the past, our board of directors has negotiated all executive salaries of our employees, including our Chief Executive Officer. Directors do not participate in approving or authorizing their own salaries as executive officers. Compensation for our Chief Executive Officer was determined by the Board after considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions, the development of our joint ventures, the implementation of our joint venture Internet services in Shekou and Chengdu, and our general financial condition. Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders. See "Stock Option Plan."

DIRECTOR COMPENSATION

         We do not currently pay any cash compensation to directors for serving on our board, but we do reimburse directors for out-of-pocket expenses for attending board and committee meetings. Our independent directors receive stock options to purchase shares of our common stock as compensation for their service as directors. The terms of stock option grants made to independent directors are determined by the board of directors. See "Option Grants." We do not provide additional compensation for committee participation or special assignments of the board of directors.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to our chief executive officer and two other most highly compensated executive officer for the years indicated. No other executive officer of China Broadband earned a salary and bonus for such fiscal year in excess of $100,000.


                                             SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                      ----------------------------------------------------------------------------------
                                                                          AWARDS              PAYOUTS
                                                               -----------------------------------------

                                                       OTHER       SECURITIES  RESTRICTED
                       FISCAL                         ANNUAL         UNDER      SHARES OR
                        YEAR                          COMPEN-      OPTION/SAR   RESTRICTED     LTIP
 NAME AND PRINCIPAL    ENDED   SALARY     BONUS      SATION        GRANTED (#) SHARE UNITS    PAYOUTS      ALL OTHER
      POSITION          (1)      (US$)      (US$)      (US$)                     (US$)        (US$)      COMPENSATION
---------------------------------------------------------------------------------------------------------------------
Matthew Heysel,         2000    75,000(2)      0         0         550,000           0            0           0
Chief Executive         1999(3)     nil
Officer
Daming Yang             2000    30,000(2)      0         0         550,000           0            0           0
                        1999(3)     nil
Tom Milne               2000    60,000(2)      0         0         250,000           0            0           0
                        1999(3)     nil
James Charuk            2000(4)     nil(4)                                                        -           -
                        1999        nil(5)

(1)      December 31
(2)      From March 1, 2000 through December 31, 2000.
(3)      Mr. Heysel, Mr. Yang and Mr. Milne were not employed by us in 1999.
         No compensation was paid to officers and directors during the year ended December 31, 1999.
(4) Mr. Charuk served as our President and sole director of Institute for Counseling, Inc., the predecessor corporation to the company, from June 22, 1998 through March 1, 2000. No compensation was paid to any officer or director of China Broadband during this period.
(5) No compensation was paid to any officer or director of China Broadband during this period. Big Sky did not pay any salaries and did not issue any options in 1999.


OPTION GRANTS

         We did not grant any stock options to our Chief Executive Officer or other most highly compensated executive officers during the fiscal year ended December 31, 1999.

         On April 13, 2000, China Broadband Corp. granted options to officers, directors and consultants exercisable to acquire a total of 4,175,000 shares at $1.00 per share. We cancelled 50,000 options and issued 50,000 warrants with identical terms and conditions. On November 1, 2000, China Broadband Corp. granted options to officers, directors and employees exercisable to acquire a total of 650,000 common shares at $7.50 per share. On February 2, 2001, China Broadband Corp. granted options to officers, directors and consultants exercisable to acquire a total of 550,000 shares at $7.50 per share. See "Stock Option and Warrant Grants".

         The following table sets forth information regarding stock option grants to our executive officers and directors:


                                  OPTION GRANTS
INDIVIDUAL GRANTS                                                                               POTENTIAL REALIZED
                                                                                                 VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION
                                                                                                 FOR OPTION TERM
--------------------------------------------------------------------------------------------- -----------------------

             (A)                      (B)              (C)           (D)           (E)            (F)         (G)
                                   NUMBER OF       % OF TOTAL
                                   SECURITIES        OPTIONS      EXERCISE
                                   UNDERLYING      GRANTED TO      OR BASE
                                OPTIONS GRANTED   EMPLOYEES IN      PRICE       EXPIRATION
             NAME                     (#)            FISCAL       ($/SH)(2)        DATE         5% ($)      10% ($)
                                                     YEAR(1)
------------------------------- ----------------- -------------- ------------ --------------- ------------ ----------
Matthew Heysel                    500,000               9.39%       $1.00       4/13/2005        138,150      305,250
                                   50,000               0.10%       $7.50       11/1/2003         59,100      124,125
Daming Yang                       500,000               9.39%       $1.00       4/13/2005        138,150      305,250
                                   50,000               0.10%       $7.50       11/1/2003         59,100      124,125
Tom Milne                         100,000               1.88%       $1.00       4/13/2005         27,630       61,050
                                  150,000               2.82%       $7.50       11/1/2003        177,300      372,375
Barry Mackie                      300,000               5.63%       $7.50         2/2/04         354,600      744,750
John Brooks                       100,000               1.88%       $7.50         2/2/04         118,200      248,250
Ian Aaron                         100,000               1.88%       $1.00       4/13/2005         27,630       61,050
Richard Hurwitz                   100,000               1.88%       $1.00       4/13/2005         27,630       61,050
Teddy Ping Chang Yung             200,000               3.76%       $7.50       11/1/2003        236,400      496,500
Richard Wing Kit Lam              100,000               1.88%       $7.50       11/1/2003        118,200      248,250

(1) Based on options exercisable to acquire a total 5,325,000 shares to officers, directors, employees and consultants.
(2) The exercise price per shares was equal to or greater than the fair market value of the common stock on the date of grant as determined by the Board of Directors.

         The potential realizable value is calculated based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option.

         These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

         o multiplying the number of shares of common stock subject to a given option by the exercise price;

         o  assuming   that  the   aggregate   stock  value  derived  from  that
            calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and

         o  subtracting from that result the aggregate option exercise price.

OPTION EXERCISES

         None of the Named Executive Officers have exercised options to purchase shares of our common stock as of March 30, 2001.

         The following table sets forth details of each exercise of stock options during the financial year ended December 31, 2000 by any of the Named Executive Officers, and the financial year end value of unexercised options on an aggregate basis.


                                                          AGGREGATED OPTIONS EXERCISED
                                               DURING THE FINANCIAL YEAR ENDED DECEMBER 31, 2000
                                                      AND FINANCIAL YEAR-END OPTION VALUES

-------------------------- ----------------- ---------------- ----------------------- -------------------------------
          NAME                SECURITIES        AGGREGATE      UNEXERCISED OPTIONS     VALUE OF UNEXERCISED IN THE
                             ACQUIRED ON     VALUE REALIZED       AT FY-END (#)          MONEY-OPTIONS AT FY-END
                             EXERCISE (#)          ($)             EXERCISABLE/              ($) EXERCISABLE/
                                                                  UNEXERCISABLE             UNEXERCISABLE (1)

-------------------------- ----------------- ---------------- ----------------------- -------------------------------
Matthew Heysel             Nil               Nil              550,000 (exercisable)    $3,000,000 (exercisable)
                                                              0 (unexercisable)        $0 (unexercisable)

-------------------------- ----------------- ---------------- ----------------------- -------------------------------
Daming Yang                Nil               Nil              550,000 (exercisable)   $3,000,000 (exercisable)
                                                              0 (unexercisable)       $0 (unexercisable)

-------------------------- ----------------- ---------------- ----------------------- -------------------------------
Tom Milne                  Nil               Nil              250,000 (exercisable)   $1,500,000 (exercisable)
                                                              0 (unexercisable)       $0 (unexercisable)

-------------------------- ----------------- ---------------- ----------------------- -------------------------------

(1) Based on NASD OTCBB closing price of $7.00 on December 29, 2000. (2) Includes Options to purchase common shares within 60 days after December 31, 2000.

STOCK OPTION PLAN

         Our board of directors approved the creation of the 2000 Stock Option Plan. Under the plan, the board of directors may grant incentive and non-qualified options to acquire up to a total of 8,000,000 common shares to our directors, officers, employees and consultants. As of March 30, 2001, our board has granted options exercisable to acquire 5,325,000 common shares.

         The plan is intended to retain the services of our valued key employees and consultants and others that the plan administrator may select to:

         o encourage our employees and consultants to acquire a greater proprietary interest in China Broadband;

         o  serve as an aid and inducement in the hiring of new employees; and

         o provide an equity incentive to consultants and others selected by the Board of Directors and the plan administrator.

         The primary difference between "incentive stock options" and non-qualified options is the tax treatment of the option holder. If a holder complies with Internal Revenue Service rules regarding incentive stock options, a holder of an incentive stock can defer recognition of income for tax purposes until the shares underlying the options are sold. A holder of a non-qualified option generally recognizes income on the date of exercise. Incentive stock options may be granted to any individual who, at the time the option is granted, is an employee of China Broadband or any related corporation. Non-qualified stock options may be granted to employees and to others at the discretion of the plan administrator. The plan administrator fixes the exercise price for options in the exercise of its sole discretion, except that the exercise price for an incentive stock option must be at least the fair market value per share of the common stock at the date of grant (as determined by the plan administrator in good faith), or in the case of greater-than ten percent shareholders, at least one hundred ten percent of the fair market value per share. The exercise price may be paid in cash or, with the approval of the plan administrator, by other means, including withholding of option shares or delivery of previously held shares. Options granted under the plan vest over a four-year period, with one-quarter becoming exercisable at the end of one year of continuous stats as an employee or consultant and the remaining 75% vest pro rata monthly over the following 36 months of continuous status as an employee or consultant. The plan administrator may accelerate the vesting of options in its sole discretion.

         Options are non-transferable except by will or the laws of descent and distribution or subject to a qualified domestic relations order. With some exceptions, vested but unexercised options terminate upon the earlier of:

         o the expiration of the option term specified by the plan administrator at the date of grant (generally 10 years; or, with respect to incentive stock options granted to greater-than ten percent shareholders, a maximum of five years);

         o  the   expiration  of  3  months  from  the  date  of  an  optionee's termination of services with us or any related corporation; or

         o the expiration of one year from the date of death or disability (as defined in the plan) of the optionee.

         If an optionee's services are terminated by death, any option held by the optionee is exercisable only by the person or persons to whom such optionee's rights under the option pass by the optionee's will or by the laws of descent and distribution of the state or county of the optionee's domicile at the time of death. Unless accelerated in accordance with the plan, unvested options terminate immediately upon termination of services of the optionee by us for any reason, including death or disability. The plan administrator may amend or modify the plan, except that no amendment with respect to an outstanding option may be made over the objection of the holder of the option (other than those provisions triggering acceleration of vesting of outstanding options).

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         Our articles of incorporation provide that we shall have the right to indemnify any person for any liability or expenses incurred by that person by reason of the fact that he was a director, officer, employee or agent and has the right to advance or pay the expenses of directors and officers in defending civil or criminal suit or proceeding to the full extent provided by the General Corporation Law of Nevada.

         Our bylaws provide that to the fullest extent permitted by law we may indemnify our directors, officers and others who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding.

         We maintain director and officer liability insurance in the amount of $5,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EMPLOYMENT AND CONSULTING CONTACTS

         We, through our subsidiaries, have entered into consulting agreements with key individuals, who perform services for us, as specified in the agreements. We use a standard form of consulting agreement, which defines terms of the agreement, services to be performed, compensation and benefits, confidentiality and individual specific benefits based on the requirements of the position. We have entered into the following consulting agreements:

         Mathew Heysel Consulting Agreement: Mathew Heysel provides services as our Chief Executive Officer on a full-time basis under the terms of a consulting agreement with MH Financial Management. We pay a base consulting fee in the annual amount of $120,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Heysel's services. The agreement is for a term of six months, expiring April 30, 2001, with renewal at the discretion of the board of directors. The agreement contains non-compete provisions that restricts Mr.

Heysel from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Heysel is no longer contracted by us for any reason. Should we terminate the consulting agreement, Mr. Heysel would be paid $60,000 at the time of termination. The agreement provides that in the event of a change of control, Mr. Heysel is to be paid five percent (5%) of the value of the sale of our assets or the value of the transaction which would constitute a takeover of the company. This amount is to be paid within 10 days of the transaction. Takeover of the company is defined as:

         o any change in the holding, either direct or indirect, of shares of the company, or any reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, arrangement or other transaction, that results in a person who was, or a group of persons acting in concert who were, not previously in a position to exercise effective control of the Corporation in excess of the number that would entitle the holders thereof to cast twenty (25%) percent or more of the votes attaching to all shares of the Corporation, and

         o the exercise of such effective control to cause or result in the election or appointment of two or more directors of the Corporation, or of the successor to the Corporation, who were not previously directors of the Corporation.

         Daming Yang Consulting Agreement: Daming Yang provides services as our President on a full-time basis under the terms of a consulting agreement. We pay a consulting fee in the annual amount of $60,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Yang's services. The agreement is for a term of six months, with renewals at the discretion of the board of directors and expired on October 31, 2000. The agreement contains non-compete provisions that restricts Mr. Yang from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Yang is no longer contracted by us for any reason. The agreement has no change of control provisions.

         Thomas Milne Consulting Agreement: Thomas Milne provides services as our Chief Financial Officer on a full-time basis under the terms of a consulting agreement with Precise Details Inc. We pay a consulting fee in the annual amount of $96,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Milne's services. The agreement is for a term of six months and expires on April 30, 2001. The agreement contains non-compete provisions that restricts Mr. Milne from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Milne is no longer contracted by us for any reason. The agreement has no change of control provisions.

         Barry Mackie Consulting Agreement: Barry Mackie provides services as our Chief Technical Officer on a full-time basis under the terms of a consulting agreement. We pay a consulting fee in the annual amount of $120,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Mackie's services. The agreement is for a term of six months and expires on July 1, 2001. The agreement contains non-compete provisions that restricts Mr. Mackie from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Mackie is no longer contracted by us for any reason. The agreement has no change of control provisions. In connection with Mr. Mackie's engagement, we agreed to grant Mr. Mackie options exercisable to acquire 300,000 shares of our common stock, vesting on the date of grant. On February 2, 2001, we granted Mr. Mackie options exercisable to purchase 300,000 shares of our common stock at an exercise price of $7.50, which vested immediately and expire on February 2, 2004.

         Richard Lam Consulting Agreement: Richard Lam provides services as our Vice President, Network Engineering on a full-time basis under the terms of a consulting agreement. We pay a consulting fee in the annual amount of $84,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Lam's services. The agreement is for a term of six months and expires on April 1, 2001. The agreement contains non-compete provisions that restricts Mr. Lam from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Lam is no longer contracted by us for any reason. The agreement has no change of control provisions. In connection with Mr. Lam's engagement, we agreed to grant Mr. Lam options exercisable to acquire 100,000 shares of our common stock, vesting on the date of grant. On November 1, 2000, we granted Mr. Lam options exercisable to purchase 100,000 shares of our common stock at an exercise price of $7.50, which vested immediately and which expire on November 1, 2003.

         Teddy Yung Consulting Agreement: Teddy Yung provides services as our Vice President, Systems Engineering on a full-time basis under the terms of a consulting agreement with YungPC AP. We pay a consulting fee in the annual amount of $100,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Yung's services. The agreement is for a term of six months and expires on April 1, 2001. The agreement contains non-compete provisions that restricts Mr. Yung from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Yung is no longer contracted by us for any reason. The agreement has no change of control provisions. In connection with Mr. Yung's engagement and under separate contract with Mr. Yung directly, we agreed to grant Mr. Yung options exercisable to acquire 200,000 shares of our common stock, vesting on the date of grant. On November 1, 2000, we granted Mr. Yung options exercisable to purchase 200,000 shares of our common stock at an exercise price of $7.50, which vested immediately and which expire on November 1, 2003.

RELATED PARTY TRANSACTIONS

         On April 14, 2000, we entered into an exchange agreement with the shareholders of China Broadband (BVI) Corp., including certain officers and members of our board of directors. In exchange, we issued 13,500,000 shares of common stock to the shareholders of China Broadband (BVI) Corp. Under the terms of the exchange agreement, Brent Shaw, Michael Kang and James Charuk resigned as members of our Board of Directors and Matthew Heysel, Daming Yang and Tom Milne were appointed as the members of our Board of Directors.

         On April 13, 2000, China Broadband Corp. granted options to officers, directors and consultants to China Broadband Corp. exercisable to acquire a total of 4,175,000 shares at $1.00 per share. These options were fully vested and expire on April 13, 2005. See "Stock Option and Warrant Grants".

         In May 2000, China Broadband issued 500,000 shares at $0.20 per share; 1,530,000 shares at $1.00 per share and 1,301,667 shares at $7.50 per share for gross proceeds of $11,392,503.

         Precise Details, Inc., a company over which Thomas Milne, our Chief Financial Officer and a director, has control, purchased 50,000 at $0.20 per share. Precise Details subsequently transferred 40,000 of these shares to sixteen persons/entities. 10,000 of these shares were transferred into Mr. Milne's name and 5,000 of these shares were transferred to Mr. Milne's spouse.

         Richard Hurwitz, a director, purchased 50,000 shares at $0.20 per share and 50,000 shares at $1.00 per share in these offerings.

         We acquired SoftNet's 50% interest in Big Sky Network by issuing SoftNet 1,133,000 shares of our common stock, which was approximately 5.82% of our issued and outstanding share capital as of March 30, 2001. See "Transactions with SoftNet". SoftNet is at arm's length to us.

         On November 1, 2000, China Broadband Corp. granted options to officers, directors, consultants and employees exercisable to acquire 650,000 common shares at $7.50 per common share. These options are fully vested and expire on November 1, 2003. See "Stock Option and Warrant Grants".

         On February 2, 2001, China Broadband Corp. granted options to officers, directors, consultants and employees exercisable to acquire 550,000 common shares at $7.50 per common share. These options vested immediately and expire on February 2, 2004. See "Stock Option and Warrant Grants".

         We have entered into consulting agreements with Matthew Heysel, Daming Yang, Tom Milne, Teddy Yung, Richard Lam and Barry Mackie. See "Employment and Consulting Agreements."

PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the beneficial ownership of our outstanding common stock as of March 30, 2001 for:

         o  each of our directors and executive officers individually;

         o each person or group that we know owns beneficially more than 5% of our common stock; and

         o  all directors and executive officers as a group.

         Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder is based on 19,474,517 shares of common stock outstanding as of March 30, 2001, together with applicable options for that shareholder. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.

                                                                    PERCENT OF
            NAME AND ADDRESS              NUMBER OF SHARES    SHARES OUTSTANDING(1)  PERCENTAGE AFTER
          OF BENEFICIAL OWNER            BENEFICIALLY OWNED                              OFFERING

  OFFICERS AND DIRECTORS

  Matthew Heysel, Director, CEO                      2,473,750(2)   12.35%(2)             12.35%
  2080, 440-2 Avenue SW
  Calgary, Alberta  T2P 5E9

  Daming Yang, Director and President                2,473,750(3)   12.35%(3)             12.35%
  2080, 440-2 Avenue SW
  Calgary, Alberta  T2P 5E9

  Thomas Milne                                         275,200(4)    1.40%(4)              1.26%
  2080, 440-2 Avenue SW
  Calgary, Alberta  T2P 5E9

  Ian Aaron                                            100,000(5)    0.51%(5)              0.51%
  7th Floor, 2901 West Alameda Avenue
  Burbank, CA  91505

  John Brooks                                          100,000(5)    0.51%(5)              0.51%
  16650 Chesterfield Grove Road
  Chesterfield, MO  63005

  Richard Hurwitz                                      200,000(6)    1.02%(6)              0.51%
  370-1610 des peres Road
  St. Louis, MO  63131-1850

  Barry Mackie                                         300,000(5)    1.52%(5)              1.52%
  16680 - 85A Avenue
  Surrey, BC  V4N 5A7

  Richard Lam                                          100,000(5)    0.51%(5)              0.51%
  4 Ayrmont Lane
  Aberdeen, New Jersey  07747



                                                                              51


  Teddy Yung                                           200,000(5)    1.02%(5)              1.02%
  Apartment 3C
  136-35 Maple Avenue
  Flushing, New York  11355

  5% SHAREHOLDERS
  Wei Yang                                           2,423,750(7)   12.13%(7)             12.13%
  Room 837, China Merchant Building
  Shenzhen, Guong Dong
  China 518067

  Kai Yang                                           2,023,750(8)   10.34%(8)             10.34%
  1002 Building C, Huiyuan Apart.
  Asia Game Village
  Beijing
  China 100101

  SoftNet, Inc.                                      1,133,000       5.82%                 5.82%
  225-650 Townsend Street
  San Francisco, CA  94103


  OFFICERS AND DIRECTORS AS A GROUP                  6,222,700(9)   28.64%(9)             28.60%

(1) Based on 19,474,517 issued and outstanding shares of common stock at March 30, 2001.[
(2) Includes 1,923,750 shares of common stock and options exercisable within 60 days of March 30, 2001 to acquire 550,000 shares of common stock.
(3) Includes 1,923,750 shares of common stock and options exercisable within 60 days of March 30, 2001 to acquire 550,000 shares of common stock.
(4) Includes 25,200 shares of common stock of which 10,000 shares are owned by Precise Details, Inc., a company over which Mr. Milne has control, 10,000 shares owned directly by Mr. Milne and 5,000 shares owned by Mr. Milne indirectly through his spouse; and options exercisable within 60 days of March 30, 2001 to acquire 250,000 shares of common stock.
(5) Consisting of options exercisable within 60 days of March 30, 2001 to acquire common stock.
(6) Includes 100,000 common shares and options exercisable within 60 days of March 31, 2001.
(7) Includes 1,923,750 shares of common stock and options exercisable within 60 days of March 30, 2001 to acquire 500,000 shares of common stock.
(8) Includes 1,923,750 shares of common stock and options exercisable within 60 days of March 30, 2001 to acquire 100,000 shares of common stock.
(9) Includes 3,972,700 shares of common stock and 2,250,000 shares of common stock acquirable upon exercise of options within 60 days of March 30, 2001.

TAXATION

         The following discussion describes the material United States federal income tax consequences of the ownership of common shares of China Broadband Corp. by an investor that purchases and holds them as capital assets.

         The discussion does not address any aspects of United States taxation other than federal income taxation. Prospective investors are urged to consult their tax advisors regarding the United States federal, state and local tax consequences of the purchase, holding or disposal of common shares.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

         The discussion below is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury Regulations and published judicial and administrative interpretations, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The tax treatment of a holder of common shares may vary depending upon the holder's particular situation. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account holders subject to special rules including, but not limited to, dealers in securities or currencies, financial institutions, tax-exempt entities, banks, life insurance companies, traders in securities that elect to mark-to-market their securities, persons that hold common shares as a part of a straddle or a hedging, or conversion transaction, persons liable for the alternative minimum tax, persons that actually or constructively own 10% or more of our voting stock, or persons whose "functional currency" is not the U.S. dollar. In addition, the following discussion is limited to United States holders who will hold the common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

         A United States holder is a holder of common shares that is an individual who is a citizen or resident of the United States, a partnership, corporation or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, Treasury Regulations otherwise provide), an estate that is subject to United States federal income taxation without regard to the source of its income or a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

         The discussion below does not address the effect of any state or local tax law on a holder of the common shares.

DISTRIBUTIONS

         The gross amount of a distribution (including a deemed or constructive distribution) with respect to the common shares will be treated as a dividend taxable as ordinary income on the date of receipt, to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Distributions, if any, in excess of these current and accumulated earnings and profits will first constitute a non-taxable return of capital to the extent thereof, and then a capital gain realized on the disposition of the common shares. The portion of any distribution treated as a non-taxable return of capital will reduce a holder's tax basis in the common shares. Corporate United States holders will be eligible for the dividends received deduction allowed for distributions to domestic corporations, multiplied by the relevant percentage based on their percentage shareholding.

         If a distribution is paid with respect to the common shares in any currency other than U.S. dollars, the amount of the distribution will be translated into U.S. dollars at the spot rate on the date the distributions are paid or deemed paid to a United States holder, regardless of whether the distributions are in fact converted on that date. Any subsequent gain or loss in respect of that non-US currency arising from exchange rate fluctuations will be ordinary income or loss.

CAPITAL GAINS AND LOSSES

         A United States holder will generally recognize gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's adjusted tax basis in the common shares. This will result in a long-term or short-term capital gain or loss, depending on whether the common shares have been held for more than one year. The deductibility of capital losses may be subject to limitation.

CHINESE TAXATION

         The following is a summary of the material income tax provisions, including withholding provisions, to which the China Broadband companies are subject under existing Chinese laws and regulations. The summary is subject to changes in Chinese law, including changes that could have a retroactive effect. The China Broadband group is currently looking at ways to restructure the tax affairs so as to minimize the foreign taxes payable.

         There are no Chinese taxes that would be levied directly on a shareholder of China Broadband Corp. on the disposition of shares of China Broadband Corp.

         The income earned by subsidiaries of China Broadband operating in China, in the form of Chinese-foreign cooperative joint ventures, is subject to Chinese tax at a general rate of 33%. Certain operations may qualify for a reduction in Chinese taxes under certain regional tax incentives. Further, China levies a 20% withholding tax on profit allocations (i.e. dividends) received from Chinese-foreign cooperative joint ventures operations - however, a temporary exemption from this withholding tax has been granted to foreign investors. The Chinese-foreign cooperative joint ventures entered into by the China Broadband group typically have a fixed lifespan of 15 to 20 years. Upon the termination of the joint ventures, proceeds on liquidation received by China Broadband or its subsidiaries will be regarded as dividends for Chinese tax purposes, and therefore (under the current exemption) not be subject to Chinese withholding taxes. There is no indication as to when the exemption will fall away. Should the exemption fall away, the proceeds on liquidation will be subject to the 20% withholding tax on dividends. Should China Broadband's interest in the joint ventures be transferred or realized prior to the termination of the joint venture, any capital gains derived on the transfer or realization will be subject to 20% Chinese tax on capital gains.

         For U.S. tax purposes, the Chinese taxes payable on China Broadband's portion of the joint venture income and dividends are eligible for credit against U.S. taxes imposed on China Broadband Corp. in respect of dividends distributed by the joint ventures, subject to certain general limitations."

DESCRIPTION OF CAPITAL STOCK

         We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share. The following is a summary of provisions of the common stock.

COMMON STOCK

         As of March 30, 2001, we were authorized to issue 50,000,000 shares of common stock, of which 19,474,517 shares were issued and outstanding held of record by 84 shareholders. This public offering consists solely of shares of common stock being resold by selling shareholders. Therefore, this offering will not affect the total number of shares of common stock issued and outstanding.

         A quorum for a general meeting of shareholders is one shareholder entitled to attend and vote at the meeting who may be represented by proxy and other proper authority, holding at least a majority of the outstanding shares of common stock. Holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Action by the shareholders requires a vote by holders of a majority of the shareholders present, in person or by proxy, at a meeting of the shareholders. The holders of shares of common stock are entitled to receive any dividends the board of directors declares out of funds legally available for the payment of dividends. There are no limitations on the payment of dividends.

         In addition, there are no pre-emptive rights, no subscription rights, no sinking fund provisions, no conversion rights, no redemption provisions, no voting as a class, and no restrictions on alienability relating to the shares of common stock and none of the shares of common stock carry any liability for further calls. There are no provisions discriminating against any existing or prospective holder of common stock as a result of such shareholder owning a substantial amount of securities.

         Upon any liquidation, dissolution, or winding up of our business, if any, after payment or provision for payment of all of our debts, obligations, or liabilities, the proceeds will be distributed to the holders of shares of common stock.

         The rights of holders of shares of common stock may not be modified other than by vote of majority of the shares of common stock voting on the modification. Because a quorum for a general meeting of shareholders can exist with less than all of the shareholders (or proxyholders) personally present at a meeting of the shareholders, the rights of holders of shares of common stock may be modified by less than a majority of the issued shares of common stock.

         There are no change of control provisions contained in our articles of incorporation or bylaws.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATERIALS

         Our common stock, par value $.001 per share (the "Common Stock"), is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers Over-the-Counter Bulletin Board ("NASDAQ-OTC-BB"), under the symbol "CBBD".

                         2000                              HIGH             LOW
  Third Quarter (September 25 through September 30,       $10.00           $7.00
  2000)
  Fourth Quarter                                           $9.50           $4.19

                         2001
  First Quarter (January 1, 2001 through March 30,         $6.50           $3.06
  2001)


         Quotations commenced on the NASDAQ-OTC-BB on September 25, 2000. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

         The price of our common stock on the NASDAQ-OTC-BB on December 29, 2000 was $7.00. On March 30, 2001, the price of our common stock on the NASDAQ-OTC-BB was $3.25.

         We have never paid dividends on our common shares. We do not anticipate paying any dividends in the foreseeable future.

         As of March 30, 2001 we had 84 shareholders of record.

ANTI-TAKEOVER EFFECTS OF CHARTER AND BYLAWS PROVISIONS AND THE NEVADA

BUSINESS CORPORATION ACT

         Nevada law provides that any agreement providing for the merger, consolidation or sale of all or substantially all of the assets of a corporation be approved by the owners of at least the majority of the outstanding shares of that corporation, unless a different vote is provided for in our articles of incorporation. Our articles of incorporation do not provide for a super-majority voting requirement in order to approve any such transactions. Nevada law also gives appraisal rights for some mergers, plans of reorganization, or exchanges or sales of all or substantially all of the assets of a corporation. Under Nevada law, a shareholder does not have the right to dissent with respect to:

         o  a sale of assets or reorganization, or

         o any plan of merger or any plan of exchange, if the shares held by the shareholder are part of a class of shares which are listed on a national securities exchange or the Nasdaq National Market Systems, or are held of record by note less than 2,000 shareholders, and the shareholder is not required to accept for his shares any consideration other than shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class of shares which are listed on a national securities exchange or the Nasdaq National Market System, or are held of record by not less than 2,000 holders.

         The Nevada Private Corporation Law also has three provisions designed to deter take-over attempts:

         Control Share Acquisition Program. Under Nevada law, when a person has acquired or offers to acquire one-fifth, one-third or a majority of the stock of a corporation, a shareholders meeting must be held after delivery of an "offerors" statement, at the offerors expense, so that the shareholders of the corporation can vote on whether the shares proposed to be acquired can exercise voting rights. Except as otherwise provided in a corporation's article of incorporation, the approval of the majority of the outstanding stock not held by the offerors is required so that the stock held by the offerors will have voting rights. The control share acquisition provisions are applicable to any acquisition of a controlling interest, unless the articles of incorporation or by-laws of a corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provides that the control share acquisition provisions do not apply. We have not elected out of the control share acquisition provisions of Nevada law.

         Combination Moratorium Provision. Nevada law provides that a corporation may not engage in any "combinations," which is broadly defined to include mergers, sales and leases of assets, issuances of securities and similar transactions with an "interested stockholder," which is defined as the beneficial owner of 10% or more of the voting power of the corporation, and affiliates of their associates for three years after an interested shareholder's date of acquiring the shares, unless the combination or the purchase of the shares by the interested shareholder is first approved by the board of directors. After the initial three-year period, any combination must still be approved by a majority of the voting power not beneficially owned by the interested shareholder or the interested shareholders affiliates or associates, unless the aggregate amount of cash and the market value of the consideration other than cash that could be received by shareholders as a result of the combination is at least equal to the highest of the highest bid per share of each class or series of shares, including the common shares, on the date of the announcement of the combination or on the date the interested shareholder acquired the shares, or for holders of preferred stock, the highest liquidation value of the preferred stock.

         Other Provisions. Under Nevada law, the selection of a period for achieving corporate goals is the responsibility of the directors. In addition, the directors and officers, in exercising their respective powers with a view to the interest of the corporation may consider the interest of the corporation's employees, suppliers, credits and customers, the economy of the state and the nation, the interest of the economy and of society and the long-term, as well as short-term, interests of the corporation and its shareholders, including the possibility that those interest may be best served by the continued independence of the corporation. The directors may also resist any change or potential change of control of the corporation if the directors, by majority vote of a quorum, determine that a change or potential change is opposed to or not in the best interest of the corporation "upon consideration of the interest of the corporation's shareholders," or for one of the other reasons described above. The directors may also take action to protect the interests of the corporation's shareholders.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for our shares of common stock is:

         Interwest Transfer Co., Inc.
         1981 East 4800 South, Suite 100
         Salt Lake City, UT.  84117
         Phone (801) 272-9294
         Fax (801) 277-3147

         Our registered agent is:

         Michael J. Morrison
         1495 Ridgeview Drive
         Reno, Nevada 89509
         Phone (775) 827-6300

SHARES ELIGIBLE FOR FUTURE SALE

         There are 19,474,517 shares of our common stock outstanding as of March 30, 2001, of which 1,509,850 are freely tradable. Subject to the registration
statement  being  declared  and  remaining   effective,   6,706,667  issued
and outstanding shares and 200,790 shares acquirable upon the exercise of warrants, all of which are offered for resale under this prospectus will be immediately tradable without restriction or further registration under the Securities Act.

         We cannot predict as to the effect, if any, that sales of shares of common stock by the selling shareholders, or even the availability of such shares for sale, will have on the market prices of our common stock from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

         Subject to the provisions of Rule 144, 10,125,000 additional shares of our common stock will be available for sale in the public markets on April 14, 2001; an additional 1,133,000 shares of our common stock will be available for sale in the public markets on September 29, 2001

         In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o 1% of the number of shares of common stock then outstanding, which equals approximately 19,474 shares as of March 30, 2001; or

         o the average weekly trading volume of the common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

         Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately.

         As of March 30, 2001, options to purchase 5,325,000 shares of common stock were issued and outstanding under our 2000 Stock Option Plan. We intend to file a registration statement on Form S-8 to register all of the shares of common stock reserved for issuance under our 2000 Stock Option Plan (including shares subject to outstanding options). Accordingly, shares registered under such registration statement are, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates, available for sale in the open market.

PLAN OF DISTRIBUTION

         We are registering the shares on behalf of the selling shareholders. When we refer to selling shareholders, we intend to include donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

         The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling shareholder against some liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

         Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         Upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing

         o the name of each selling shareholder and of the participating broker-dealer(s),

         o  the number of shares involved,

         o  the price at which the shares were sold,

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

         o that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

         o  other facts material to the transaction.

         In addition, upon being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

LEGAL MATTERS

         Michael J. Morrison, Chartered, has acted as special counsel on matters of Nevada law with respect to the legality of the shares offered by this prospectus.

EXPERTS

         The consolidated financial statements of China Broadband Corp. and the financial statements of Big Sky Network Canada Ltd. included in this prospectus and in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which contain an explanatory paragraph regarding our ability to continue as a going concern), herein and elsewhere in the registration statement, and is included in reliance upon such reports of such firm given upon the authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-1 covering the shares being sold in this offering. We have not included in this prospectus some information contained in the registration statement, and you should refer to the registration statement, including exhibits and schedules filed with the registration statement, for further information. You may review a copy of the registration statement from the public reference section of the Securities and Exchange Commission in Room 1024, Judiciary Plaza, 450 - 5th Street, N.W., Washington, D.C. 20549; and at the SEC's Regional Office located at: 7 World Trade Center, Suite 1300, New York, New York 10048 and 1400 Citicorp Center, 500 West Madison Street, Chicago, IL 60661. You may also obtain copies of such materials at prescribed rates from the public reference section at the Commission, Room 1024, Judiciary Plaza, 450
- 5th Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a Web site on the Internet at the address http://www.sec.gov that contains reports, proxy information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                          INDEX TO FINANCIAL STATEMENTS



     Financial Statement                                             LOCATION*
                                                                     --------

     China Broadband Corp.
          Independent Auditors' Report                                 F - 1
          Consolidated Balance Sheets                                  F - 2
          Consolidated Statements of Operations                        F - 3
          Consolidated Statement of Stockholders' Equity               F - 4
          Consolidated Statements of Cash Flows                        F - 5
          Notes to Consolidated Financial Statements                   F - 6


     Big Sky Network Canada, Ltd.
          Independent Auditors' Report                                F - 25
          Consolidated Balance Sheets                                 F - 26
          Consolidated Statements of Operations                       F - 27
          Consolidated Statement of Stockholders' Equity              F - 28
          Consolidated Statements of Cash Flows                       F - 29
          Notes to Consolidated Financial Statements                  F - 30

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of CHINA BROADBAND CORP.:

We have audited the consolidated balance sheet of CHINA BROADBAND CORP. (A DEVELOPMENT STAGE ENTERPRISE) as of December 31, 2000 and the related consolidated statement of operations, stockholders' equity and cash flows for the period from February 1, 2000 (date of incorporation) to December 31, 2000. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


         In our opinion, based on our audit, such consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as of December 31, 2000 and the results of its operations and its cash flows for the period from February 1, 2000 (date of incorporation) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


         The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. The Corporation is a development stage enterprise engaged in providing high speed Internet, data and voice services in The People's Republic of China. As discussed in Note 1 to the financial statements, the Corporation's operating losses since inception raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.





Calgary, Alberta, Canada                           /S/ DELOITTE & TOUCHE LLP
March 12, 2001                                     Chartered Accountants


---------------------------------------------------------------------------------------------------------------
CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
---------------------------------------------------------------------------------------------------------------
                                                                                                     $
                                                                                             ------------------


ASSETS
CURRENT
   Cash and cash equivalents                                                                       4,668,128
   Interest and Goods and Services Tax receivable                                                     64,201
   Prepaid expenses                                                                                  117,119
                                                                                             ------------------
                                                                                                   4,849,448

Investment in Shekou joint venture (Notes 1 and 5)                                                 2,482,018
Investment in Chengdu joint venture (Notes 1 and 5)                                                1,321,884
Property and equipment, net (Note 4)                                                                 220,799
Intangible assets:
   Intellectual property (Note 3)                                                                    819,402
   Shekou joint venture (Note 3)                                                                   2,421,788
   Chengdu joint venture (Note 3)                                                                  4,843,575
   Goodwill (Note 3)                                                                               2,046,031
                                                                                             ------------------
                                                                                                  19,004,945
                                                                                             ==================

LIABILITIES
CURRENT
   Accounts payable                                                                                  250,840
   Accrued liabilities                                                                                     -
   Promissory note (Note 3)                                                                        1,700,000
                                                                                             ------------------
                                                                                                   1,950,840
                                                                                             ------------------

CONTINUING OPERATIONS (Note 1)
COMMITMENTS (Note 11)

STOCKHOLDERS' EQUITY
   Common stock
     $0.001 par value, shares authorized: 50,000,000;                                                 77,936
     shares issued and outstanding: 19,474,517
   Additional paid-in capital                                                                     20,631,344
   Deferred compensation                                                                             (57,995)
   Accumulated deficit                                                                            (3,597,180)
                                                                                             ------------------
                                                                                                  17,054,105
                                                                                             ------------------
                                                                                                  19,004,945
                                                                                             ==================


The accompanying notes are an integral part of this consolidated financial statement.


CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENT OF OPERATIONS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
---------------------------------------------------------------------------------------------------------------
                                                                                                     $
                                                                                             ------------------


REVENUE
   Technical consulting (Note 10)                                                                    208,333

GENERAL AND ADMINISTRATIVE EXPENSES
   (including non-cash stock compensation of $67,093)                                              3,685,398
                                                                                             ------------------
                                                                                                  (3,477,065)

EQUITY LOSS IN BIG SKY NETWORK CANADA LTD.                                                          (181,471)

EQUITY LOSS IN SHEKOU JOINT VENTURE                                                                 (202,421)

EQUITY LOSS IN CHENGDU JOINT VENTURE                                                                 (43,706)

INTEREST INCOME                                                                                      307,483
                                                                                             ------------------

NET LOSS AND DEFICIT, END OF PERIOD                                                               (3,597,180)
                                                                                             ==================

LOSS PER SHARE
   Basic and diluted                                                                              (0.20)
                                                                                             ==================

SHARES USED IN COMPUTATION, BASIC AND DILUTED                                                     17,696,752
                                                                                             ==================



The accompanying notes are an integral part of this consolidated financial statement.


CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
----------------------------------------------------------------------------------------------------------------------------

                                                             Additional                                          TOTAL
                                     Common Stock             Paid-in         Deferred       Accumulated     STOCKHOLDERS'
                                 Shares        Amount         Capital       Compensation       Deficit          EQUITY
                                                  $              $                $               $                $
                              ------------- -------------- --------------- ---------------- --------------- ----------------

Balance,                         1,509,850     59,971                  -              -                -           59,971
February 1, 2000 (Note 6)

Issue of common stock
for the outstanding shares
of China Broadband
(BVI) Corp.                     13,500,000     13,500            696,529              -                -          710,029

Stock issued pursuant to
private placement
agreements at $0.20 per
share                              500,000        500             98,835              -                -           99,335

Stock issued pursuant to
private placement
agreements at $1.00 per
share                            1,530,000      1,530          1,518,289              -                -        1,519,819

Stock issued pursuant to
private placement
agreements at $7.50 per
share                            1,301,667      1,302          9,696,236              -                -        9,697,538

Acquisition of the shares
of Big Sky Network
Canada Ltd.                      1,133,000      1,133          8,496,367              -                -        8,497,500

Issuance of warrants                     -          -             44,472              -                -           44,472

Non-cash compensation                    -          -             15,235              -                -           15,235

Deferred compensation                    -          -             65,381        (65,381)               -                -

Amortization of deferred
compensation                             -          -                  -          7,386                -            7,386

Net loss                                 -          -                  -              -       (3,597,180)      (3,597,180)
                              ------------- -------------- --------------- ---------------- --------------- ----------------

Balance,
December 31, 2000               19,474,517     77,936         20,631,344        (57,995)      (3,597,180)      17,054,105
                              ============= ============== =============== ================ =============== ================


The accompanying notes are an integral part of this consolidated financial statement.


CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
---------------------------------------------------------------------------------------------------------------
                                                                                                     $
                                                                                             ------------------

CASH FLOWS RELATED TO THE
   FOLLOWING ACTIVITIES:

OPERATING
   Net loss                                                                                       (3,597,180)
   Adjustments for:
     Amortization                                                                                    579,013
     Equity loss in Big Sky Network Canada Ltd.                                                      181,471
     Equity loss in Shekou joint venture                                                             202,421
     Equity loss in Chengdu joint venture                                                             43,706
     Non-cash stock compensation                                                                      67,093
                                                                                             ------------------
                                                                                                  (2,523,476)
   Changes in operating assets and liabilities
     Interest and Goods and Services Tax receivable                                                  (64,201)
     Prepaid expenses                                                                               (117,119)
     Accounts payable                                                                               (402,958)
                                                                                             ------------------
                                                                                                  (3,107,754)
                                                                                             ------------------
FINANCING
   Issue of common stock for cash (net of issuance costs)                                         11,816,692
                                                                                             ------------------

INVESTING
   Purchases of property and equipment                                                              (279,392)
   Acquisition of Big Sky Network Canada Ltd. (net of cash acquired)                              (2,395,828)
   Investment in Chengdu joint venture                                                            (1,365,590)
                                                                                             ------------------
                                                                                                  (4,040,810)
NET INCREASE IN CASH AND
   CASH EQUIVALENTS, END OF PERIOD                                                                 4,668,128
                                                                                             ==================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for income taxes                                                                              -
                                                                                             ==================
   Cash paid for interest                                                                                  -
                                                                                             ==================


The accompanying notes are an integral part of this consolidated financial statement.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS

         INCORPORATION AND BACKGROUND

         China Broadband Corp. (the "Corporation") was incorporated in Nevada in February 1993 under the name "Institute for Counselling, Inc." On April 27, 2000, Institute for Counselling, Inc. changed its name to China Broadband Corp. The Corporation is a development stage enterprise and is seeking to become a leading facilities based provider of high capacity, high-speed Internet and data services in major urban markets throughout The People's Republic of China (the "PRC"). The Corporation was incorporated for the purposes of implementing a business strategy involving joint ventures to provide high-speed Internet broadband services in major urban markets through the PRC.

         On April 14, 2000, the Corporation, a public shell company, acquired China Broadband (BVI) Corp. ("CBB - BVI") through a reverse acquisition, which was accounted for as a recapitalization. This recapitalization was effected through the issuance of 13,500,000 common shares of the Corporation, constituting approximately 90% of its shares outstanding after the acquisition, in exchange for all of the outstanding shares of CBB - BVI.

         As a result of the application of the accounting principles governing recapitalization, CBB - BVI (incorporated on February 1, 2000) is treated as the acquiring or continuing entity for financial accounting purposes.

         The recapitalization of CBB - BVI was affected through the issuance of stock by CBB - BVI in exchange for the acquisition of the tangible net assets of the Corporation at fair value, which approximates the
         Corporation's net assets historical costs. As a result, the consolidated financial statements will be deemed to be a continuation of CBB - BVI's historical financial statements.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (CONTINUED)

         INVESTMENT IN BIG SKY NETWORK CANADA LTD.

         CBB - BVI acquired 50,000 shares representing all of the outstanding shares of Big Sky Network Ltd. ("BSN"), a company incorporated under the laws of the territory of the British Virgin Islands from officers, directors and persons related to the officers and directors for 12,500,000 common shares of CBB - BVI. CBB - BVI was incorporated for the purpose of acquiring the shares of BSN. BSN did not have any substantial operations prior to February 1, 2000. This transaction was accounted for as a recapitalization of BSN. This recapitalization was effected through the issuance of 12,500,000 common shares of CBB - BVI constituting all of its issued and outstanding shares.

         On February 22, 2000, BSN issued an additional 10,000 shares to a third party for cash consideration of $500,000. As the Corporation controlled BSN, the financial statements of the Corporation included the accounts of BSN. On April 25, 2000, BSN issued a further 40,000 shares to the third party for cash consideration of $2,000,000. As a result of the April 25, 2000 transaction, the Corporation no longer controlled BSN and therefore for the period from April 26, 2000 to September 28, 2000, the Corporation's investment in BSN is accounted for using the equity method. On September 29, 2000, the Corporation purchased the shares of BSN held by the third party (see Note 3).

         BSN signed a joint venture agreement on September 21, 1999 with China Merchants Shekou Industrial Zone, Ltd. ("China Merchants") to establish Shenzhen China Merchants Big Sky Network Ltd. ("Shekou JV"), the purpose of which is to provide Internet access to Chinese residential and business customers through the existing cable television infrastructure. Under the terms of the joint venture agreement, China Merchants agreed to provide all the non-broadcast rights on the cable network of a cable television station controlled by China Merchants. BSN is required to contribute a total of $3,000,000 to the Shekou JV as cash or equipment. BSN is also responsible for providing technical support to the Shekou JV. Over the Shenzhen JV's 15 year duration, BSN will be entitled to receive 60% of the profits earned between 2000 and 2004, 50% of the profits earned between 2005 and 2009 and 40% of the profits earned between 2010 and 2014. BSN is entitled to appoint four of the seven directors on the Board of Directors of the Shekou JV for the first five years of its operations and is thereafter, entitled to appoint three of the seven directors.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (CONTINUED)

         INVESTMENT IN BIG SKY NETWORK CANADA LTD. (CONTINUED)

         On July 8, 2000, BSN signed a joint venture agreement with Chengdu Huayu Information Industry Co., Ltd. ("Chengdu Huayu") to establish Sichuan Huaya Big Sky Network Ltd. ("Chengdu JV"), the purpose of which is to develop an advanced broadband software and hardware platform for data transmission and Internet related business in the Chengdu area. Under the terms of the joint venture agreement, Chengdu Huayu agreed to provide the entire software and hardware data transmission platform of its Huaya HFC network and the rights to use all of its facilities and equipment. BSN is required to contribute a maximum of $5,500,000 to the Chengdu JV in cash or equipment. Over the Chengdu JV's 20 year term, BSN will be entitled to receive 65% of the profits earned between 2001 and 2007, 50% of the profits between 2008 and 2013 and 35% of the profits earned between 2014 and 2020. BSN is entitled to appoint four of the seven Board of Directors of the Chengdu JV for the first seven years of its operations and is thereafter entitled to appoint three of the seven directors.

         On November 25, 2000, BSN signed a joint venture agreement with Deyang Guangshi Network Development Ltd. ("Deyang Guangshi") to establish Deyang Guangshi Big Sky Ltd. ("Deyang JV"), to act as the exclusive Internet service provider and to develop an advanced broadband software and hardware platform for data transmission and Internet related business in the Deyang area. Under the terms of the joint venture agreement, Deyang Guangshi agreed to provide the entire software and hardware data transmission platform of its Deyang HFC network and the rights to use all of its facilities and equipment. BSN is required to contribute $4,500,000 to the Deyang JV in cash or equipment staged over the life of the agreement. Over the Deyang JV's 20 year term, BSN will be entitled to receive 80% of the profits earned between 2001 and 2005, 60% of the profits between 2006 and 2010, 50% of the profits earned between 2011 and 2015, and 40% of the profits earned between 2016 and 2020. BSN is entitled to appoint four of the seven Board of Directors of the Deyang JV for the first ten years of its operations and is thereafter entitled to appoint three of the seven directors.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (CONTINUED)

         INVESTMENT IN BIG SKY NETWORK CANADA LTD. (CONTINUED)

         The joint venture contracts for Shekou, Chengdu and Deyang contemplate that the business will be turned over to the Chinese joint venture partner at the end of the contract term. The Corporation anticipates that it will be able to renegotiate an extension of the contracts at some point in the life of the contract but does not rely on any extension of the contract to meet its long-term goals. Each joint venture contract is structured to recapture our investment and be profitable in its first five years. The Shekou joint venture is the test case of the concept to show that Internet over cable TV architecture is feasible and can be profitable within the PRC. Shekou was chosen as the first location as it is a concentrated, business oriented area, run by the PRC's oldest bank, China Merchants Group. The successful Shekou JV deployment will be rolled out to other locations in the PRC with greater population bases and cable TV subscriber bases, such as Chengdu. The Corporation was able to negotiate a higher earning interest in Chengdu and even greater interest in Deyang.

         CONTINUING OPERATIONS

         The Corporation's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the government of the PRC has been pursuing economic reform policies, no assurance can be given that it will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the pursuit of economic reforms by the government of the PRC will be consistent or effective.

         The PRC has recently enacted new laws and regulations governing Internet access and the provision of online business, economic and financial information. Current or proposed laws aimed at limiting the use of online services could, depending upon interpretation and application, result in significant uncertainty to the Corporation, additional costs and technological challenges in order to comply with any statutory or regulatory requirements imposed by such legislation. Additional legislation and regulations that may be enacted by the government of the PRC could have an adverse effect on the Corporation's business, financial condition and results of operations.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (CONTINUED)


         CONTINUING OPERATIONS (CONTINUED)

         The success of the Corporation will depend on the acceptance of broadband Internet services, which remains unproven in the PRC. The Corporation may not be able to attract and retain subscribers, or it may face intense competition, which could have an adverse effect on the Corporation's business, financial condition and results of operations. The Corporation's Shekou JV's services were launched on June 30, 2000. The services in Chengdu were launched on October 26, 2000 and had connected a small number of subscribers by year end. The Corporation is currently expanding its subscriber base in the Shekou Industrial Zone and Chengdu. Services in Deyang will commence when the Ministry of Information Industries' approval is received.

         PRC legal restrictions permit payment of dividends by a sino-foreign joint venture only out of its net income, if any, determined in accordance with PRC accounting standards and regulations. Under PRC law, a sino-foreign joint venture will also be required to set aside a portion of its net income each year to fund certain reserve funds. These reserves are not distributable as cash dividends. If the Corporation does not receive distributions from the joint ventures or if the joint ventures are not profitable, the Corporation may be unable to meet its financial obligations or to continue as a going concern.

         Substantially all of the Corporation's revenues and operating expenses will be denominated in the Chinese Renminbi, which is currently freely convertible, however, there can be no assurance that this will continue or that the ability to purchase or retain foreign currencies will continue in the future.

         These consolidated financial statements have been prepared on a going concern basis. The Corporation's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Corporation be unable to continue as a going concern.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES

         CONTINUING OPERATIONS (CONTINUED)

         Management anticipates that the Corporation currently has sufficient working capital to fund the Corporation's plan of operation through the year ended December 31, 2001. The Corporation's costs to fund its plan of operation for the fiscal year ending December 31, 2001 is expected to increase (primarily for salaries, travel, office and other similar expenses). The working capital is intended to fund the business operations of BSN, including funding the capital requirements of new and existing joint ventures, funding additional technical, management and marketing/sales personnel and funding comprehensive joint venture marketing and promotional programs to increase market awareness and subscription sales. Management believes that additional funding will be required to fund the implementation of BSN's business of entering into joint ventures.

         FINANCIAL STATEMENTS ESTIMATES

         The consolidated operations of the Corporation requires cash of $125,000 to $150,000 per month to operate in the PRC and in Canada. The operating cash break even for the facilities in Shekou and Chengdu is estimated by the Corporation to be the equivalent of 3,000 to 3,500 subscribers at present pricing structures. The Corporation is in discussions with various equipment suppliers for vendor financing or lease packages for capital equipment. The Corporation has been offered vendor financing for cable modems, with further discussions to take place. No agreements have been signed. In the PRC, consumers cannot lease cable modems so must purchase them outright. Consequently, if the Corporation can conclude a lease financing for cable modems, a significant positive cash flow will result from leasing to acquire and selling for cash to customers in China. However, failing any new debt or equity financing, the Corporation could continue the Shekou and Chengdu joint ventures as they are and inaugurate the Deyang joint venture (see Note 1) with existing capital and modest growth in the subscriber base. Other low cost value added services will be added to the revenue mix with minimal capital requirements, primarily by outsourcing to a variety of potential partners seeking access to the Chinese market.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include the allowance for potentially uncollectible accounts receivable and a valuation allowance for deferred tax assets. Actual results could differ from those estimates.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         BASIS OF PRESENTATION

         These consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary, CBB - BVI. The equity method of accounting is used for companies in which the Corporation has significant influence; generally this represents common stock ownership of at least 20% and not more than 50%. BSN was accounted for as a majority-controlled subsidiary until April 25, 2000. For the period April 26, 2000 to September 28, 2000, BSN is accounted for using the equity method. For the period September 29 to September 30, 2000, BSN is accounted for as a wholly-owned subsidiary (see Note 1). All material inter-company accounts and transactions have been eliminated.

         CASH EQUIVALENTS

         The Corporation considers all highly liquid debt instruments with maturities at the date of purchase of three months or less to be cash equivalents.

         INVESTMENT IN JOINT VENTURES

         The joint ventures in Shekou, Chengdu and Deyang are accounted for under the equity method of accounting.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed using the declining balance method as follows:

                                Furniture and fixtures                     20%
                                Computer hardware                          30%

         Amortization of leasehold improvements and assets recorded under capital lease agreements are computed using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         GOODWILL AND OTHER INTANGIBLE ASSETS

         Amortization of goodwill will be provided using the straight line method over the estimated useful life of five years. Acquired intangible assets consist of intellectual property, Shekou joint venture and the Chengdu joint venture, and are amortized using the straight line method over estimated useful lives ranging from five to seven years.

         LONG-LIVED ASSETS

         The carrying value of long-lived assets, include goodwill, is evaluated whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset including disposition, is less than the carrying value of the asset.

         INCOME TAXES

         The Corporation accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized.

         REVENUE RECOGNITION

         The Corporation recognizes revenue from consulting services rendered to BSN on a ratable basis over the term of the services agreement.

         The joint ventures derive revenue from sale and rental of cable modems, monthly subscription fees and maintenance fees. Sales of cable modems are recognized when the goods are delivered and title has passed.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         STOCK-BASED COMPENSATION

         The Corporation accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". The Corporation accounts for stock-based awards to non-employees in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation".

         NET LOSS PER SHARE

         Basic loss per share ("EPS") excludes dilution and is computed by dividing net loss attributable to common stockholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (warrants to purchase common stock and common stock options using the treasury stock method) were exercised or converted into common stock. Potential common shares in the diluted EPS computation are excluded in net loss periods as their effect would be antidilutive.

         NEW ACCOUNTING STANDARDS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which as subsequently amended by SFAS No. 137 and 138, established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value for fiscal quarters of fiscal years beginning after June 15, 2000. Management has determined that these statements will not have a significant impact on the Corporation's consolidated financial position, results of operations or cash flows.

         In December 1999, the staff of the Securities and Exchange Commission released Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition" to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. Management believes that the Corporation's revenue recognition policy is in compliance with the provisions of SAB 101 and that the adoption of SAB 101 had no material effect on the financial position or results of operations of the Corporation.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         NEW ACCOUNTING STANDARDS (CONTINUED)


         In March 2000, the FASB issued FASB Interpretation (FIN) No. 44, "Accounting for Certain Transactions Involving Stock Compensation." FIN 44 clarifies the application of Accounting Principles Board Opinion No. 25 for certain issues relating to stock compensation. FIN 44 is effective July 1, 2000, but certain conclusions in it cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that FIN 44 covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying FIN 44 are recognized on a prospective basis from July 1, 2000. The adoption of FIN 44 by the Corporation had no material effect on the financial position or results of operations of the Corporation.

3.       ACQUISITION OF BIG SKY NETWORK CANADA LTD.

         On September 29, 2000, the Corporation closed a common stock purchase agreement to buy 50,000 common shares of BSN, increasing its ownership to 100% of BSN. The acquisition was accounted for as a purchase. The purchase price was U.S. $12.7 million, consisting of $2.5 million cash, $1.7 million promissory note and 1,133,000 common shares of the Corporation valued at the fair market value of the common shares of $8,497,500. The purchase price has been allocated as follows:

                                                         -----------------
                                                                $
                                                         -----------------

        Assets acquired, excluding cash
          Net working capital deficiency                      (742,327)
          Investment in Shekou joint venture                 2,684,438
          Intellectual property                                849,750
          Chengdu joint venture                              5,098,500
          Shekou joint venture                               2,549,250
          Goodwill                                           2,153,717
                                                         -----------------
                                                            12,593,328

        Cash acquired                                          104,172
                                                         -----------------

        Net assets acquired                                 12,697,500
                                                         =================

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


3.       ACQUISITION OF BIG SKY NETWORK CANADA LTD. (CONTINUED)

         The promissory note bears interest at 8% per annum and is payable at maturity. The principal is due on September 29, 2001.

         The values ascribed to the acquired intangibles including intellectual property, Shekou joint venture and Chengdu joint venture were based on an estimation of fair value. The Shekou joint venture and Chengdu joint venture intangibles represent government approved contracts to provide Internet services in the PRC. The Corporation is reviewing the valuation of the assets acquired and adjustments may be made to the values ascribed above.

         The Corporation incurred a fee under the agency agreement (see Note 11) in connection with this transaction. The fee was comprised of $253,950 of cash and 50,790 warrants exchangeable to common shares on payment of $7.50 per share. The fair value of the warrants of $44,472 and cash consideration of $253,950 was expensed in 2000.

         The results of operations of BSN for the period from September 29 to December 31, 2000 have been included in the consolidated statement of operations.

         Supplemental unaudited pro forma information as though the companies had combined at the beginning of the period through June 30, 2000 is as follows:

                                                         -----------------
                                                                $
                                                         -----------------

        Net loss                                            (1,309,820)
                                                         =================
        Basic and diluted loss per share                         (0.08)
                                                         =================

4.       PROPERTY AND EQUIPMENT

         Property and equipment consist of:
                                                         -----------------
                                                                $
                                                         -----------------

        Furniture and fixtures                                 145,855
        Computer hardware                                       81,245
        Leasehold improvements                                  52,292
                                                         -----------------
                                                               279,392
        Accumulated amortization                               (58,593)
                                                         -----------------
                                                               220,799
                                                         =================

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


5.       INVESTMENT IN JOINT VENTURES

         As discussed in Note 1, BSN participates in both the Shekou JV and the Chengdu JV.

         Summarized financial information for the Shekou JV is as follows:
                                                         -----------------
                                                                $
                                                         -----------------

        Current assets                                       1,859,728
        Other assets                                           684,729
                                                         -----------------

        Total assets                                         2,544,457
                                                         =================

        Current liabilities                                    159,611
        Capital                                              2,384,846
                                                         -----------------

        Total liabilities and capital                        2,544,457
                                                         =================

        Net loss                                              (615,734)
                                                         =================

         Summarized financial information for the Chengdu JV is as follows:

                                                         -----------------
                                                                $
                                                         -----------------

        Current assets                                         780,654
        Other assets                                           155,314
                                                         -----------------

        Total assets                                           935,968
                                                         =================

        Current liabilities                                      3,989
        Capital                                                931,979
                                                         -----------------

        Total liabilities and capital                          935,968
                                                         =================

        Net loss                                               (67,240)
                                                         =================

         The services in Deyang have not commenced at December 31, 2000.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


6.       COMMON SHARES

         On April 14, 2000, the Corporation completed a reverse split of its common stock on a 0.65104-for-1 basis reducing its issued and outstanding common stock to 1,509,850 (pre split- 2,319,000). The reverse split has been recorded in these financial statements on a retroactive basis.

         The Corporation has issued the following shares in a series of private placement agreements:

         i) On April 14, 2000 the Corporation issued 500,000 common shares at $0.20 per share for total proceeds of $100,000;
         ii) On May 12, 2000 the Corporation issued 1,530,000 common shares at $1.00 per share for total proceeds of $1,530,000; and
         iii) On May 12, 2000 the Corporation issued 1,301,667 common shares at $7.50 per share for total proceeds of $9,762,503.

7.       STOCK OPTION PLAN

         The Board of Directors of the Corporation adopted the 2000 Stock Option Plan (the "Plan") during April 2000. Under the Plan, the Corporation has reserved 8,000,000 common shares for issuance under options granted to eligible persons.

         Under the Plan, options to purchase common shares may be granted to employees, directors and certain consultants at prices not less than the fair market value at date of grant for incentive stock options and not less than 110% of fair market value for incentive stock options where the employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation. These options expire three to five years from the date of grant and may be fully exercisable immediately, or may be exercisable according to a schedule or conditions specified by the Board of Directors.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


7.       STOCK OPTION PLAN (CONTINUED)

         Option activity under the Plan is as follows:

                                                                                                       -----------------
                                                                                                          Number of
                                                                                                            Shares
                                                                                                       -----------------

        Outstanding, February 1, 2000                                                                              -
        Granted (weighted average grant date fair value of $0.32 for
        employee grants)                                                                                   4,825,000

        Cancelled                                                                                            (50,000)
                                                                                                       -----------------

        Outstanding, December 31, 2000                                                                     4,775,000
                                                                                                       =================

         Additional information regarding options outstanding as of December 31, 2000 is as follows:

                                                              Options Outstanding and Exercisable
        -------------------------------- -------------------------------------------------------------------------------
                                                                    Weighted Average                  Weighted
                                                                        Remaining                     Average
        Range of                               Number               Contractual Life                  Exercise
        Exercise Prices                      Outstanding                 (Years)                       Price
        -------------------------------- -------------------- ------------------------------ ---------------------------

        $1.00                                  4,125,000                   4.3                         $1.00
        $7.50                                    650,000                   2.8                         $7.50
                                         --------------------
        $1.00 - $7.50                          4,775,000                   4.1                         $1.88
                                         ====================

         As discussed in Note 2, the Corporation accounts for its employee stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees and its Related Interpretations". Had compensation expense been recognized based on the fair value of the options on the date they were granted for employees, the Company's net income (loss) and net income (loss) per common share would have been $(4,433,834) and $(0.25) per share.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


7.       STOCK OPTION PLAN (CONTINUED)

         The Company estimated the fair value of each option grant using the Black-Scholes option pricing method while using the following weighted average assumptions: expected life, 2.9 years from date of grant; stock volatility, 50%; risk-free interest rate, 6.32%; and no dividends during the expected term.

         Compensation expense of $15,235 has been recognized in the consolidated financial statements for non-employee stock option grants. No amounts have been recognized for stock-based employee compensation awards.

8.       WARRANTS


         The Corporation has warrants to acquire common shares at December 31, 2000 as follows:

                                Number
                                  of          Exercise        Expiry
                               Warrants         Price          Date
                           ------------------ ---------- ------------------

                                  50,790         $7.50    November, 2002
                                 100,000         $7.50    April, 2002
                                  50,000         $1.00    April, 2005

         The 50,790 warrants were granted in connection with the agency agreement (see Note 3).

         The 100,000 warrants were granted for investor relation services. The fair value of these warrants was $65,381 and is recorded as deferred compensation and is being amortized over the term of the service agreement being 18 months.

         The remaining 50,000 warrants were granted to a consultant. The fair value of these warrants was $351 and was expensed in 2000.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


9.       INCOME TAXES

         The Corporation did not provide any current or deferred U.S. federal or foreign income tax provision or benefit because it has experienced an operating loss since inception. The Corporation is not liable for any state taxes. The Corporation has provided a full valuation allowance on the deferred tax asset, consisting primarily of a net operating loss, because of uncertainty regarding its realizability.

         At December 31, 2000, the Corporation had a net operating loss of approximately $2,480,132 for U.S. federal purposes. Utilization of the net operating loss, which begins to expire at various times starting in 2007, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended.

10.      UNEARNED REVENUE

         The Corporation received a $500,000 advance payment from BSN for technical consulting services to be provided by the Corporation to BSN over a 12 month period, commencing in May 2000 (see Note 1). As a result of the acquisition (see Note 3), the remaining unearned revenue of $291,667 is eliminated on consolidation.

11.      COMMITMENTS

         BSN has entered into an investment commitment for capital contributions to the joint venture with Chengdu Huaya, located in the PRC. Future maximum capital contributions are $5,500,000. To date, $1,365,590 has been contributed to this joint venture. The remaining $4,134,410 is required to be spent over the life of the joint venture, funded from the cash flow of the joint venture.

         BSN has also entered into an investment commitment for capital contributions to the joint venture with Deyang Guangshi, located in the PRC. Future maximum contributions are $4,500,000. No funds have been contributed to this joint venture at December 31, 2000. The funding is required to be spent over the life of the joint venture, funded from the cash flow of the joint venture.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


11.      COMMITMENTS (CONTINUED)

         On July 25, 2000, the Corporation entered into an agency agreement for financial advisory services. The Corporation paid a commencement fee of $200,000. As compensation for the services, the Corporation will pay monthly advances of $5,000 for 12 months and a success fee, payable at the conclusion of any transaction. A success fee would be payable in respect of any a) acquisition of another company or assets, b) sale of the Corporation or significant asset to a third party, c) additional financing by way of debt, equity, vendor financing, leasing or convertible securities, d) general corporate structuring, tax planning or investor relations advisory work. The success fee would be negotiated in advance based on the nature of the transaction, risk factors, probability of success and convention in the market place for like services for similar sized companies.

         Net rent expense incurred under operating leases was $12,561 for the period ended December 31, 2000.

         Minimum lease payments under the Corporation's facility lease are as follows for the years ending December 31:

                                                         ---------------
                                                               $
                                                         ---------------

                                          2001                32,081
                                          2002                32,081
                                          2003                32,081
                                          2004                32,081
                                          2005                13,367

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


12.      FINANCIAL INSTRUMENTS

         Revenue from current and future operations in the PRC are denominated in Chinese Renminbi ("RMB") and many of the Corporation's expenses are denominated in U.S. dollars. The official exchange rate for the conversion of RMB to U.S. dollars has been stable, with the RMB increasing slightly in recent years. The Corporation does not expect to use any foreign exchange hedges or derivative instruments in the near future. The Corporation is exploring credit financing opportunities but does not currently require any interest rate risk management, hedging or derivative instruments.

         Financial instruments which potentially subject the Corporation to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are held primarily with two financial institutions and consist primarily of commercial paper and cash in bank accounts.

         The carrying amounts for cash and cash equivalents, interest and Goods and Services Tax receivable, accounts payable, accrued liabilities, and the promissory note are a reasonable estimate of their fair values.

13.      SEGMENTED INFORMATION

         The Corporation operates in one reportable segment: provider of high capacity, high speed Internet, and data services in major urban markets throughout the PRC. The business focus of the Corporation involves investments in the joint ventures to provide these activities. As such, these Internet activities are operated through the joint ventures and are entirely in the PRC. It is not expected that commercial operations will be carried on in any other country. The Corporation's administrative and corporate activities are carried on in the United States and Canada.

CHINA BROADBAND CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM DATE OF INCORPORATION,
FEBRUARY 1, 2000 TO DECEMBER 31, 2000
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


14.      SUBSEQUENT EVENTS

         a) On February 2, 2001, the Corporation issued 550,000 stock options under the 2000 Stock Option Plan (see Note 7). The options were fully vested upon grant at an exercise price of $7.50 and expire in three years. The fair value of the options relating to employee and non-employee grants was $178,309 and $802,390, respectively.

         b) On February 13, 2001, the Corporation announced that it had entered into an agreement with a supplier to purchase equipment and services relating to the Internet services provided by the joint ventures in the PRC. Under the terms of the agreement, the Corporation has the option of purchasing up to $250 million in equipment and services at discounted prices over the five year term.

         c) On March 8, 2001, BSN entered into a cooperative joint venture agreement with Changsa Guang Da Television Broadcast Network Ltd. ("Changsa Guang Da") to provide Internet technology service in Hunan Province, PRC. The agreement, subject to government approvals, commits Changsa Guang Da to provide exclusive access to its HFC network, facilities and frequencies to allow the joint venture to provide Internet connectivity services to cable TV subscribers of Changsa Guang Da. The contract duration is 18 years. BSN will receive 65% of the net revenue during the first five years, 50% for the next five years and 40% thereafter. Under the terms of the agreement BSN is required to invest $18 million of capital and equipment, staged over the life of the joint venture agreement.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of BIG SKY NETWORK CANADA LTD.:

We have audited the balance sheets of BIG SKY NETWORK CANADA LTD. (A DEVELOPMENT STAGE ENTERPRISE) as of March 31, 2000 and December 31, 1999, and the related statements of operations, shareholders' equity and cash flows for the three months ended March 31, 2000 and the period from May 20, 1999 (date of incorporation) to December 31, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.


         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


         In our opinion, based on our audits, such financial statements present fairly, in all material respects, the financial position of the Corporation as of March 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 2000 and the period from May 20, 1999 (date of incorporation) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


         The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. The Corporation is a development stage enterprise engaged in providing high speed internet, data and voice services in The People's Republic of China. As discussed in Note 1 to the financial statements, the Corporation's operating losses since inception raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



Calgary, Alberta, Canada                          /S/ DELOITTE & TOUCHE LLP
December 5, 2000                                  Chartered Accountants



BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
MARCH 31, 2000 AND DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------------- ----------------- ------------------
                                                                                              2000              1999
                                                                                               $                  $
                                                                                       ----------------- ------------------

ASSET

Investment in Shekou joint venture (Note 1)                                                    500,000                 -
                                                                                       ================= ==================


LIABILITY

CURRENT
   Due to officers and directors (Note 5)                                                       19,604            19,604
                                                                                        ----------------- ------------------

CONTINUING OPERATIONS (Note 1)
COMMITMENTS (Note 1 and 8)

SHAREHOLDERS' EQUITY

   Common shares
     $1.00 par value, shares authorized: 100,000;
     shares issued and outstanding: 60,000                                                      10,000                 -
   Additional paid-in capital                                                                  490,000                 -
   Accumulated deficit                                                                         (19,604)          (19,604)
                                                                                        ----------------- ------------------
                                                                                               480,396           (19,604)
                                                                                        ----------------- ------------------
                                                                                               500,000                 -
                                                                                        ================= ==================

The accompanying notes are an integral part of these financial statements.


BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------- -------------------- ------------------- --------------------
                                                                                                            Cumulative
                                                                                       Period From          Period From
                                                                                         Date of              Date of
                                                                                      Incorporation       Incorporation,
                                                                                          May 20              May 20,
                                                                   Three Month             1999                1999
                                                                  Period Ended              to                  to
                                                                    March 31,          December 31,          March 31,
                                                                      2000                 1999                2000
                                                                        $                   $                    $
                                                               -------------------- ------------------- --------------------

GENERAL AND ADMINISTRATIVE
   EXPENSES                                                                 -               19,604              19,604
                                                               -------------------- ------------------- --------------------

NET LOSS                                                                    -              (19,604)            (19,604)
                                                               ==================== =================== ====================

LOSS PER SHARE
   Basic and diluted                                                        -                (0.39)
                                                               ==================== ===================

SHARES USED IN COMPUTATION,
   BASIC AND DILUTED                                                   55,889               50,000
                                                               ==================== ===================




The accompanying notes are an integral part of these financial statements.


                                                                             F27


BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF SHAREHOLDERS' EQUITY
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
-----------------------------------------------------------------------------------------------------------------------------
                                                                            Additional                           TOTAL
                                                  Common Shares               Paid-in        Accumulated     SHAREHOLDERS'
                                             Number of        Amount          Capital          Deficit           EQUITY
                                               Shares           $                $                $                $
                                           --------------- ------------- ------------------ --------------- -----------------

BALANCE, MAY 20, 1999                                 -             -                  -               -                  -

   Issue of common shares to founding
     shareholders                                50,000             -                  -               -                  -

   NET LOSS                                           -             -                  -         (19,604)           (19,604)
                                           --------------- ------------- ------------------ --------------- -----------------

BALANCE, DECEMBER 31, 1999                       50,000             -                  -         (19,604)           (19,604)

   Issue of common shares for cash               10,000        10,000            490,000               -            500,000
                                           --------------- ------------- ------------------ --------------- -----------------


BALANCE, MARCH 31, 2000                          60,000        10,000            490,000         (19,604)           480,396
                                           =============== ============= ================== =============== =================




The accompanying notes are an integral part of these financial statements.


BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------- -------------------- ------------------- --------------------
                                                                                                            Cumulative
                                                                                       Period From          Period From
                                                                                         Date of              Date of
                                                                                      Incorporation       Incorporation,
                                                                                          May 20              May 20,
                                                                   Three Month             1999                1999
                                                                  Period Ended              to                  to
                                                                    March 31,          December 31,          March 31,
                                                                      2000                 1999                2000
                                                                        $                   $                    $
                                                               -------------------- ------------------- --------------------

CASH FLOWS RELATED TO THE
   FOLLOWING ACTIVITIES:

OPERATING
   Net loss                                                                 -              (19,604)            (19,604)
   Changes in operating assets and liabilities
     Due to officers and directors                                          -               19,604              19,604
                                                               -------------------- ------------------- --------------------
                                                                            -                    -                   -
                                                               -------------------- ------------------- --------------------

FINANCING
   Issue of common shares for cash                                    500,000                    -             500,000
                                                               -------------------- ------------------- --------------------

INVESTING
   Investment in Shekou joint venture                                (500,000)                   -            (500,000)
                                                               -------------------- ------------------- --------------------

NET CASH FLOW                                                               -                    -                   -
                                                               ==================== =================== ====================

SUPPLEMENTAL INFORMATION:
   Cash paid for income taxes                                               -                    -                   -
                                                               ==================== =================== ====================
   Cash paid for interest                                                   -                    -                   -
                                                               ==================== =================== ====================



The accompanying notes are an integral part of these financial statements.

BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS

         INCORPORATION AND BACKGROUND

         Big Sky Network Canada Ltd. (the "Corporation" or "BSN") was incorporated under the laws of the territory of the British Virgin Islands on May 20, 1999. The Corporation is a development stage enterprise and is seeking to become a leading facilities based provider of high capacity, high speed internet, data and voice services in major urban markets throughout The People's Republic of China (the "PRC"). The Corporation was incorporated for the purposes of implementing a business strategy involving joint ventures to provide high speed internet broadband services in major urban markets through the PRC.

         BSN signed a joint venture agreement on September 21, 1999 with China Merchants Shekou Industrial Zone, Ltd. ("China Merchants") to establish Shenzhen China Merchants Big Sky Network Ltd. ("Shekou JV"), the purpose of which is to provide internet access to Chinese residential and business customers through the existing cable television infrastructure. Under the terms of the joint venture agreement, China Merchants agreed to provide all the non-broadcast rights on the cable network of a cable television station controlled by China Merchants. BSN is required to contribute a total of $3,000,000 to the Shekou JV as cash or equipment. BSN is also responsible for providing technical support to the Shekou JV. Over the Shenzhen JV's 15 year duration, BSN will be entitled to receive 60% of the profits earned between 2000 and 2004, 50% of the profits earned between 2005 and 2009 and 40% of the profits earned between 2010 and 2014. BSN is entitled to appoint four of the seven directors on the Board of Directors of the Shekou JV for the first five years of its operations and is thereafter, entitled to appoint three of the seven directors.

         The joint venture contract for Shekou contemplates that the business will be turned over to the joint venture partners at the end of the contract term. The Corporation expects that it will be able to renegotiate an extension of the contract at some point in the life of the contract but does not rely on any extension of the contract to meet its long-term goals. Each joint venture contract is structured to recapture investment and be profitable in its first five years. The Shekou joint venture is the test case of the concept to show that Internet over cable architecture is feasible and can be profitable. Shekou was chosen as the first location as it is a prosperous, concentrated, business oriented area, run by the PRC's oldest bank, China Merchants Group. The successful Shekou deployment is then rolled out to other locations in the PRC with greater population bases and cable TV subscriber bases, such as Chengdu (see Note 8). After Shekou, the Corporation was able to negotiate a much higher stronger earning interest in Chengdu and even greater interest in Deyang (see Note 8). hile

         CONTINUING OPERATIONS

         The Corporation's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the government of the PRC has been pursuing economic reform policies, no assurance can be given that it will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the pursuit of economic reforms by the government of the PRC will be consistent or effective.

BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


1.       INCORPORATION AND NATURE OF BUSINESS (CONTINUED)

         The PRC has recently enacted new laws and regulations governing internet access and the provision of online business, economic and financial information. Current or proposed laws aimed at limiting the use of online services could, depending upon interpretation and application, result in significant uncertainty to the Corporation, additional costs and technological challenges in order to comply with any statutory or regulatory requirements imposed by such legislation. Additional legislation and regulations that may be enacted by the government of the PRC could have an adverse effect on the Corporation's business, financial condition and results of operations.

         The success of the Corporation will depend on the acceptance of broadband internet services, which remains unproven in the PRC. The Corporation may not be able to attract and retain subscribers, or it may face intense competition which could have an adverse effect on the Corporation's business, financial condition and results of operations. The Corporation's Shekou JV's services were launched on June 30, 2000 and is currently expanding its subscriber base in the Shekou Industrial Zone. The services in Chengdu were launched on October 26, 2000.

         Substantially all of the Corporation's revenues and operating expenses will be denominated in the Chinese renminbi, which is currently freely convertible, however, there can be no assurance that this will continue or that the ability to purchase or retain foreign currencies will continue in the future.

         These financial statements have been prepared on a going concern basis. The Corporation's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Corporation be unable to continue as a going concern.

BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------

1.       INCORPORATION AND NATURE OF BUSINESS (CONTINUED)

         CONTINUING OPERATIONS (CONTINUED)
         Management anticipates that the Corporation currently has sufficient working capital to fund the Corporation's plan of operation through the year ended December 31, 2000. The Corporation's costs to fund its plan of operation for the fiscal year ending December 31, 2000 and the next two fiscal quarters ending June 30, 2001 is expected to increase (primarily for salaries, travel, office and other similar expenses). The working capital is intended to fund the business operations of BSN, including funding the capital requirements of new and existing joint ventures, funding additional technical, management and marketing/sales personnel and funding comprehensive joint venture marketing and promotional programs to increase market awareness and subscription sales. Management believes that additional funding will be required to fund the implementation of BSN's business of entering into joint ventures.

         The operations of the Corporation requires cash of $125,000 to 150,000 per month to operate in the PRC and in Canada. The operating cash break even for the facilities in Shekou and Chengdu is estimated by the Corporation to be the equivalent of 3,000 to 3,500 subscribers at present pricing structures. The Corporation is in discussions with various equipment suppliers for vendor financing or lease packages for capital equipment. The Corporation has been offered vendor financing for cable modems, with further discussions to take place. In the PRC, consumers cannot lease cable modems so must purchase them outright. Consequently, if the Corporation can conclude a lease financing for cable modems, a significant positive cash flow will result from leasing to acquire and selling for cash to customers in China. The Corporation is nominating a number of prominent industry people to its board of directors. Amongst these individuals are current common stock investors and industry participants who wish to become investors in a well-positioned company in a Chinese Internet business prior to the PRC's ascension to the World Trade Organization. However, failing any new debt or equity financing, the Corporation could continue the Shekou and Chengdu joint ventures as they are and inaugurate the Deyang joint venture (see Note 8) with existing capital and modest growth in the subscriber base. Other low cost value added services will be added to the revenue mix without capital requirements, primarily by outsourcing to a variety of potential partners seeking access to the Chinese market.

2.       SIGNIFICANT ACCOUNTING POLICIES

         FINANCIAL STATEMENTS ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include the valuation allowance for deferred tax assets. Actual results could differ from those estimates.

         INVESTMENT IN JOINT VENTURE

                        The joint venture in Shekou is accounted for under the equity method of accounting.

BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INCOME TAXES

         The Corporation accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized.

         NET LOSS PER SHARE

         Basic loss per share ("EPS") excludes dilution and is computed by dividing net loss attributable to common shareholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, warrants to purchase convertible preferred stock and common stock options and warrants using the treasury stock method) were exercised or converted into common stock. Potential common shares in the diluted EPS computation are excluded in net loss periods as their effect would be antidilutive.

         NEW ACCOUNTING STANDARDS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which as subsequently amended by SFAS No. 137 and 138, established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value for fiscal quarters of fiscal years beginning after June 15, 2000. Management has determined that these statements will not have a significant impact on the Corporation's consolidated financial position, results of operations or cash flows.
         In December 1999, the staff of the Securities and Exchange Commission released Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition" to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. Management believes that the Corporation's revenue recognition policy is in compliance with the provisions of SAB 101 and that the adoption of SAB 101 had no material effect on the financial position or results of operations of the Corporation.
3.       COMMON SHARES

         The Corporation has issued the following shares:

         iv) On May 20, 1999 the Corporation issued 50,000 founder (bearer) shares for no consideration;
         v) On February 22, 2000, the Corporation issued an additional 10,000 shares to a third party for cash consideration of $500,000.

BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


3.       COMMON SHARES (CONTINUED)

         China Broadband (BVI) Corp. ("CBB - BVI") acquired 50,000 founder shares representing all of the outstanding shares of BSN, from officers, directors and persons related to the officers and directors for 12,500,000 common shares of CBB - BVI. CBB - BVI was incorporated for the purpose of acquiring the shares of BSN. BSN did not have any substantial operations prior to February 1, 2000. This transaction was accounted for as a recapitalization of BSN. This recapitalization was effected through the issuance of 12,500,000 common shares of CBB - BVI constituting all of its issued and outstanding shares.

4.       INCOME TAXES

         The Corporation did not provide any current or deferred U.S. federal or foreign income tax provision or benefit because it has experienced an operating loss since inception. The Corporation is not liable for any state taxes. The Corporation has provided a full valuation allowance on the deferred tax asset, consisting primarily of a net operating loss, because of uncertainty regarding its realizability.

         The Corporation had net operating losses of approximately $19,604 for U.S. federal purposes. Utilization of the net operating loss, which begins to expire at various times starting in 2007, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended.

5.       DUE TO OFFICERS AND DIRECTORS

         The amounts due to officers and directors are advances to the Corporation to fund expenses. They are non-interest bearing and payable on demand.

BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


6.       FINANCIAL INSTRUMENTS

         Revenue from future operations in the PRC are denominated in Chinese Renminbi ("RMB") and many of the Corporation's expenses are denominated in U.S. dollars. The official exchange rate for the conversion of RMB to U.S. dollars has been stable, with the RMB increasing slightly in recent years. The Corporation does not expect to use any foreign exchange hedges or derivative instruments in the near future. The Corporation is exploring credit financing opportunities but does not currently require any interest rate risk management, hedging or derivative instruments.

         The carrying amounts for due to officers and directors are a reasonable estimate of their fair values.

7.       SEGMENTED INFORMATION

         The Corporation operates in one reportable segment: provider of high capacity, high speed internet, and data services in major urban markets throughout the PRC. The business focus of the Corporation involves investments in the joint ventures to provide these activities. As such, these internet activities are operated through the joint ventures and are entirely in the PRC. It is not expected that commercial operations will be carried on in any other country. The Corporation's administrative and corporate activities are carried on in the United States and Canada.

8.       SUBSEQUENT EVENTS

         a) On April 25, 2000, BSN issued a further 40,000 shares to the third party for cash consideration of $2,000,000. As a result of this transaction, CBB - BVI no longer controlled BSN.

BIG SKY NETWORK CANADA LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
THREE-MONTH PERIOD ENDED MARCH 31, 2000 AND THE PERIOD FROM
DATE OF INCORPORATION, MAY 20, 1999 TO DECEMBER 31, 1999
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------


8.       SUBSEQUENT EVENTS (CONTINUED)

         b) On July 8, 2000, BSN signed a joint venture agreement with Chengdu Huayu Information Industry Co., Ltd. ("Chengdu Huayu") to establish Sichuan Huaya Big Sky Network Ltd. ("Chengdu JV"), the purpose of which is to develop an advanced broadband software and hardware platform for data transmission and internet related business in the Chengdu area. Under the terms of the joint venture agreement, Chengdu Huayu agreed to provide the entire software and hardware data transmission platform of its Huaya HFC network and the rights to use all of its facilities and equipment. BSN is required to contribute a maximum of $5,500,000 to the Chengdu JV in cash or equipment. Over the Chengdu JV's 20 year term, BSN will be entitled to receive 65% of the profits earned between 2001 and 2007, 50% of the profits between 2008 and 2013 and 35% of the profits earned between 2014 and 2020. BSN is entitled to appoint four of the seven Board of Directors of the Chengdu JV for the first seven years of its operations and is thereafter entitled to appoint three of the seven directors.

         c) On September 29, 2000, CBB - BVI purchased the shares held by the third party (see Note 8(a)). As a result of this transaction, CBB - BVI owns 100% of BSN.

         d) On November 25, 2000, BSN signed a joint venture agreement with Deyang Guangshi Network Development Ltd. ("Deyang Guangshi") to establish Deyang Guangshi Big Sky Ltd. ("Deyang JV"), the purpose of which is to develop an advanced broadband software and hardware platform for data transmission and internet related business in the Deyang area. Under the terms of the joint venture agreement, Deyang Guangshi agreed to provide the entire software and hardware data transmission platform of its Deyang HFC network and the rights to use all of its facilities and equipment. BSN is required to contribute $4,500,000 to the Deyang JV in cash or equipment. Over the Deyang JV's 20 year term, BSN will be entitled to receive 80% of the profits earned between 2001 and 2005, 60% of the profits between 2006 and 2010, 50% of the profits earned between 2011 and 2015, and 40% of the profits earned between 2016 and 2020. BSN is entitled to appoint four of the seven Board of Directors of the Deyang JV for the first ten years of its operations and is thereafter entitled to appoint three of the seven directors.

                           6,900,657 SHARES TO BE SOLD
                             BY CURRENT SHAREHOLDERS

                                     [LOGO]

                                  COMMON STOCK

                                   PROSPECTUS



                                  APRIL 6, 2000




================================================================================

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

AMOUNT TO BE PAID

SEC registration fee                                        $13,094
Printing and engraving expenses                             $10,000
Legal fees and expenses                                    $125,000
Accounting fees and expenses                               $125,000
Blue Sky qualification fees and expenses                     $5,000
Miscellaneous fees                                          $20,000
                                                            -------
TOTAL:                                                     $298,094

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide for the indemnification of our officers and directors. Mandatory indemnification is required for present and former directors. However, the director must have conducted himself in good faith and reasonably believes that his conduct was in, or not opposed to, our best interests. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. Advances for expenses may be made if the director affirms in writing that he believes he has met the standards and that he will personally repay the expense if it is determined he did not meet the standards. We provide permissive indemnification for officers, employees or agents. Our Board must approve such indemnification and the standards and limitations are the same as for a director.

         We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding. Also, we are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him under our bylaws.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         On March 1, 1993, Institute for Counseling, Inc. (now China Broadband Corp.) issued 2,000,000 shares of our common stock on a private placement basis pursuant to Section 4(2) of the Securities Act of 1933, to our founder, Phillip Herr, for an aggregate offering price of $100 in cash.

         On September 30, 1998, Institute for Counseling, Inc. (now China Broadband Corp.) issued a total of 200,000 shares of our common stock to two investors, MDI Small Cap Fund (100,000) and Murdoch & Company (100,000), at $0.15 per share for proceeds of $30,000. The offer and sale was made pursuant to an exemption from registration available under Rule 504 of Regulation D of the Securities Act.

         On February 15, 1999, Institute for Counseling, Inc. (now China Broadband Corp.) issued a total of 200,000 shares of our common stock to two investors, MDI Small Cap Fund (100,000) and Murdoch & Company (100,000), at $0.15 per share for proceeds of $30,000. The offer and sale was made pursuant to an exemption from registration available under Rule 504 of Regulation D of the Securities Act.

         On February 15, 1999, Institute for Counseling, Inc. (now China Broadband Corp.) issued a total of 119,000 shares of our common stock to 100 investors at $0.25 per share for proceeds of $29,750. The offer and sale was made pursuant to an exemption from registration available under Rule 504 of Regulation D of the Securities Act.

         On April 14, 2000, China Broadband Corp. issued 13,500,000 shares of common stock for all of the issued and outstanding stock of China Broadband
(BVI) Corp. to 18 shareholders of China Broadband (BVI) Corp., including Matthew Heysel, our Chief Executive Officer, Daming Yang, our President, Wei Yan, Kai Yeng, Qifeng

Xue, Donghe Xue, Lu Wang, Wallace Nesbitt, Western Capital, Pamela Hallisey, R. Scott Hutcheson, David Beatty, Fevzi Ogelman, Malcolm Albery, Lombard Odier & Cie, 850015 Alberta Ltd., 728871 Alberta Ltd. and 588063 Alberta Ltd. No offer or sale was made by any form of general solicitation or general advertising. These shares were issued pursuant to an exemption from registration under
Section 4(2) of the Securities Act of 1933.

         On April 14, 2000, China Broadband Corp. issued 500,000 shares to accredited investors at $0.20 per share for gross proceeds of $100,000. No offer or sale was made by any form of general solicitation or general advertising. These securities were issued pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933 to the following Non-U.S. persons outside the United States: Precise Details, Inc., a company beneficially owned by Tom Milne, our Chief Financial Officer, Patrimer Investments Inc., Lobsinger Management Inc., Julie Poznanski, Carmen Kwan and Lombard Odier & Cie. We issued 50,000 shares to Richard M. Hurwitz, a director, in a private placement, pursuant to Section 4(2) of the Securities Act of 1933.

         On April 13, 2000, China Broadband Corp. granted options to officers, directors and consultants to China Broadband Corp. exercisable to acquire a total of 4,175,000 at $1.00 per share. No offer or sale was made by any form of general solicitation or general advertising.

         On May 12, 2000, China Broadband Corp. issued 1,530,000 shares to accredited investors at $1.00 per share for gross proceeds of $1,530,000. These securities were issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933. These securities were issued pursuant to an exemption from registration under Section 4(2) the Securities Act of 1933, to the following persons: R. Scott Hutcheson, Michael B. Beatty, Richard Hallisey, Richard Hurwitz, a director, Quarry Bay Investments Inc., Lobsinger Management Inc., David Doritty, Lombard Odier & Cie, Signet Management Limited, Value Investors International, Michael Lauer, Martin Garvey, Eric Hauser, James C. Kennedy, BBL (Ref. Aureus Capital), Transatlantic
Securities Ltd., James Pasieka, Allen Wu, Martin Maurel Gestion and Michael Binnion.

         On May 12, 2000, China Broadband Corp. issued 1,301,667 shares to accredited investors at $7.50 per share for gross proceeds of $9,762,503. These securities were issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933 to the following investors: David Doritty, Banque Privee Edmond de Rothschild Luxembourg, Gutzwiller SA, Pictet & Cie,Banquiers, CCF Capital Management, The Orbiter Fund, Ltd., The Viator Fund, Ltd., Lancer Offshore Inc., Lancer Partners Limited Partnership, Elizabeth C. Kennedy, Clariden Bank, Gestor Finance, Somangest Vesigest, BBL Ref.: Somangest, Banque Cantonale Vaudevoise, Pinnaton Ref. Innoven FCPI 1997 no. 1, Pinnaton Ref. Innoven FCPI 1998 no. 2, Credit Agriole, Indosuez, Lombard Odier & Cie and Transatlantic Securities Ltd.

         On September 29, 2000, China Broadband Corp. issued 1,133,000 shares to SoftNet at a deemed value of $7.50 per share as partial consideration for 50,000 shares of Big Sky Network. These securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

         In November 1, 2000, China Broadband Corp. granted options to officers, directors and employees to China Broadband Corp. exercisable to acquire a total of 650,000 at $7.50 per share. These securities were issued pursuant to an exemption from registration under Section 4(2) the Securities Act of 1933.

         On November 1, 2000, China Broadband Corp. issued warrants exercisable to acquire 100,000 shares at $7.50 per share to Tibor Gajdics, Al Charuk and Bo Wan International Ltd., each a non-U.S. Person outside the United States, in connection with consulting and investor relations services. These securities were issued pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933.

         On November 1, 2000, China Broadband Corp. issued warrants exercisable to acquire 50,790 shares at $7.50 per share to Canaccord International Ltd., a non-U.S. Person outside the United States, as a Financial Advisory Fee in connection with our acquisition of SoftNet's 50% interest in Big Sky Network. These securities were issued pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933.

         On November 1, 2000, China Broadband Corp. issued warrants to Kenneth Barnes, a non-U.S. Person outside the United States, exercisable to acquire a total of 50,000 at $1.00 per share. These securities were issued pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933.

         On February 2, 2001, China Broadband Corp. granted options exercisable to acquire 750,000 common shares at $7.50 per share to officers, directors and consultants. See "Stock Option and Warrant Grants". The securities were issued pursuant to an exemption from registration available under Regulation S and
Section 4(2) of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Except for contracts made in the ordinary course of business, the following are the material contracts that have been entered into by China
Broadband within the two years preceding the date of this registration statement:


   EXHIBIT NO.                                           DESCRIPTION

   3.1 (1)          Certificate of Incorporation of the Company consisting of the Articles of
                    Incorporation filed with the Secretary of the State of Nevada on February 9, 1993

   3.2 (5)          Certificate of Amendment to Articles of Incorporation of Institute For Counseling,
                    Inc. filed with the Secretary of the State of Nevada on March 22, 2000

   3.3 (3)          Certificate of Amendment to Articles of Incorporation of Institute For Counseling,
                    Inc. filed with the Secretary of the State of Nevada on April 14, 2000

   3.4 (1)          By-Laws of the Company, dated November 9, 1993

   5.1              Opinion of Counsel Re: Legality

   10.1(2)          Purchase Agreement for the Acquisition of China Broadband (BVI) Corp. among Institute
                    For Counseling, Inc. and China Broadband (BVI) Corp.

   10.2 (2)         Cooperative Joint Venture Contract For Shenzhen China Merchants Big Sky Network Ltd.

   10.3 (4)         Common Stock Purchase Agreement dated September 29, 2000, among SoftNet Systems,
                    Inc., China Broadband Corp. and Big Sky Network Canada Ltd.

   10.4 (4)         Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                    Broadband Corp., Big Sky Network Canada Ltd. and Matthew Heysel, for himself and as attorney-in-fact for Daming Yang, Kai Yang, Wei Yang, Jeff Xue, Donghe Xue, Lu Wang,
                    Wallace Nesbitt and Western Capital Corp.

   10.5 (4)         Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                    Broadband Corp., Big Sky Network Canada Ltd., China Broadband (BVI) Corp., Matthew
                    Heysel and Daming Yang.

   10.6 (5)         Cooperative Joint Venture Contract For Sichuan Huayu Big Sky Network Ltd. dated July
                    8, 2000

   10.7 (5)         Strategic Partnership Agreement Between Chengdu Huayu Information Industry Co., Ltd.
                    and Big Sky Network Canada Ltd.

   10.8 (5)         Cooperative Joint Venture Contract For Deyang Guangshi Big Sky Ltd. dated November
                    25, 2000

   10.9 (5)         Consulting Agreement MH Financial Management, for the services of Matthew Heysel

   10.10 (5)        China Broadband Stock Option Plan

   10.11 (5)        Form of Stock Option Agreement

   10.12 (5)        Form of Restricted Stock Purchase Agreement

   10.13 (5)        Letter Agreement dated July 25, 2000 by and between China Broadband Corp. and
                    Canaccord International Ltd.

                                                                              64



   10.14 (5)        Joint Development Agreement of City-Wide-Area High Speed Broadband and Data
                    Transmission Services Networks of China Between Big Sky Network Canada Ltd. and
                    Jitong Network  Communications Co. Ltd.

   10.15 (5)        Consulting Agreement Daming Yang

   10.16 (5)        Consulting Agreement and Precise Details Inc. for the services of Thomas Milne

   10.17 (8)        Agreement to the Establishment of Cooperation Joint Venture between Big Sky Network
                    Canada Ltd. and Zhuhai Cable Television Station, dated May 27, 1999

   10.18 (8)        Letter of Intent, dated March 1, 2000, between Big Sky Network Canada Ltd. and Dalian
                    Metropolitan Area Network Center

   10.19 (8)        Letter of Intent, dated November 8, 2000, between Big Sky Network Canada Ltd. and
                    Hunan Provincial Television and Broadcast Media Co. Ltd.

   10.20 (8)        Preliminary Agreement to Form a Contractual Joint Venture, dated March 8, 2001 between Big Sky Network Canada Ltd. and Changsa Guang Da Television

   10.21 (6)        Purchase and License Agreement, dated September 28, 2000, between China Broadband
                    Corp. and Nortel Networks Limited

   10.22 (6)        Amendment, dated January 1, 2001, to the Purchase and License Agreement between China
                    Broadband Corp. and Nortel Networks Limited

   10.23 (8)        Consulting Agreement, dated December 22, 2000, between China Broadband Corp and Barry
                    L. Mackie

   10.24 (8)        Consulting Agreement, dated October 1, 2000, between China Broadband Corp and Richard
                    Lam

   10.25 (8)        Consulting Agreement, dated October 1, 2000, between China Broadband Corp and Ping
                    Chang Yung

   10.26 (8)        Consulting Agreement, dated October 1, 2000, between China Broadband Corp and YungPC
                    AP

   10.27 (7)        Common Stock Purchase Agreement dated September 29, 2000, among SoftNet Systems,
                    Inc., China Broadband Corp. and Big Sky Network Canada Ltd.

   10.28 (7)        Termination Agreement dated September 29, 2000, among SoftNet  Systems,  Inc., China
                    Broadband Corp., Big Sky Network Canada Ltd. and Matthew  Heysel,  for himself and as attorney-in-fact  for Daming Yang, Kai Yang, Wei Yang, Jeff Xue, Donghe Xue, Lu Wang,
                    Wallace Nesbitt and Western Capital Corp.

   10.29 (7)        Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                    Broadband Corp., Big Sky Network Canada Ltd., China Broadband (BVI) Corp., Matthew
                    Heysel and Daming Yang

   16.1 (9)         Change in Auditor Letter of Amisano Hanson

   16.2 (10)        Change in Auditor Letter of Arthur Anderson LLP

   21.1 (5)         List of subsidiaries of registrant

   23.1             Consent of Jun He Law Office

   23.2             Consent of Deloitte & Touche LLP

(1)      Previously filed on Form 10-SB on December 2, 1999.
(2)      Previously filed on Form 8-K filed on April 28, 2000.
(3)      Previously filed on Form 10-KSB on July 11, 2000.
(4)      Previously filed on Form 8-K filed on September 29, 2000.
(5)      Previously filed on Form S-1 filed on December 6, 2000.


                                                                              65


(6) To be filed by amendment. The Company intends to file a request with respect to certain portions of the agreement pursuant to an application for confidential treatment to be filed with the Commission under Rule 24(b) - 2(b) of the Securities Exchange Act of 1934, as amended.
(7)      Previously filed on Form 8-K/A on December 12, 2000.
(8)      Previously filed on Form 10-KSB on March 28, 2001.
(9)      Previously filed on Form 8K on August 25, 2000.
(10)     Previously filed on Form 8K on September 26, 2000.

FINANCIAL STATEMENT SCHEDULES

         All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

ITEM 17.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The  undersigned   registrant  hereby  undertakes  to  provide  to  the
underwriter   at  the  closing   specified  in  the   underwriting   agreements,
certificates in such denominations and registered in such names by the underwriter to permit prompt delivery to each purchaser.

         The undersigned registrant hereby undertakes that:

         a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

         b) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada on April 6, 2001.

                                  CHINA BROADBAND CORP.


                                  By: /S/ MATTHEW HEYSEL
                                  -----------------------
                                  Matthew Heysel, Chief Executive
                                  Officer and Director

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mathew Heysel and Thomas Milne, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or each of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April6, 2001.


      SIGNATURE                              TITLE                                  DATE


/S/ MATTHEW HEYSEL
---------------------------
    Matthew Heysel             Chief Executive Officer and Director              April 6, 2001
                               (Principal Executive Officer)

/S/ DAMING YANG
---------------------------
    Daming Yang                President and Director                            April 6, 2001


/S/ THOMAS MILNE
---------------------------
    Thomas Milne               Chief Financial Officer and Director              April 6, 2001
                               (Principal Financial Officer)

/S/ IAN AARON
---------------------------
    Ian Aaron                  Director                                          April 6, 2001


/S/ JOHN BROOKS
---------------------------
    John Brooks                Director                                          April 6, 2001


/S/ RICHARD HURWITZ
---------------------------
    Richard Hurwitz            Director                                          April 6, 2001


EXHIBIT INDEX


   EXHIBIT NO.                                           DESCRIPTION

   3.1 (1)          Certificate of Incorporation of the Company consisting of the Articles of
                    Incorporation filed with the Secretary of the State of Nevada on February 9, 1993

   3.2 (5)          Certificate of Amendment to Articles of Incorporation of Institute For Counseling,
                    Inc. filed with the Secretary of the State of Nevada on March 22, 2000

   3.3 (3)          Certificate of Amendment to Articles of Incorporation of Institute For Counseling,
                    Inc. filed with the Secretary of the State of Nevada on April 14, 2000

   3.4 (1)          By-Laws of the Company, dated November 9, 1993

   5.1              Opinion of Counsel Re: Legality

   10.1(2)          Purchase Agreement for the Acquisition of China Broadband (BVI) Corp. among Institute
                    For Counseling, Inc. and China Broadband (BVI) Corp.

   10.2 (2)         Cooperative Joint Venture Contract For Shenzhen China Merchants Big Sky Network Ltd.

   10.3 (4)         Common Stock Purchase Agreement dated September 29, 2000, among SoftNet Systems,
                    Inc., China Broadband Corp. and Big Sky Network Canada Ltd.

   10.4 (4)         Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                    Broadband Corp., Big Sky Network Canada Ltd. and Matthew Heysel, for himself and as attorney-in-fact for Daming Yang, Kai Yang, Wei Yang, Jeff Xue, Donghe Xue, Lu Wang,
                    Wallace Nesbitt and Western Capital Corp.

   10.5 (4)         Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                    Broadband Corp., Big Sky Network Canada Ltd., China Broadband (BVI) Corp., Matthew
                    Heysel and Daming Yang.

   10.6 (5)         Cooperative Joint Venture Contract For Sichuan Huayu Big Sky Network Ltd. dated July
                    8, 2000

   10.7 (5)         Strategic Partnership Agreement Between Chengdu Huayu Information Industry Co., Ltd.
                    and Big Sky Network Canada Ltd.

   10.8 (5)         Cooperative Joint Venture Contract For Deyang Guangshi Big Sky Ltd. dated November
                    25, 2000

   10.9 (5)         Consulting Agreement MH Financial Management, for the services of Matthew Heysel

   10.10 (5)        China Broadband Stock Option Plan

   10.11 (5)        Form of Stock Option Agreement

   10.12 (5)        Form of Restricted Stock Purchase Agreement

   10.13 (5)        Letter Agreement dated July 25, 2000 by and between China Broadband Corp. and
                    Canaccord International Ltd.

   10.14 (5)        Joint Development Agreement of City-Wide-Area High Speed Broadband and Data
                    Transmission Services Networks of China Between Big Sky Network Canada Ltd. and
                    Jitong Network  Communications Co. Ltd.

   10.15 (5)        Consulting Agreement Daming Yang

   10.16 (5)        Consulting Agreement and Precise Details Inc. for the services of Thomas Milne

   10.17 (8)        Agreement to the Establishment of Cooperation Joint Venture between Big Sky Network
                    Canada Ltd. and Zhuhai Cable Television Station, dated May 27, 1999

   10.18 (8)        Letter of Intent, dated March 1, 2000, between Big Sky Network Canada Ltd. and Dalian
                    Metropolitan Area Network Center

                                                                              68



   10.19 (8)        Letter of Intent, dated November 8, 2000, between Big Sky Network Canada Ltd. and
                    Hunan Provincial Television and Broadcast Media Co. Ltd.

   10.20 (8)        Preliminary Agreement to Form a Contractual Joint Venture, dated March 8, 2001 between Big Sky Network Canada Ltd. and Changsa Guang Da Television

   10.21 (6)        Purchase and License Agreement, dated September 28, 2000, between China Broadband
                    Corp. and Nortel Networks Limited

   10.22 (6)        Amendment, dated January 1, 2001, to the Purchase and License Agreement between China
                    Broadband Corp. and Nortel Networks Limited

   10.23 (8)        Consulting Agreement, dated December 22, 2000, between China Broadband Corp and Barry
                    L. Mackie

   10.24 (8)        Consulting Agreement, dated October 1, 2000, between China Broadband Corp and Richard
                    Lam

   10.25 (8)        Consulting Agreement, dated October 1, 2000, between China Broadband Corp and Ping
                    Chang Yung

   10.26 (8)        Consulting Agreement, dated October 1, 2000, between China Broadband Corp and YungPC
                    AP

   10.27 (7)        Common Stock Purchase Agreement dated September 29, 2000, among SoftNet Systems,
                    Inc., China Broadband Corp. and Big Sky Network Canada Ltd.

   10.28 (7)        Termination Agreement dated September 29, 2000, among SoftNet  Systems,  Inc., China
                    Broadband Corp., Big Sky Network Canada Ltd. and Matthew  Heysel,  for himself and as attorney-in-fact  for Daming Yang, Kai Yang, Wei Yang, Jeff Xue, Donghe Xue, Lu Wang,
                    Wallace Nesbitt and Western Capital Corp.

   10.29 (7)        Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China
                    Broadband Corp., Big Sky Network Canada Ltd., China Broadband (BVI) Corp., Matthew
                    Heysel and Daming Yang

   16.1 (9)         Change in Auditor Letter of Amisano Hanson

   16.2 (10)        Change in Auditor Letter of Arthur Anderson LLP

   21.1 (5)         List of subsidiaries of registrant

   23.1             Consent of Jun He Law Office

   23.2             Consent of Deloitte & Touche LLP

(1)      Previously filed on Form 10-SB on December 2, 1999.
(2)      Previously filed on Form 8-K filed on April 28, 2000.
(3)      Previously filed on Form 10-KSB on July 11, 2000.
(4)      Previously filed on Form 8-K filed on September 29, 2000.
(5)      Previously filed on Form S-1 filed on December 6, 2000.
(6) To be filed by amendment. The Company intends to file a request with respect to certain portions of the agreement pursuant to an application for confidential treatment to be filed with the Commission under Rule 24(b) - 2(b) of the Securities Exchange Act of 1934, as amended.
(7)      Previously filed on Form 8-K/A on December 12, 2000.
(8)      Previously filed on Form 10-KSB on March 28, 2001.
(9)      Previously filed on Form 8K on August 25, 2000.
(10)     Previously filed on Form 8K on September 26, 2000.